As filed with to the Securities and Exchange Commission on October 17, 2022

PART II INFORMATION REQUIRED IN THE OFFERING CIRCULAR

Preliminary Offering Circular dated October 17, 2022

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time an offering circular that is not designated as a Preliminary Offering Circular is delivered and the offering statement filed with the Commission becomes qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

ONE CHESTNUT PARTNERS LLC

ONE CHESTNUT REALTY LLC

Units of Limited Liability Company Interest

$250,000 Minimum Offering Amount

$2,629,750 Maximum Offering Amount

One Chestnut Partners LLC (the “Company”) is a newly formed Delaware limited liability company organized for the sole purpose of acquiring a membership interest (the “Interest”) in One Chestnut Realty LLC, a New Hampshire limited liability company (“OpCo” and, together with the Company, the “Issuers”). On August 31, 2022, the Company completed a private placement of its Units, generating proceeds of $2,750,250 (the “Private Placement”). The Company used the proceeds of the Private Placement to acquire a 38.4% interest in OpCo. OpCo’s sole asset is a redeveloped eight-story industrial, office and warehouse/distribution building totaling approximately 430,800 net rentable square feet, including approximately 23,400 square feet of flex office space, approximately 105,800 square feet of industrial/manufacturing space and approximately 301,600 square feet of storage/warehouse space (the “Property”). The Property, which was originally built in 1915 as an industrial mill and was converted into its current use over the last few decades, is located on approximately 4.46 acres of land at One Chestnut Street, Nashua, New Hampshire. As of September 30, 2022, the Property is approximately 82.4% leased to over 50 tenants, with terms ranging from one to 12 years, with only four tenants individually accounting for more than 10% of OpCo’s annual rental revenue. See “Description of the Property—The Leases” beginning on page 20.

The Company is managed by MFD One Chestnut Partners LLC (the “Manager”), which is also the manager of OpCo. For additional information regarding the Manager, see “Management” beginning on page 25.

The Company intends to qualify to be treated as a partnership for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations” beginning on page 37. The mailing address of the principal executive offices of the Issuers is 200 Summit Drive, Suite 210, Burlington, Massachusetts 01803 and their telephone number is (617) 807-0963.

The Issuers are offering a minimum of $250,000 of units of limited liability company units, or Units, of the Company and a maximum of $2,629,750 of Units at an initial offering price of $250.00 per Unit. This offering is being made on a “best efforts” basis which means that no one is committed to purchasing any Units in this offering. OpCo has engaged LEX Markets LLC (the “Placement Agent”) to act as the lead placement agent in connection with this offering. The Placement Agent may engage additional independent broker dealers as soliciting brokers to assist in the distribution of this offering (the “Soliciting Brokers”). Neither the Placement Agent nor any Soliciting Brokers is obligated to purchase any Units or sell a specific amount of Units but will use its commercially reasonable “best efforts” to solicit purchases of the Units. OpCo will pay the Placement Agent a placement fee equal to 5.0% of the gross proceeds of the Units sold in this offering (the “Placement Fee”). The Placement Agent is responsible for compensating any Soliciting Brokers out of the Placement Fee, and the Placement Fee will not be increased as the result of the engagement of any Soliciting Brokers.

The minimum aggregate investment in the Units is $250,000, based on the initial public offering price of $250.00 per Unit. We expect to commence the offering of the Units promptly following the qualification of the offering statement of which this offering circular forms a part and to continue this offering until September 30, 2023. Subscription proceeds will be held in escrow until closing. If we do not receive subscriptions for the total minimum offering amount set forth herein by April 30, 2023, we will cancel this offering and the escrow agents will return promptly all subscription amounts, without interest, in compliance with Rule 10b-9 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution—Subscription Process” beginning on page 49. We reserve the right to terminate this offering for any reason at any time.

The Company will receive 100% of the proceeds from this offering. The Placement Agent has agreed to pay the expenses of this offering, other than the placement fee payable to the Placement Agent. As a result, this is a “no load” offering, and the investors will not be required to pay any organization or offering expenses. The Company will pay LEX Markets LLC an annual platform fee equal to 1.0% of the value of the public float of the Units, which will be initially based on the $250.00 offering price per Unit. The price per Unit will remain the same throughout the term of the offering. Following the completion of the offering, the value of the public float will be based on the average price per Unit for the last 90 calendar days of the immediately preceding calendar year. See “LEX Markets Trading Platform” beginning on page 36.

The Company intends to use all the proceeds of this offering to acquire the Interest. See “Use of Proceeds” beginning on page 17. The Issuers expect that the sole source of funds for any distributions paid in respect of the Units will be distributions from OpCo resulting from our ownership of the Interest. See “Our Distribution Policy” beginning on page 18.

This offering is intended to qualify as a “Tier 2” offering pursuant to Regulation A promulgated under the Securities Act of 1933, as amended, or the Securities Act. In preparing this offering circular, the Issuers have elected to comply with the offering circular disclosure requirements specified in Form 1-A under Regulation A.

Because this offering is being conducted pursuant to Regulation A under the Securities Act, the Issuers are subject to reduced reporting requirements than otherwise required for registration statements filed under the Securities Act. Consequently, investors in this offering will have less information about the Issuers than would be available regarding an issuer of registered securities. This lack of information may make it more difficult for an investor to evaluate an investment in the Units. See “Risk Factors — We are subject to reduced reporting requirements which may make it more difficult for investors to evaluate an investment in the Units.”

In connection with this offering, the Issuers intend to seek to have the Units admitted to trading on an “alternative trading system” (the “ATS”) to be maintained by LEX Markets LLC. See “LEX Markets Trading Platform” beginning on page 36. However, there can be no assurance that an active trading market for the Units will be established or, if established, maintained. As a result, the liquidity of your investment in the Units may be limited. The Manager has not previously acted as a sponsor of any prior investment program for which a date or time period for liquidation of the program was disclosed in the offering materials.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Investing in the Units involves a high degree of risk, including material income tax risks and risks arising from potential conflicts of interest between the Manager, OpCo and the Company. See “Risk Factors” beginning on page 6 for risks you should consider before buying the Units. You should purchase these securities only if you can afford a complete loss of your investment.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS PASSED UPON THE MERITS OF OR GIVEN ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THIS OFFERING, NOR DO ANY OF THEM PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

	Price to public	Placement Agent fees		Proceeds to us (1)
Per unit	$250.00		(1)	$250.00
Total minimum	$250,000		(1)	$250,000
Total maximum	$2,629,750		(1)	$2,629,750

(1)	OpCo has agreed to pay the Placement Agent a placement fee equal to 5.0% of the gross proceeds of the Units sold in this offering and to reimburse the Placement Agent for certain expenses. The Placement Agent has agreed to pay the expenses of this offering and is responsible for any expenses in excess of the total placement fee and has already paid certain additional expenses of the Placement Agent totaling $[—], the details of which are described under the heading “Plan of Distribution” beginning on page 49. We are not obligated to reimburse the Placement Agent for such expenses. Accordingly, the Company will receive 100% of the proceeds of the offering, all of which will be used by us to acquire the Interest in OpCo. See “Use of Proceeds” and “Plan of Distribution.”

This Offering Circular follows the Offering Circular disclosure format.

LEX MARKETS LLC

The date of this offering circular is October __, 2022

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

In this offering circular, One Chestnut Partners LLC is referred to as the “Company.” The co-issuer of this offering, One Chestnut Realty LLC, is referred to as “OpCo.” The Company and OpCo are referred to together as the “Issuers,” “we,” “us” or “our.” MFD One Chestnut Partners LLC, in its capacity as the managing member of the Company, is referred to as the “Manager” and in its capacity as the manager of OpCo, are referred to as the “OpCo Manager.”

Please carefully read the information in this offering circular and any accompanying offering circular amendments and supplements, which we refer to collectively as the offering circular. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with different information. This offering circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this offering circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This offering circular is part of an offering statement that we filed with the Securities and Exchange Commission (the “SEC”), using a continuous offering process. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

We are offering to sell, and seeking offers to buy, the Units only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this offering circular. We have not, and the Placement Agent has not, authorized anyone to provide you with any information other than the information contained in this offering circular. The information contained in this offering circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this offering circular nor any sale or delivery of the Units shall, under any circumstances, imply that there has been no change in our affairs since the date of this offering circular. This offering circular will be updated and made available for delivery to the extent required by the federal securities laws.

The offering circular and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov, or on the LEX Markets Platform website, www.LEX-markets.com. The contents of the LEX Markets Platform website (other than the offering statement, this offering circular and the appendices and exhibits thereto) are not incorporated by reference in or otherwise a part of this offering circular.

The Manager and the Placement Agent will be permitted to make a determination that a purchaser of Units in this offering is a “qualified purchaser” in reliance on the information and representations provided by the investor regarding the investor’s financial situation. Before making any representation that an investment does not exceed applicable thresholds, we encourage investors to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage investors to refer to www.investor.gov.

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STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

Some of the statements in this offering circular constitute forward-looking statements. These statements relate to future events or our future financial performance, plans and objectives. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “plans,” “assumes,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “will,” and similar words or phrases or the negative or other variations thereof or comparable terminology. All forward-looking statements are predictions or projections and involve known and unknown risks, estimates, assumptions, uncertainties and other factors that may cause our actual transactions, results, performance, achievements and outcomes to differ adversely from those expressed or implied by such forward-looking statements.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this offering circular, including in “Risk Factors” and elsewhere, identify important factors that you should consider in evaluating our forward-looking statements.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this offering circular or otherwise make public statements in order to update our forward-looking statements beyond the date of this offering circular.

MARKET AND OTHER INDUSTRY DATA

This offering circular includes market and other industry data and estimates that are based on our management’s knowledge and experience in the markets in which we operate. The sources of such data generally state that the information they provide has been obtained from sources they believe to be reliable, but we have not investigated or verified the accuracy and completeness of such information. Our own estimates are based on information obtained from our and our affiliates experience in the markets in which we operate and from other contacts in these markets. We are responsible for all of the disclosure in this offering circular, and we believe our estimates to be accurate as of the date of this offering circular or such other date stated in this offering circular. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that market and other industry data included in this offering circular, and estimates and beliefs based on that data, may not be reliable.

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SUMMARY

This offering summary highlights information contained elsewhere and does not contain all of the information that investors should consider in making their investment decisions. Before investing in the Units, investors should carefully read this entire offering circular, including the financial statements and related notes included herein. Investors should also consider, among other information, the matters described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Issuers

Overview

One Chestnut Partners LLC, or the Company, is a newly formed Delaware limited liability company organized for the sole purpose of acquiring an additional membership interest (the “Additional Interest”) in One Chestnut Realty LLC, a New Hampshire limited liability company, or OpCo. OpCo’s sole asset is a recently redeveloped eight-story mixed-use building totaling approximately 430,800 net rentable square feet located at One Chestnut Street, Nashua, New Hampshire.

On August 31, 2022, the Company completed a private placement of its Units, generating proceeds of $2,750,250 (the “Private Placement”). The Company used the proceeds of the Private Placement to acquire a 38.4% interest in OpCo (the “Initial Interest”). The Initial Interest and the Additional Interest are referred to herein as the “Interest.” Upon the completion of this offering, the Company will acquire the Additional Interest in exchange for a capital contribution equal to the proceeds of this offering. The Interest will entitle the Company to receive up to a 75% share of the profits and losses of OpCo, with the exact amount being dependent upon the amount of the Additional Interest, which will be determined by dividing the gross proceeds of this offering by $7,170,000 which is the approximate market value of OpCo’s equity in the Property (as defined below) as determined by the OpCo Manager. If we sell Units equal to the total minimum offering amount set forth on the cover of this offering circular, we estimate the Company’s proportionate share will be 41.8%. If we sell Units equal to the total maximum offering amount set forth on the cover of this offering circular, we estimate that the Company’s proportionate share will be 75%.

The Company intends to qualify to be treated as a partnership for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations” beginning on page 37. As members of a limited liability company that will elect to be taxed as a partnership, the holders of Units will receive annual Schedule K-1s following the end of each taxable year. Schedule K-1s are usually complex and may require investors to retain sophisticated tax experts to assist the taxpayer in preparing its tax return. See “Risk Factors—Risks Related to Tax Considerations” beginning on page 15. The mailing address of our principal executive offices is 200 Summit Drive, Suite 210, Burlington, Massachusetts 01803 and our telephone number is (617) 807-0963.

The Manager

MFD One Chestnut Partners LLC, the Manager, is responsible for directing the management of the Company’s business and affairs and implementing its investment strategy. The Manager and its officers and managers are not required to devote all of their time to the Company’s business and are only required to devote such time to the Company’s affairs as their duties require. The Manager performs its duties and responsibilities to the Company pursuant to the terms of Company’s limited liability company agreement, or the Operating Agreement. The Manager will not receive any compensation for serving as the managing member of the Company. The Manager also serves as the manager of OpCo. In such capacity, the Manager provides accounting and administrative services, asset management services and disposition services for the OpCo. For additional information regarding the Manager, see “Management” beginning on page 25.

The Property Manager

Manzo Freeman Development LLC, an affiliate of the Manager, or the Property Manager, manages the Property. Pursuant to the terms of the property management agreement between the Property Manager and OpCo that will be entered into and executed upon the closing of this offering, the Property Manager will be paid an aggregate monthly asset management and property management fee equal to 4% of all amounts actually received for the benefit of OpCo for the prior calendar month for rental of space in the Property or the provision of services to the tenants. OpCo also will pay the Property Manager an annual management fee of $25,000, payable quarterly at the end of each quarter, to compensate the Property Manager for the performance of its obligations under the OpCo operating agreement. The Property Manager is also entitled to receive a construction supervision fee equal to 5% of the hard costs of any capital improvement or tenant improvement project at the Property for which the Property Manager has been requested by OpCo to supervise or oversee. In addition, the Property Manager is entitled to receive a leasing fee for new leases and/or amendments or extensions with tenants whose gross rental rates that start at (1) $14.00 per square foot per year or higher in an amount equal to $1.25 per square foot per year of lease term if no broker is involved and $1.875 per square foot per year of lease term (split with a tenant broker pursuant to a separate agreement) if a tenant broker is involved, (2) between $10.00 up and including $13.99 per square foot per year in an amount equal to $1.00 per square foot per year of lease term if no broker is involved and $1.50 per square foot per year of lease term (split with a tenant broker pursuant to a separate agreement) if a tenant broker is involved and (3) $9.99 per square foot or lower in an amount equal to $0.75 per square foot per year of lease term if no broker is involved and $1.125 per square foot per year of lease term (split with a tenant broker pursuant to a separate agreement) if a tenant broker is involved. The property management agreement continues for successive one-year periods, unless terminated by OpCo by written notice to the Property Manager at least 30 days prior to the end of the then existing term or by Manager by written notice to OpCo at least 60 days prior to the end of the then existing term. For additional information regarding the Property Manager, see “Description of the Property—Property Management Agreement” beginning on page 21.

The Property

The Property is an eight-story mixed-used building totaling approximately 430,800 net rentable square feet, including approximately 23,400 square feet of flex office space, approximately 105,800 square feet of industrial/manufacturing space and approximately 301,600 square feet of storage/warehouse space. The Property, which was originally built in 1915 as an industrial mill and was converted into its current use over the last few decades, is located on approximately 4.46 acres of land at One Chestnut Street, Nashua, New Hampshire. The Property is subject to a first lien mortgage loan under which $10,660,000 was outstanding as of August 31, 2022. The loan agreement was entered into by and between OpCo and Middlesex Saving Bank on August 31, 2022, provides for interest-only monthly payments on the then outstanding principal of all advances, followed by principal and interest payments based on a 30-year amortization schedule for 72 months, commencing on September 1, 2025, with the remaining principal and unpaid interest payable on the final payment date. The loan bears interests at the fixed rate of 3.25% per annum through the initial maturity date.  For a more complete description of OpCo’s existing indebtedness, see “Description of the Property—Existing Indebtedness” beginning on page 21.

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The Property Leases

As of September 30, 2022, the Property was approximately 82.4% leased to over 50 tenants, with lease terms ranging from one to 12 years, and with only four tenants individually accounting for more than 10% of OpCo’s annual rental income. The top four tenants lease an aggregate of 249,037 net rentable square feet, comprising 57.8% of the Property’s total net rentable square footage, with a weighted average lease term (WALT) remaining of 7.6 years and an average rental rate of $5.16 per square foot. The average tenure of these top four tenants at the Property is 25.1 years. The aggregate net rentable area (NRA) square feet of leases expiring for the years ending December 2022, December 2023, and December 2024 are 6,779 square feet (1.6% of NRA), 16,627 square feet (3.9% of NRA), and 16,729 square feet (3.9% of NRA), respectively. The aggregate annual rent paid by all tenants was approximately $1,840,430 in 2021, and aggregate future minimum annual rent payable under non-cancelable operating leases by all tenants will be approximately $1,935,964 in 2022 and $1,816,286 in 2023. See “Description of the Property—The Property Leases” beginning on page 20.

Contribution Transaction

The Company will enter into a Contribution Agreement, or the Contribution Agreement, with OpCo. Pursuant to the terms of the Contribution Agreement, the Company will contribute the proceeds of this offering to OpCo in exchange for the Interest. The Interest will entitle the Company to receive a proportionate share of the profits and losses of OpCo of up to 75%, with the exact amount being determined by dividing the gross proceeds of this offering by $7,170,000 which is the market value of OpCo’s equity in the Property as established by the OpCo Manager. If we sell Units equal to the total minimum offering amount set forth on the cover page of this offering circular, we estimate that the Company’s proportionate share will be 41.8%. If we sell Units equal to the total maximum offering amount set forth on the cover of this offering circular, we estimate that Company’s proportionate share will be 75%. For additional information, see “Contribution Agreement” beginning on page 28.

Organizational Chart

The organizational chart set forth below sets forth the ownership structure of OpCo after giving effect to the Contribution Transaction, assuming the total maximum offering amount has been raised in this offering.

Contribution Transaction

(assumes Maximum Offering Amount)

Public Investors
Michael K. Manzo
100%
TMC Series LLC
10,519 Units
1 Unit
*One Chestnut Partners LLC
Issuer
Manager
MFD One Chestnut Partners LLC
50% /
Manager
50%
Equity Trust Company
CFBO Joseph C. Freeman IRA
75%
OpCo
Manager
100%
Managing Member
One Chestnut Realty LLC
25%
One Chestnut Investors LLC
100%
Property
Manager /
Asset
Manager
Manzo Freeman
Development LLC

*11,002 Current Units Outstanding
21,521 Total Units outstanding upon completion of offering

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The Offering

Issuers	One Chestnut Partners LLC and One Chestnut Realty LLC

Securities offered	Units of limited liability company interest (“Units”). The Units will have the terms described under “Description of Units.”

Distributions	We expect that the sole source of funds for any distributions paid in respect of the Units will be distributions from OpCo resulting from the Company’s ownership of the Interest. The Manager will distribute all funds received by the Company from OpCo, net of expense (principally the Platform Fee payable to LEX Markets LLC), to the holders of the Units within ten (10) business days following receipt. See “Distribution Policy” on page 18.

Price per Unit	$250.00

Offering Type	This offering is being made on a “best efforts” basis and is intended to qualify as a “Tier 2” offering pursuant to Regulation A promulgated under the Securities Act.

Total Minimum Offering Amount/Total Maximum Offering Amount	We are offering a minimum amount of $250,000 of the Units (the “Total Minimum Offering Amount”) and a maximum of up to $2,629,750 of the Units (the “Total Maximum Offering Amount”).

Minimum and Maximum Investment	There is a $2,500.00 minimum investment requirement, or at least ten Units at $250.00 per Unit, and the maximum amount that each investor can purchase is subject to the investment threshold described under “Plan of Distribution—Investment Threshold” on page 49. We can waive the minimum and maximum purchase requirements on a case-by-case basis in our sole discretion. Subscriptions, once received, are irrevocable by the investors but can be rejected by us.

Placement Agent	We have engaged LEX Markets LLC (the “Placement Agent”) to act as the lead placement agent in connection with this offering. The Placement Agent may engage additional independent broker dealers as soliciting brokers to assist in the distribution of this offering (the “Soliciting Brokers”). Neither the Placement Agent nor any Soliciting Broker is obligated to purchase any Units or sell a specific amount of Units, but will use its commercially reasonable “best efforts” to solicit purchases of the Units.

Payment for Units	After the qualification by the SEC of the offering statement of which this offering circular is a part, investors can make payment of the purchase price (i) for investors holding or opening brokerage accounts with LEX Markets LLC, by funding that account by automated clearing house (ACH) debit transfer and following the subscription instructions on the LEX Markets website or (ii) for investors investing more than $50,000 through the manual subscription process, who desire to hold their Units at another U.S. brokerage firm, by wiring funds into a segregated non-interest bearing account at Bank of America, N.A. held by Computershare Trust Company, N.A. until the initial closing date of this offering, which shall occur on the date that the Total Minimum Offering Amount has been raised. See “Plan of Distribution—Subscription Process” On the closing date, the funds in the account will be released to the Company and the associated Units will be issued to the investors in this offering. If there is no closing of this offering, the funds deposited in the escrow account will be returned promptly to the investors in compliance with Rule 10b-9 under the Exchange Act.

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The Platform	LEX Markets LLC operates the LEX Markets Platform located at www.LEX-markets.com that enables investors to become equity holders in companies that own real estate properties. Through the LEX Markets Platform, investors can browse and screen potential property investments, view details of an investment and sign contractual documents online. After the qualification by the SEC of the offering statement of which this offering circular is a part, the offering will be conducted through the facilities of the LEX Markets Platform, whereby investors will receive, review, execute and deliver subscription agreements electronically. The Company will pay LEX Markets LLC an annual platform fee equal to 1.0% of the value of the public float of the Units (the “Platform Fee”), which will initially be based on the $250.00 offering price per Unit. The price per Unit will remain the same throughout the term of the offering. Following completion of the offering, the public float will be based on the average price per Unit for the last 90 calendar days of the immediately preceding calendar year. For additional information, see “Plan of Distribution – Procedures for Subscribing” and “LEX Markets Trading Platform” on pages 49 and 36, respectively.

Termination Date	The offering will terminate without closing, and all subscription amounts will be promptly returned by the escrow agents in compliance with Rule 10b-9, if: (1) we do not receive subscriptions for the Total Minimum Offering Amount on or before April 30, 2023 or (2) we elect to terminate the offering prior to receiving subscriptions for the Total Minimum Offering Amount in our sole discretion. If we do not receive subscriptions for the Total Minimum Offering Amount on or before April 30, 2023, we will cancel this offering and the escrow agents will return promptly all subscription amounts, without interest, in compliance with Rule 10b-9 under the Exchange Act.

Use of Proceeds

Upon the completion of this offering, the Company will acquire the Additional Interest in exchange for a capital contribution equal to the proceeds of this offering. The Company will contribute all of the proceeds from this offering to OpCo in exchange for the Additional Interest. The Interest will entitle the Company to receive a proportionate share of the profits and losses of OpCo of up to 75%, with the exact amount being dependent upon the amount of the Additional Interest, which will be determined by dividing the gross proceeds of this offering by $7,170,000 which is the market value of OpCo’s equity in the Property as determined by OpCo Manager. If we sell Units equal to the Total Minimum Offering Amount, we estimate that Company’s proportionate share will be 41.8%. If we sell Units equal to the Total Maximum Offering Amount, we estimate that Company’s proportionate share will be 75%.  See “Contribution Agreement” beginning on page 28. OpCo will use the amount contributed by the Company pursuant to the Contribution Agreement to redeem a portion of the outstanding membership interests in OpCo.

Servicing and Paying Agent	We may engage a third party to act as a servicing and paying agent. We expect that the fee for any such servicing and paying agent will be paid by LEX Markets LLC. See “Distribution Policy” on page 18.

Limitation on Your Investment Amount

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A, which states that no sale of securities may be made:

In a Tier 2 offering of securities that are not listed on a registered national securities exchange upon qualification, unless the purchaser is either an accredited investor (as defined in Rule 501 (§230.501)) or the aggregate purchase price to be paid by the purchaser for the securities (including the actual or maximum estimated conversion, exercise, or exchange price for any underlying securities that have been qualified) is no more than ten percent (10%) of the greater of such purchaser’s:

(1) Annual income or net worth if a natural person (with annual income and net worth for such natural person purchasers determined as provided in Rule 501 (§230.501)); or

(2) Revenue or net assets for such purchaser’s most recently completed fiscal year end if a non-natural person.

Trading Market	In connection with this offering, we intend to seek to have the Units admitted to trading on an “alternative trading system” or, ATS, maintained by LEX Markets LLC. See “LEX Markets Trading Platform” beginning on page 36. However, there can be no assurance that an active trading market for the Units will be established or, if established, maintained. As a result, the liquidity of your investment in the Units may be limited. The Manager has not previously acted as a sponsor of any prior investment program for which a date or time period for liquidation of the program was disclosed in the offering materials.

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Information Requirements	Under the terms of the Contribution Agreement, OpCo and the Company will enter into an issuer servicing agreement with Largo Real Estate Advisors, Inc. (“Largo”), an independent service provider, pursuant to which OpCo will provide certain information regarding its ongoing business operations to Largo so that Largo can ensure the Company complies with its periodic reporting obligations under Regulation A. The failure by OpCo to provide the required information to Largo will constitute an event of default by OpCo under the Contribution Agreement, which will result in each holder of Units having the right to put its Units to OpCo. See “Contribution Agreement – Information Rights” on page 29. LEX Markets LLC will pay Largo an annual fee equal to 0.15% of the value of the public float of the Units.

Material U.S. Federal Income Tax Considerations	The Company intends to qualify to be treated as a partnership for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations” beginning on page 37.

Summary Risk Factors	●	The Company will be dependent on the Manager to operate its business.

	●	The Operating Agreement provides that the assets, affairs and business of the Company will be managed under the direction of the Manager. Holders of the Units will not have the right to elect or remove the Manager, and, unlike the holders of common shares in a corporation, will have only limited voting rights on matters affecting our business, and therefore limited ability to influence decisions regarding our business. Notwithstanding the foregoing, the authority of the Manager is restricted in the manner described in “Contribution Agreement—Management of OpCo” on page 28.

	●	The leases are subject to termination upon the occurrence of certain events of default. If one or more of leases are terminated as a result of an event of default, the value of your investment could be substantially reduced.

	●	The Company has no operating history, and as of the date of this offering circular, its total assets consist of a nominal amount of cash. There is no assurance that it will achieve its business objectives.

	●	The only source of funds for any distributions payable in respect of the Units will be distributions from OpCo relating to the Company’s ownership of the Interest.

	●	There is no guarantee that any secondary market for the Units will be established or, if established, maintained.

	●	Real estate investments are subject to general downturns in the industry as well as downturns in specific geographic areas. We cannot predict what the rental rate or performance will be for the Property if one or more of the existing leases is terminated. We also cannot predict the future value of the Property.

	●	OpCo’s ownership of the Property will be subject to risks relating to the volatility in the value of the underlying real estate, default on underlying income streams, fluctuations in interest rates, and other risks associated with the operation of real estate generally.

	●	Your investment in the Units will not be diversified.
	●	There is no assurance that you will be treated as a partner for U.S. federal income tax purposes.

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RISK FACTORS

An investment in the Units involves substantial risks. You should carefully consider the following risk factors in conjunction with the other information contained in this offering circular before purchasing the Units. The risks discussed in this offering circular could materially and adversely affect our business, operating results, prospects and financial condition. This could cause the value of the Units to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below represent those risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition as of the date of this offering circular.

The Company is a newly formed limited liability company with a limited operating history and its business model is untested.

The Company was formed in March 2022 and has a limited operating history as of the date of this offering circular. We cannot make any assurance that the Company’s business model will be successful. Since inception, the scope of the Company’s operations has been limited to our formation and conducting this offering. It is difficult to predict whether its business model will succeed or if there will ever be any value in the Units.

Investors purchasing the Units will not be purchasing an interest in a diversified portfolio of real estate assets.

The sole source of funds for any distributions paid in respect of the Units will be distributions from OpCo relating to the Company’s ownership of the Interest in OpCo. Investors purchasing the Units will not have the benefit of a diversified portfolio of real estate assets. A consequence of limiting our scope of operations to an investment in a single property is that the aggregate value of the Units is expected to correlate to the value of the Property, which may fluctuate significantly.

Distributions the Company receives from OpCo may be less than estimated, and the Company may experience a decline in realized revenues from time to time, which could adversely affect the value of the Units and the distributions you may receive.

The Property may not achieve the revenues that we anticipate based on its prior performance. Revenues are tied to the leases at the Property. If the distributions the Company receives from OpCo are less than estimated, the value of the Units and the distributions you may receive could decline. OpCo’s revenues could decrease in the future as a result of lease terminations and the then-existing competitive pricing pressure in the local market as well as general economic downturn and the changes in the desirability of the Property compared to other properties. Depending on market rental rates at any given time as compared to expiring leases on the Property, from time-to-time rental rates for expiring leases may be higher than starting rental rates for new leases. If OpCo is unable to obtain sufficient rental rates for the Property, the cash distributions to investors may be materially and adversely affected.

The performance of the Property will fluctuate with general and local economic conditions.

The successful operation of any real estate asset is significantly related to general and local economic conditions. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels and other economic events may decrease demand for real estate, which can result in a greater likelihood of defaults under the existing leases and lower rent and lower occupancy levels. As a result, these factors may adversely affect the value of the Property, the value of the Units and distributions paid to holders of the Units from the operation of the Property.

Investment in the Units is speculative, and each investor assumes the risk of losing his, her or its entire investment.

Investment in the Units is speculative and, by investing, you assume the risk of losing your entire investment. The Company has had no operations as of the date of this offering circular and will be solely dependent upon the efforts of the Manager and the operating results of the Property, all of which are subject to the risks described herein.

Accordingly, only investors who are able to bear the loss of their entire investment and who otherwise meet the investor suitability standards should consider purchasing the Units.

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The valuation of the Property may not reflect the price at which the Property could be sold to a third-party buyer.

The determination of the fair value of real estate assets involves significant judgment. The valuation of the Property is based, in part, on an appraisal, which is an estimate of the value based on a professional’s opinion and may not be an accurate predictor of the amount OpCo would actually receive if it sold the Property. Appraisals can be subjective in certain respects and rely on a variety of assumptions and conditions at a property or in the market in which the property is located, which may change materially after the appraisal is conducted. Among other things, market prices for comparable real estate may be volatile, particularly if there has been a lack of recent transactions in such market. Any resulting lack of observable transaction data may make it more difficult for a property appraiser to determine the fair value of a property. In addition, a portion of the data used by appraisers is based on historical information at the time the appraisal is conducted and subsequent changes to such data may not be adequately captured in the appraised value. Further, implicit in the determination of the market value of a property is a principal assumption that there will be a reasonable time to market the property. As a result, the market value may not reflect the actual realizable value that would be obtained in a rushed sale where time was of the essence.

Risks Related to the Property

OpCo’s performance and value are subject to risks associated with real estate assets and the real estate industry.

OpCo’s ability to make distributions depends on its ability to generate revenues in excess of expenses, scheduled principal payments on debt and capital expenditure requirements. Events and conditions generally applicable to owners and operators of real property that are beyond our control may decrease cash available for distribution and the value of the Property. These events include, among others, the following:

●	local oversupply or reduction in demand for properties comparable those owned by OpCo;

●	adverse changes in financial conditions of buyers, sellers and tenants of properties;

●	vacancies or OpCo’s inability to rent space on favorable terms, including possible market pressures to offer tenants rent abatements, tenant improvements, early termination rights or below-market renewal options, and the need to periodically repair, renovate and re-lease space;

●	increased operating costs, including insurance premiums, utilities, real estate taxes and state and local taxes;

●	civil unrest, acts of war, terrorist attacks and natural disasters, including earthquakes, floods and wildfires, which may result in uninsured or underinsured losses;

●	decreases in the underlying value of the Property;

●	changing submarket demographics; and

●	changing traffic patterns.

In addition, periods of economic downturn or recession, rising interest rates or declining demand for real estate, or the public perception that any of these events may occur, could result in a general decline in rents or an increased incidence of defaults under existing leases, which would adversely affect OpCo’s financial condition, results of operations, cash flows and its ability to make distributions.

Uninsured losses could substantially impact the operating results of the Property.

OpCo expects to maintain adequate insurance coverage against liability for personal injury and property damage at the Property. However, there can be no assurance that insurance will be sufficient to cover any such liabilities. Furthermore, insurance against certain risks, such as earthquakes, floods and/or terrorism, may be unavailable or available at commercially unreasonable rates or in amounts that are less than the full market value or replacement cost of the Property. In addition, there can be no assurance that particular risks that are currently insurable will continue to be insurable on an economical basis or that current levels of coverage will continue to be available. If a loss occurs that is partially or completely uninsured, OpCo may lose all or part of its investment in the Property. OpCo may become liable for any uninsured or underinsured personal injury, death or property damage claims arising from the operation of the properties.

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Investments in real estate are subject to other operating and maintenance risks.

The Property will be subject to those risks typically associated with investments in real estate. Fluctuations in construction costs, occupancy rates, rent schedules and operating expenses, among other factors, can adversely affect operating results and render the refinancing of a real estate asset difficult or unattractive. No assurance can be given that any real estate investment, including the Property, can be refinanced at amounts that would provide sufficient proceeds to pay the principal and interest on OpCo’s existing indebtedness. Factors that could affect the value of such real estate investments and that are generally beyond OpCo’s control include the validity and enforceability of leases, vacancy rates, financial resources of tenants, rent levels and sales levels in the local areas of such investments; adverse changes in local population trends, market conditions, neighborhood values, local economic and social conditions, supply and demand for property, competition, interest rates and real estate tax rates; governmental rules, regulations and fiscal policies, including the effects of inflation and enactment of unfavorable real estate, rent control, environmental or zoning laws, hazardous material laws, uninsured losses and other risks.

OpCo may be unable to lease vacant space or renew expiring leases on attractive terms or on a timely basis.

OpCo may not be able to retain or locate qualified tenants or replacement tenants upon the expiration or termination of a lease and, as a result, we could lose a significant source of revenue while OpCo remains responsible for the payment of its financial obligations. Initial tenants may not renew their leases upon the expiration of their terms and may attempt to terminate their leases prior to the expiration of their terms. The terms of a renewal or new lease, including the amount of rent, may be less favorable to OpCo than the current lease terms, or OpCo may be forced to provide tenant improvements at its expense or provide other concessions or additional services to maintain or attract tenants. Any of these factors could have a material adverse effect on OpCo’s results of operations and financial condition.

Failure by a significant number of tenants to make rental payments could have a material adverse effect on OpCo’s results of operations and financial condition.

Any downturn in the businesses of our tenants may significantly weaken their financial condition and result in them failing to make payments when due, declining to extend or renew leases upon expiration or declare bankruptcy or be subject to involuntary insolvency proceedings. Any of these actions could result in the termination of such tenants’ leases or the failure to renew a lease and the loss of rental income attributable to the terminated leases. The occurrence of any of these situations with respect to a major tenant could have a material adverse effect on our financial condition and results of operations.

OpCo’s storage/industrial space is subject to intense competition.

The market for storage/industrial space is highly competitive, and the Property will compete with other storage/industrial facilities outlets in and around Nashua, New Hampshire. As a result, tenants that might have been suitable for our space may choose to lease space in other buildings or locations, thereby potentially reducing the leasing demand for the Property. Additionally, overbuilding of storage/industrial space may occur in the immediate vicinity of the Property or in the broader geographic market which would increase the amount of rentable square footage available. Further, increased operating costs due to inflation may not be able to be offset by increased rental rates. There can be no assurance that the Property will be able to effectively compete for tenants in its market if one or more vacancies occur. In the event that OpCo’s rental space does not achieve the levels of profitability assumed by OpCo, its ability to make distributions could be negatively impacted.

Short-term leases expose OpCo to the effects of declining market rents.

Approximately 16% of net rentable square feet of leased space at the Property is currently leased to tenants with terms of three years or fewer. As the leases typically permit the tenants to leave at the end of the lease term without penalty, OpCo’s rental revenues will be impacted by declines in market rents more quickly than if the leases were for longer terms. If OpCo is unable to promptly renew the leases or relet the space, or if the rental rates upon renewal or reletting are lower than expected rates, then OpCo’s results of operations and financial condition may be adversely affected. If tenant do no experience increases in their revenue or if they experience decreases in their revenue, OpCo may be unable to increase or maintain rent and/or delinquencies may occur.

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Defaults or terminations of OpCo’s lease agreements could materially and adversely affect the distributions to be paid to the Company.

The amount of distributions payable by OpCo materially depends on the financial stability of the other parties to OpCo’s lease agreements. A default or termination under any of these agreements would cause the Property to lose the revenue associated with such agreement and may require OpCo to find an alternative source of revenue in order to generate income available for distribution to its members, including the Company. In the event of a default, consisting of a payment or covenant default that is not remedied within the requisite cure period, or bankruptcy of the other party, OpCo may experience delays in enforcing its rights under these agreements and may incur substantial costs re-renting the office space. If a tenant defaults under or terminates its lease with OpCo, OpCo may be unable to enforce its rights as a landlord without delays and might incur significant legal costs. In addition, OpCo may be unable to rent the resulting vacant space at the rates previously received. These events could materially and adversely affect the distributions to be paid from the operation of the Property to the Company. See “Description of the Property—The Leases.”

Litigation at the Property may reduce the value of the Property, the value of the Units and the amount of distributions to holders of the Units.

The operation of the Property carries certain specific litigation risks. Litigation may be commenced with respect to the Property in relation to activities that took place prior to OpCo’s investment in the Property. Litigation involving the Property could cause a disruption of operations of the Property and may reduce the value of the Property, the value of the Units and the amount of distributions to holders of the Units.

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An increase in property taxes may reduce the value of the Property, the value of the Units and the amount of distributions to holders of the Units.

The Property is subject to real property taxes and, in some instances, personal property taxes. Such real and personal property taxes may increase as property tax rates change and as the properties are assessed or reassessed by taxing authorities. An increase in property taxes on the Property could adversely affect OpCo’s results from operations and may reduce the value of the Property, the value of the Units and the amount of distributions to holders of the Units.

Costs associated with any latent environmental issues on the Property could reduce OpCo’s cash available for distribution to the Company.

If the real estate on which the Property is located is found to contain hazardous or toxic substances, OpCo might be required to expend considerable resources remediating the issues. If that were to occur, OpCo’s net distributable income available for distribution to its members, including the Company, could be reduced and the value of the Property could decrease below the amount paid for the Interest.

Risks Related to the LEX Markets Platform

LEX Markets is a development stage company with limited operating history. As a company in the early stages of development, LEX Markets faces increased risks, uncertainties, expenses and difficulties.

LEX Markets LLC (together with its parent LEX Markets Corp., “LEX Markets”) has a limited operating history. LEX Markets intends for current information about offerings and the performance of properties, including this offering and the Property, to be available on the LEX Markets Platform. LEX Markets and its contractors will be responsible for maintaining and expanding the LEX Markets Platform. If LEX Markets is unable to increase the capacity of the LEX Markets Platform and maintain the necessary infrastructure, or if LEX Markets is unable to make significant investments in the LEX Markets Platform on a timely basis or at reasonable costs, investors may not have access to the liquidity expected to be provided by the LEX Markets Platform.

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If LEX Markets were to enter bankruptcy proceedings or cease operations, the operation of the LEX Markets Platform would be interrupted.

If LEX Markets were to enter bankruptcy proceedings or were to cease operations, we would need to find an alternative to the LEX Markets Platform as a mechanism to provide liquidity for secondary trading. There can be no assurance that we would be able to qualify the Units for trading on any other platform.

Any significant disruption in service on the LEX Markets Platform or in its computer systems could reduce the attractiveness of the online platform and result in a loss of users.

If a catastrophic event resulted in a platform outage and physical data loss, the LEX Markets Platform’s ability to perform its obligations would be materially and adversely affected. The satisfactory performance, reliability, and availability of the LEX Markets Platform technology and its underlying hosting services infrastructure are critical to our ability to share information, provide customer service, positive reputation and ability to attract new investment opportunities, new investors, and retain existing investors.

Risks Related to Conflicts of Interest

General

The Manager is also the OpCo Manager. There may be circumstances under which OpCo wishes to take or refrain from taking certain actions that are not in the Company’s best interest. In those circumstances, the Manager may have a conflict of interest between the Company’s interests and the interests of OpCo. There is no assurance that the Manager will resolve any such conflict of interest in the Company’s favor.

The Company has agreed to limit remedies available to it and its investors for actions by the Manager that might otherwise constitute a breach of duty.

The Manager maintains a contractual, as opposed to a fiduciary relationship, with the Company and its investors. Accordingly, the Company and its investors will only have recourse and be able to seek remedies against the Manager to the extent it breaches its obligations under the Operating Agreement. Furthermore, the Company will agree in the Operating Agreement to limit the liability of the Manager and to indemnify the Manager against certain liabilities. These provisions may be detrimental to investors because they restrict the remedies available to them for actions that without those limitations might constitute breaches of duty, including fiduciary duties. In connection with purchasing the Units, investors will execute subscription documents including signature pages to the Operating Agreement pursuant to which they will become members of the Company and become subject to the provisions set forth in the Operating Agreement.

Risks Related to Investments in Real Estate

OpCo’s performance and the value of the Property are subject to risks associated with real estate investments and the real estate industry generally.

Deterioration of U.S. real estate fundamentals could negatively impact the performance of the Property. Furthermore, because real estate, like many other long-term investments, historically has experienced significant fluctuation and cycles in value, specific market conditions may result in occasional or permanent reductions in the value of the Property. Accordingly, the cash flow of the Property and thus the distributions to be paid to Unit holders will depend on many factors beyond the control of the Company, OpCo and the Manager, including: termination of the existing leases and resulting fluctuations in the average use and rental rates for the Property, changes in the availability of debt financing which may render the sale or refinancing of the Property difficult or impracticable, increases in property taxes and operating expenses, changes in environmental building and zoning laws, casualty or condemnation losses, changes in neighborhood values, changes in the appeal of the Property to those seeking storage/industrial space, various uninsured or uninsurable risks, increases in interest rates and the availability of mortgage funds which may render the sale or refinancing of the Property difficult or impracticable, environmental liabilities, acts of God, terrorist attacks, war and other factors.

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The distributions to be received from the Property may be affected by the risks typically associated with the operation and management of real estate properties.

Distributions from the Property may be adversely affected by a number of additional risks, including:

●	natural disasters such as hurricanes, earthquakes and floods and other unexpected environmental conditions;

●	acts of war or terrorism, including the consequences of terrorist attacks;

●	adverse changes in national and local economic and real estate conditions;

●	epidemics or pandemics (including COVID-19) or any escalation or worsening thereof;

●	an oversupply of (or a reduction in demand for) storage/industrial space in the area where the Property is located and the attractiveness of the Property to prospective tenants;

●	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

●	costs of remediation and liabilities associated with environmental conditions affecting properties; and

●	the potential for uninsured or underinsured property losses.

The value of a commercial real estate property is directly related to its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the Property. Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties. Any decrease in OpCo’s net distributable income would result in an immediate decrease in distributions payable to holders of the Units.

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to the Company.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent OpCo from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, if any. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce the amounts available for distribution to you.

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Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce the value of the Property and the distributions to be paid to the Company.

Certain losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases insist that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, if at all. OpCo may not maintain adequate coverage for such losses. If the Property incurs a casualty loss that is not fully insured, the value of the Property will be reduced by such uninsured loss, which could reduce the value of the Units and the distributions paid to holders of the Units. In addition, other than any working capital reserve or other reserves that may be established, no source of funding will exist to repair or reconstruct any uninsured damage.

Risks Related to Our Organization and Structure

Holders of the Units will not have the right to elect or remove the Manager and, unlike the holders of common shares in a corporation, will only have limited voting rights on matters affecting the Company’s business, and therefore limited ability to influence decisions regarding its business.

The Operating Agreement provides that the assets, affairs and business of the Company will be managed exclusively under the direction of the Manager. The Manager has the authority to make decisions on behalf of the Company and, in its capacity as the OpCo Manager, to make decisions on behalf of OpCo regarding (1) whether to issue additional units in either entity, (2) employment decisions, including the fees payable to the Manager and the OpCo Manager, and (3) whether to enter into material transactions with third parties, subject to the approval of the “independent representative,” as described under the heading “Contribution Agreement—Actions Requiring Representative Approval.” Investors do not have the right to elect or remove the Manager even if the Manager commits, among other things, fraud or other criminal misconduct, unless such conduct would be deemed to be a “disqualification event” under Regulation A. See “Contribution Agreement—Management of OpCo.” In addition, unlike the holders of common shares in a corporation, the holders of the Units have only limited voting rights on matters affecting the Company’s business, and therefore limited ability to influence decisions regarding its business.

Investors in the Units will have limited voting rights.

Holders of the Units will have voting rights only with respect to matters for which a vote is required under Delaware law, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Units and the liquidation of the Company.

Risks Related to Employee Benefit Plans and Individual Retirement Accounts

In some cases, if investors fail to meet the fiduciary and other standards under ERISA, the Internal Revenue Code of 1986, as amended, or common law as a result of an investment in the Units, investors could be subject to liability for losses as well as civil penalties.

There are special considerations that apply to investing in the Units on behalf of pension, profit sharing or 401(k) plans, health or welfare plans, individual retirement accounts or Keogh plans. If an investor is making an investment of the assets of any of the entities identified in the prior sentence in the Units, the investor should satisfy itself that:

●	the investment is consistent with your fiduciary obligations under applicable law, including common law, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”);

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●	the investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;

●	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;

●	the investment will not impair the liquidity of the trust, plan or IRA;

●	the investment will not produce “unrelated business taxable income” for the plan or IRA;

●	it will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the applicable trust, plan or IRA document; and

●	the investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil penalties, and can subject the fiduciary to liability for any resulting losses as well as equitable remedies. In addition, if an investment in the Units constitutes a prohibited transaction under the Code, the “disqualified person” that engaged in the transaction may be subject to the imposition of excise taxes with respect to the amount invested.

Risks Related to this Offering

If there is no active secondary market for the Units, you may have to hold your investment for an indefinite period.

The LEX Markets Platform intends to create a secondary market for the Units, but the LEX Markets Platform must attract sufficient liquidity for secondary trading to be possible. There can be no assurance that the LEX Markets Platform will achieve these objectives. There is currently no secondary market for the Units, and no secondary market may be established or, if established, maintained. If there is no active secondary market for the Units, investors may not be able to liquidate their investment. The Company is not obligated to redeem or liquidate the Units.

The requirements of complying on an ongoing basis with Regulation A of the Securities Act may strain our resources and divert management’s attention.

Because we are conducting an offering pursuant to Regulation A of the Securities Act, we will be subject to certain ongoing reporting requirements. Compliance with these rules and regulations may increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our resources. The requirements of Regulation A may also make it more expensive for us to obtain manager liability insurance and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. Moreover, as a result of the disclosure of information in this offering circular and in other public filings we make, our business operations, operating results and financial condition will become more visible, including to competitors and other third parties.

If we become subject to regulations governing investment companies, broker-dealers or investment advisers, our ability to conduct business could be adversely affected.

The SEC regulates to a substantial degree the manner in which “investment companies,” “broker-dealers” and “investment advisers” are permitted to conduct their business activities. We believe we will conduct our business in a manner that does not make us an investment company, broker-dealer or investment adviser, and we intend to continue to conduct our business to avoid any such characterizations. If, however, we are deemed to be an investment company, broker-dealer or investment adviser, we may be required to institute burdensome compliance requirements and our activities may be restricted, which would adversely affect our business and our ability to pay distributions to holders of the Units.

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No market or other independent valuation of the Company or any of our equity capital has been used to set the public offering price of the Units.

The public offering price of the Units has been determined solely by us, based on a number of factors, some of which bear no relation to established, formal valuation criteria such as assets, earnings, net worth or book value. We make no representations, whether express or implied, as to the value of the Units and there can be no assurance that the offering price of the Units represents the fair value thereof.

Risks Related to Tax Considerations

In addition to reading the following risk factors, you should read “Material U.S. Federal Income Tax Consequences” for a full discussion of the expected material U.S. federal income tax consequences of owning and disposing of Units.

Our tax treatment depends on each Issuer’s status as a partnership for U.S. federal income tax purposes, as well as our not being subject to entity-level taxation by individual states. If the IRS treats either Issuer as a corporation or it becomes subject to entity-level taxation, it would reduce the amount of cash available for distribution to you.

The after-tax economic benefit of an investment in the Units depends largely on each Issuer being treated as a partnership for U.S. federal income tax purposes. We have not requested, and do not plan to request, a ruling from the IRS on this or any other tax matter affecting us.

If either Issuer were treated as a corporation for U.S. federal income tax purposes, it would pay tax on its income at the corporate tax rate (which, at the federal level, is currently 21%). If the Company were treated as a corporation, distributions to you would generally be taxed again as corporate distributions, and no income, gains, losses or deductions would flow through to you. Because a tax would be imposed on the Company as a corporation, its cash available for distribution to you would be substantially reduced. Therefore, its treatment as a corporation would result in a material reduction in the after-tax return to the unitholders, likely causing a substantial reduction in the value of the Units.

Current law may change so as to cause either Issuer to be treated as a corporation for U.S. federal income tax purposes or otherwise subject us to entity-level taxation. In addition, because of widespread state budget deficits, several states are evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise and other forms of taxation. If any of these states were to impose a tax on us, the cash available for distribution to you would be reduced.

Holders of Units will receive partner information tax returns on Schedule K-1, which could increase the complexity of tax returns.

As members of a limited liability company that will elect to be taxed as a partnership, the holders of Units will receive annual Schedule K-1s following the end of each taxable year. The partner information tax returns on Schedule K-1 will contain information regarding the income items and expense items of Company and will allocate a portion of those items to you based on your percentage ownership in the Company. The preparation of annual tax returns for owners of real estate involve a complex series of calculations, and as a result, your Schedule K-1 may be more complicated that others you may have received. Additionally, if you have not received Schedule K-1s from other investments, you may find that preparing your tax return may require additional time, or it may be necessary for you to retain an accountant or other tax preparer, at an additional expense to you, to assist you in the preparation of your return.

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A successful IRS contest of the U.S. federal income tax positions we take may adversely affect the market for the Units, and the cost of any IRS contest will be borne by the unitholders.

Neither Issuer has requested a ruling from the IRS with respect to its treatment as a partnership for U.S. federal income tax purposes or any other matter affecting it. The IRS may adopt positions that differ from the positions we take. It may be necessary to resort to administrative or court proceedings to sustain some or all of the positions we take. A court may not agree with all of the positions we take. Any contest with the IRS may materially and adversely impact the market for the Units and the price at which they trade. In addition, the costs of any contest with the IRS will be borne indirectly by the unitholders because the costs will reduce cash available for distribution.

You may be required to pay taxes on income from the Company even if you do not receive any cash distributions from the Company.

You will be required to pay any U.S. federal income taxes and, in some cases, state and local income taxes on your share of the Company’s taxable income even if you receive no cash distributions from it. Although the Operating Agreement and the OpCo operating agreement require OpCo us to pay certain tax-related distributions, you may not receive sufficient cash distributions from the Company equal to your share of its taxable income or even the tax liability that results from that income.

Tax gain or loss on a disposition of Units could be more or less than expected.

If you sell your Units, you will recognize a gain or loss equal to the difference between the amount realized and your tax basis in those Units. A substantial portion of the amount realized, whether or not representing gain, may be ordinary income. In addition, if you sell your Units, you may incur a tax liability in excess of the amount of cash you receive from the sale.

Tax-exempt entities and regulated investment companies face unique tax issues from owning Units that may result in adverse tax consequences to them.

Investments in Units by tax-exempt entities, such as individual retirement accounts (known as IRAs), and regulated investment companies (known as mutual funds) raise issues unique to them. For example, some of the Company’s income allocated to organizations that are exempt from federal income tax, including individual retirement accounts and other retirement plans, may be unrelated business taxable income and may be taxable to them. It is not anticipated that any significant amount of the Company’s gross income will be qualifying income to a regulated investment company. If you are a tax-exempt entity or a regulated investment company, you should consult your tax advisor before investing in the Units.

The Company will treat each purchaser of Units as having the same tax benefits without regard to the actual Units purchased. The IRS may challenge this treatment, which could adversely affect the value of the Units.

Because, among other reasons, the Company cannot match transferors and transferees of Units, it will take depreciation and amortization positions that may not conform to all aspects of the Treasury Regulations. A successful IRS challenge to those positions could adversely affect the amount of tax benefit available to you. It also could affect the timing of these tax benefits or the amount of gain from the sale of Units and could have a negative impact on the value of the Units or result in audit adjustments to your tax returns.

16

USE OF PROCEEDS

We are offering a minimum of $250,000 of Units and a maximum of $2,629,750 of Units. This offering is being made on a “best efforts” basis which means that no one is committed to purchasing any Units in this offering. Accordingly, no assurance can be given as to the amount of Units sold in this offering. The proceeds of this offering will be used by the Company to acquire the Additional Interest. OpCo has agreed to pay the Placement Agent a placement fee equal to 5.0% of the gross proceeds of the Units sold in this offering. The Placement Agent has agreed to pay the expenses associated with this offering, including any fees payable to any Soliciting Brokers. As a result, this is a “no load” offering, and the investors will not be required to pay any organization or offering expenses. The Company will contribute 100% of the gross proceeds of this offering to OpCo to acquire the Interest.

The amount paid by us for the Additional Interest will be used by OpCo to redeem a portion of the limited liability company interests in OpCo outstanding as of the date of this offering circular. OpCo also used the proceeds of the Private Placement to redeem a portion of the outstanding limited liability company interests in OpCo.

17

DISTRIBUTION POLICY

The Company will make distributions to investors of the funds legally available for distribution. We expect that the sole source of funds for distributions will be distributions from OpCo resulting from the Company’s ownership of the Interest. The Manager will distribute all funds received from OpCo, net of expenses (principally the Platform Fee payable to LEX Markets LLC), within ten (10) business days of receipt. When distributions are made to holders of the Units, they will be made in accordance with the terms of the Operating Agreement. As set forth therein, each holder of Units will be entitled to its pro rata share of any distribution made by OpCo to the Company after all fees and expenses payable by the Company have been paid or otherwise provided for. Investors may incur their pro rata share of net losses or net gains for tax purposes, even if no funds are legally available for distribution, which may occur if the Company’s ability to make distributions is limited by third-party contractual provisions.

It is OpCo’s policy to declare quarterly distributions to its unitholders, including the Company; however, except as described below, OpCo has no contractual obligations to make distributions. The declaration and payment of quarterly distributions is subject to the review and approval of the OpCo Manager. Distributions to OpCo’s unitholders are authorized by the OpCo Manager in its sole discretion and declared by us out of funds legally available therefor. We expect that the OpCo Manager, in authorizing the amounts of distributions, will consider a variety of factors, including:

●	actual results of operations and cash available for distribution;
●	debt service requirements and any restrictive covenants in OpCo’s loan agreements;
●	capital expenditure requirements for the Property;
●	our operating expenses;
●	requirements under applicable law; and
●	other factors that the OpCo Manager may deem relevant.

Under OpCo’s operating agreement, OpCo has agreed to make cumulative annual distributions, including any quarterly distributions, of cash sufficient to pay the taxes on its members’ (including the Company) allocable share of OpCo’s taxable income multiplied by the applicable tax rate. OpCo’s ability to make distributions is subject to its continued compliance with terms of its credit facility. See “Description of the Property—Existing Indebtedness.”

Generally, it will be OpCo’s policy not to pay cash distributions from sources other than cash flow from operations and strategic financings. However, unless prohibited by OpCo’s credit facility, OpCo may fund distributions from any source and there is no limitation in OpCo’s governing documents on the amount of distributions that OpCo may pay from any source, including proceeds from future issuances of securities or other third-party borrowings. Therefore, a portion of these distributions may represent a return of capital for U.S. federal income tax purposes. Distributions in excess of OpCo’s current and accumulated earnings and profits and not treated by OpCo as a distribution will not be taxable to the unitholders under current U.S. federal income tax law to the extent those distributions do not exceed the unitholder’s adjusted tax basis in the OpCo units, but rather will reduce the adjusted basis of such units.

We expect to make a pro rata initial distribution to our unitholders with respect to the period commencing on the completion of this offering and ending on the last day of the then current fiscal quarter, of $4.60 per Unit, net of expenses (principally the Platform Fee payable to LEX Markets LLC), for the full quarter. On an annualized basis, this would amount to a distribution of $18.41 per Unit, or equivalent to an annual distribution rate of approximately 7.4%, net of expenses, based on the assumed initial public offering price of $250.00 per Unit. This initial distribution is based on the historical quarterly distributions of $150,000 made by OpCo to its sole member, One Chestnut Investors LLC, with the exception of the second quarter of the 2022 fiscal year during which OpCo withheld distributions due to the anticipated closing of the Private Placement (see “Historical Declared Distributions” table below). In addition, the anticipated distributions for the 12-month period following completion of this offering assumes both the rental occupancy and rental revenues based on the leases in place as of the date of this offering circular and OpCo’s historical operating costs remain constant during the 12 months following completion of this offering. Because the expected distribution is based on the assumptions set forth above, no assurance can be given that the anticipated amount of the distributions, or any distributions, will be paid following completion of this offering. See “Risk Factors – Investments in real estate are subject to other operating and maintenance risks” on page 8.

The amount of the pro rata share of the distribution made by OpCo to the Company will depend on the amount of the gross proceeds of this offering. If we sell Units equal to the Total Minimum Offering Amount, we estimate that the Company’s pro rata share of the distribution from OpCo will be 41.8%, or $62,700. If we sell Units equal to the Total Maximum Offering Amount, we estimate that the Company’s pro rata share of the distribution from OpCo will be 75%, or $112,500.

Historical Declared Distributions:

Distribution Period	FY 2021 Q1	FY 2021 Q2	FY 2021 Q3	FY 2021 Q4	FY 2022 Q1	FY 2022 Q2
Effective Date	3/31/2021	6/30/2021	9/30/2021	12/31/2021	3/31/2022	6/30/2022
Distribution Amount	$150,000	$150,000	$150,000	$150,000	$150,000	$-

18

DESCRIPTION OF THE PROPERTY

The Property

The Property is an eight-story mixed-used building totaling approximately 430,800 net rentable square feet, including approximately 23,400 square feet of flex office space, approximately 105,800 square feet of industrial/manufacturing space and approximately 301,600 square feet of storage/warehouse space. The Property, which was originally built in 1915 as an industrial mill and was converted into its current use over the last few decades, is located on approximately 4.46 acres of land at One Chestnut Street, Nashua, New Hampshire.

Property Summary

Property type	Industrial / Flex Warehouse	Foundation	Concrete
Address	1 Chestnut Street	Exterior walls	Wood / partial steel frame construction, with mush room-style concrete columns
City, state, zip	Nashua, New Hampshire, 03060	Interior walls	Drywall or Plaster
County	Hillsborough County	Roof	Flat Membrane
MSA	Nashua, NH-MA NECTA Division	Doors and windows	Standard wooden office doors, metal roll-up doors and metal fire doors in industrial space
Year built	1915	Ceilings	Untextured drywall in office areas. Industrial areas are open pipe / no ceiling covering or drywall.
Net rentable area	430,804 sf	Plumbing	Standard
Gross building area	432,000 sf	Floor covering	Painted concrete, commercial carpet in offices
Land area	194,147 sf	Heating & AC (HVAC)	Central steam heat from gas-fired furnace. 100%/40% heat/AC coverage
Floors	8	Insulation	Adequate
Parking	259	Lighting	Mixture of flush mounted and high-efficiency LED
Floor area ratio	2.19	Electrical	2500 amp 3-phase power
Parking ratio	0.6 / 1,000 sf (NRA)	Fire protection	100% sprinkled
Clear height	9’ – 15’	Elevator	Passenger elevator services lower levels. Two freight elevators
Dock high doors	15	Flood plain	Zone X
Zoning	General Industrial	Conforming use	Legally Conforming

19

The Property Leases

As of September 30, 2022, the Property was approximately 82.4% leased to over 50 tenants, with lease terms ranging from one to 12 years, and with only four tenants individually accounting for more than 10% of Opco’s annual rental income. The top four tenants lease an aggregate of 249,037 net rentable square feet, comprising 57.8% of the Property’s total net rentable square footage, with a WALT remaining of 7.6 years and an average rental rate of $5.16 per square foot. The average tenure of these top four tenants at the Property is 25.1 years. The aggregate net square feet of leases expiring for the years ending December 2022, December 2023, and December 2024 are 6,779 square feet (1.6% of NRA), 16,627 square feet (3.9% of NRA), and 16,729 square feet (3.9% of NRA), respectively. The aggregate annual rent paid by all tenants was approximately $1,840,430 in 2021, and as of September 30, 2022, the aggregate monthly rental income at the Property was $175,013.The aggregate future minimum annual rent payable under non-cancelable operating leases by all tenants will be approximately $1,935,964 in 2022 and $1,816,286 in 2023, and the average increases in the aggregate annual income will be 2.2% for 2023-2024, 2.7% for 2024-2025 and 3.1% for 2025-2026. The four largest tenants are described as follows:

Storage Acquisition Nashua Chestnut Street, LLC D.B.A Extra Space Storage.

The lease agreement between OpCo and Storage Acquisition Nashua Chestnut Street commenced on January 31, 2001 and expires December 31, 2030 (the “Initial Term”), provided that the tenant has four five (5) year options to extend the lease beyond the Initial Term, each of which is automatically exercised unless the tenant gives OpCo written notice of tenant’s intent to terminate the lease at least 180 days prior to the then-current term. The base rent under the lease for the year ending December 31, 2022 is $287,055. The base rent increases each year in accordance with increases in the Consumer Price Index, provided that no annual increase can exceed 3.5% of the prior year’s rent. The rent is payable on a gross basis, with all utilities (except excess electrical charges), insurance and common area charges included in the lease payments. The leased premises, consisting of approximately 84,750 square feet, is to be used exclusively as a self-storage facility.

Extra Space Storage, headquartered in Salt Lake City, Utah and established in 1977, is a storage solution company offering vehicle, RV, business, and self-storage facilities. Extra Space Storage Nashua offers heated units, an on-site manager, and video surveillance security. The tenant has been at the Property since April 1991.

Critical Process Filtration, Inc.

The lease agreement between OpCo and Critical Process Filtration was entered into on October 31, 2019 and expires on February 28, 2032. The lessee has an option to extend the term of the lease for one two (2) year period. The base rent under the lease for the period from September 1, 2021 to August 31, 2022 is $470,352. The base rent increases by 3% for each successive 12-month period. The rent is payable on a modified gross basis, with the tenant paying its pro rata share of all taxes, insurance and water and waste costs. The leased premises, consisting of approximately 80,000 square feet, is to be used exclusively for the manufacture of filtration products.

Critical Process Filtration, Inc. was founded in 1998 and is a vertically integrated manufacturer and supplier of premium process filtration products and services. Critical Process Filtration has decades of experience in multiple industries, including pharmaceutical and biotech manufacturing, food & beverage processing, electronics and chemical processing. Their product line includes filtration cartridges, capsules and laboratory disc filters using membranes and depth media. The tenant has been at the Property since July 2013 and recently expanded its space by 5,210 square feet as of September 6, 2022.

Alternative Logistics LLC.

The lease agreement between OpCo and Alternative Logistics was entered into on September 19, 2019 and expires on April 30, 2027. The base rent under the lease for the period from May 1, 2021 to April 30, 2022 is $247,248. The base rent increases by 3% for each successive 12-month period. The rent is payable on a modified gross basis, with the tenant paying its pro rata portion of all taxes, insurance and grounds and maintenance costs. The leased premises, consisting of approximately 58,500 square feet, is to be used exclusively for warehouse and office space.

Alternative Logistics is a veteran-owned third-party logistics (3PL) company based in Nashua, New Hampshire. Since 1992, Alternative Logistics has helped clients throughout the U.S. and around the world process, fulfill and ship orders to customers. Alternative Logistics provides order processing and fulfillment, warehousing, inventory management and purchasing, shipping, accounts receivable, product handling, and call center services. Entrepreneur Leo White bought Alternative Logistics in 2012 after decades managing logistics for his own companies and others. The tenant has been at the Property since November 1992.

Colonial Electronic Manufacturers, Inc.

The lease between OpCo and Colonial Electronic Manufacturers was entered into on August 18, 2020 and expires on September 30, 2027. The base rent under the lease for the period from October 1, 2021 to September 30, 2022 is $200,856. The base rent increases by 3% for each successive 12-month period. The rent is payable on a gross basis, with all expenses, other than electricity, included in the rent payment. The lease premises, consisting of approximately 25,700 square feet, is to be used exclusively for warehouse, assembly operations and office space.

Colonial Electronic Manufacturers, Inc. (CEM) is a full-service Electronic Manufacturing Service (EMS) company specializing in PCB assembly, RF assembly/testing, and Rework/ ECO services. CEM has been in business since 1992 with defense, industrial automation, medical, and telecom customers. CEM has expanded its footprint in the building multiple times and is rapidly growing amidst the need for medical devices during the COVID-19 pandemic. The tenant has been at the Property since November 1992.

20

Property Valuation

The OpCo Manager has determined that the value of the Property is $17,830,000 (the “Valuation”). The OpCo Manager is basing the Valuation on an independent third-party appraisal prepared by Archstone Appraisal Group that valued the Property at $17,830,000. The independent third-party analyses, opinions and valuations, which were derived from the income and sales comparison approaches, were developed in conformity with the requirements of the Code of Professional Ethics & Standards of Professional Practice of the Appraisal Institute, which include the Uniform Standards of Professional Appraisal Practice. See “Risk Factors—Risks Related to an Investment in the Units” beginning on page 6.

Existing Indebtedness

On August 31, 2022, OpCo and Middlesex Savings Bank (the “Lender”) entered into a term loan agreement which provides for a loan of up to $12,484,000. As of August 31, 2022, there was $10,660,000 outstanding under the loan agreement, which proceeds were used to refinance then existing indebtedness, recapitalize and buyout an existing investor and to fund certain capital improvements. Borrowing under the loan agreement bear interest at a fixed rate of 3.25% per annum calculated on a 360-day year. The loan has an initial maturity date of August 31, 2027, with two one-year extension options. Monthly payments of interest only are required for the first three years of the term followed by monthly principal and interest payments based on a 30-year amortization period, with all remaining principal and unpaid interest due on the final payment date. OpCo has the right to borrow up to an additional $1,106,000 under the loan agreement to fund capital improvements and $718,000 to fund tenant improvements.

The loan agreement contains customary affirmative and negative covenants for credit facilities of this type, including limitations with respect to indebtedness, liens, investments, distributions, mergers and acquisitions. The loan agreement also contains financial covenants that require OpCo to maintain (1) a loan-to-value ratio of 65% of the Property’s appraised value and (2) a debt service coverage ratio of 1.2 to 1.0 measured for each fiscal year commencing with the year ending December 31, 2022. Borrowings under the loan agreement are secured by, among other things, a first lien mortgage on the Property and a security interest in equipment located at the Property. In addition, the Manager has provided the Lender a limited recourse guaranty of the indebtedness. The loan is projected to be prepayable at any time with no prepayment fee or other penalty payable upon payment. There can be no assurance that the new loan will be entered into or if the final terms will not be materially different than those described herein.

Property Management Agreement

The day-to-day operations of the Property are managed by Manzo Freeman Development LLC, which is an affiliate of the Manager (the “Property Manager”) pursuant to the terms of a property management agreement made between OpCo and the Property Manager that will be entered into and executed upon the closing of this offering (the “Property Management Agreement”). The Property Management Agreement will renew automatically for successive one-year terms unless terminated by either OpCo or the Property Manager with or without cause upon 30 days’ or 60 days’, respectively, prior written notice. Pursuant to the terms of the Property Management Agreement, the Property Manager is paid an aggregate monthly asset management and property management fee equal to 4% of all amounts actually received for the benefit of Opco for the prior calendar month for rental of space in the Property or the provision of services to the tenants. OpCo will also pay the Property Manager an annual management fee of $25,000, payable quarterly at the end of each quarter, to compensate the Property Manager for the performance of its obligations under the OpCo operating agreement. The Property Manager is also entitled to receive a construction supervision fee equal to 5% of the hard costs of any capital improvement or tenant improvement project at the Property for which the Property Manager has been requested by OpCo to supervise or oversee. In addition, the Property Manager is entitled to receive a leasing fee for new leases and/or amendments or extensions with tenants whose gross rental rates that start at (1) $14.00 per square foot per year or higher in an amount equal to $1.25 per square foot per year of lease term if no broker is involved and $1.875 per square foot per year of lease term (split with a tenant broker in a separate agreement) if a tenant broker is involved, (2) between $10.00 up and including $13.99 per square foot per year in an amount equal to $1.00 per square foot per year of lease term if no broker is involved and $1.50 per square foot per year of lease term (split with a tenant broker pursuant to a separate agreement) if a tenant broker is involved and (3) $9.99 per square foot or lower in an amount equal to $0.75 per square foot per year of lease term if no broker is involved and $1.125 per square foot per year of lease term (split with a tenant broker in a separate agreement) if a tenant broker is involved. The Property Manager is responsible for the payment of, among other things, the cost of salary, wages, payroll taxes and insurance for its employees and costs of general accounting and reporting services related to the Property Manager’s performance of its services under the Property Management Agreement. The responsibilities of the Property Manager under the Property Management Agreements include, among other things:

●	Performing rental and other income collections from tenants and payment of operating expenses;
●	Leasing the Property to creditworthy tenants subject to lease agreements approved by OpCo;
●	Terminating leases and prosecuting the collection of delinquent rent;
●	Responding to and resolving tenant requests and complaints;
●	Repairing and maintaining the Property in a good state of repair and condition, and make purchases of and payment for any repairs, maintenance, furnishing, or equipment as deemed necessary; and
●	Furnishing operating statements, bank statements, financial statements, and Property status updates.

21

Market Overview

The Property is located in Nashua, New Hampshire, south of the Nashua River with easy access to Route 3, which connects to both I-95 and I-93. According to the 2020 Census, Nashua had a population of 91,322, and is the second largest city in Northern New England. Approximately 228,985 people live within a five-mile radius of the Property, with a median household income of $106,122, as of January 2022. The Property is located 0.3 miles west of Main Street, which serves as the city’s main demand driver for foot traffic, and 1.5 miles east of Route 3, which is the main throughway connecting Manchester to the north to Boston to the southeast.

According to Colliers’ Q2 2022 Industrial Report for the New Hampshire market (publicly available at www.colliers.com/en/research/new-hampshire/q2-2022-nh-industrial-market-insight), the industrial sector continues to strengthen as vacancy rates fall and asking rents increase. According to the report’s market indicators, New Hampshire reported an unemployment rate of 2.2%. The New Hampshire industrial market has a reported inventory of 71,226,000 square feet, with an overall vacancy rate of 3.3% and average asking rents of $10.17 per square foot, compared to Q2 2021 vacancy rate of 3.7% and average asking rents of $7.92 per square foot. The Nashua submarket reported a total inventory of 19,970,277 square feet with a warehouse / distribution inventory of 7,363,117 square feet, a manufacturing inventory of 3,346,375 square feet, and a flex office inventory of 9,260,785 square feet. As of Q2 2022, the warehouse / distribution vacancy rate and average asking rents were 5.8% and $7.41 per square foot, respectively, the manufacturing vacancy rate and average asking rents were 3.2% and $7.50 per square foot, respectively, and the flex office vacancy rate and average asking rents were 2.9% and $7.50 per square foot, respectively. As of September 30, 2022, the Property’s average base rent per occupied square foot for warehouse / distribution, manufacturing, and flex office space was $3.80 per square foot, $7.04 per square foot, and $8.69 per square foot, respectively, and the Property’s vacancy rate was 17.6%.

According to Colliers’ Industrial Market Outlook for Q2 2022 (publicly available at https://www.colliers.com/en/research/2022-q2-national-industrial-report), the national industrial market continued to show overall strength and positive underlying market fundamentals despite macroeconomic headwinds. The national vacancy rate was 3.7% (a 120 basis point decrease from Q2 2021) and average asking rents for warehouse / distribution, manufacturing, and flex office space was $7.30 per square foot, $7.17 per square foot, and $14.88 per square foot, respectively. New supply through Q2 2022 totaled 197.9 million square feet with positive absorption rates and a record high 613.4 million square feet under construction. According to Colliers, the industrial market remains one of the top performing asset classes with a positive outlook through 2022.

22

Business and Operating Plan

The objective of OpCo Manager’s operating strategy is to enhance the value of the Property and provide long-term cash flow to the Company. OpCo’s operating strategy consists of the following elements:

Sign new leases to fill vacant space. As of September 30, 2022, the Property was 82.4% leased to over 50 tenants. As the industrial and warehouse market continues to strengthen, the OpCo Manager sees an opportunity to sign new leases to improve cash flow. Since the start of 2022, the OpCo Manager has signed nine new leases totaling approximately 19,255 net rentable square feet (4.5% of the NRA). According to Collier’s Q2 2022 Industrial Report for the New Hampshire market, the New Hampshire industrial market has a reported inventory of 71,226,000 sf, with an overall vacancy rate of 3.3% and average asking rents of $10.17 per square foot, compared to Q2 2022 vacancy rate of 3.7% and average asking rents of $7.92 per square foot.

Upgrade interior space and exterior façade. Since acquiring the Property, the OpCo Manager invested significant capital improving tenant spaces including, upgrades to the bathrooms, new lighting and updated windows. The OpCo Manager has also begun work on upgrading the exteriors of the Property to improve the curb appeal of the Property within the market. The OpCo Manager expects to spend approximately $1.5 million to update the façade, modernize the freight elevators, and upgrade the lobby space over the next 18-24 months and expects to fund these capital expenditure costs with the proceeds of the new loan described herein.

The pictures show the current façade of the Property (left) and the rendering of the completed work (right).

Sign a lease on the vacant eighth floor. The OpCo Manager has historically treated the eighth floor as ‘structurally vacant’ due to limited freight elevator access. The eighth floor comprises approximately 48,300 square feet (11.2% of the net rentable area). The OpCo Manager has received various degrees of interest for leasing the eighth floor from different prospective tenants.

Actively manage relationships with long-standing tenants. Three of the four largest tenants (Extra Space Storage, Alternative Logistics, and CEM) have each been in their space at the Property for nearly 30 years. Additionally, 13 tenants, representing 45.4% of the NRA, have been at the Property for at least 15 years. Critical Process, one of the largest tenants at the Property, has been at the Property for over nine years and has expanded its footprint multiple times as its business operations grew, including most recently, in September 2022 where the tenant signed an additional 5,210 net square feet (1.2% of the NRA). The OpCo Manager intends to manage relationships with long-standing tenants to keep them at the Property and satisfied with their space.

Periodically assess macro and local market conditions. The OpCo Manager intends to use market research, and review investment sales trends for comparable industrial assets to optimize the implied value of the Property. The OpCo Manager believes market conditions, including increased demand for industrial space resulting in increases in rents, will continue to improve and will create long term value in the Property. Additionally, the OpCo Manager believes recent and planned neighborhood development around the Property will add curb appeal, attract more local businesses, and densify the population of the area, which will increase the demand for self-storage space. Notable new developments include the development of a 216-unit multifamily project adjacent to the Property and the town of Nashua increasing the accessibility of nearby Main / Factory / High / Pearl streets as a part of the town’s Imagine Nashua Comprehensive Master Plan (publicly available at https://imagine.nashuanh.gov/).

23

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements. You should not place undue reliance on forward-looking statements, and you should consider carefully the statements made in “Risk Factors” and elsewhere in this offering circular that identify important factors that could cause actual outcomes to differ from those expressed or implied in our forward-looking statements, and that could materially and adversely affect our business, operating results and financial condition.

This Management’s Discussion and Analysis should be read together with the financial statements and notes thereto, included elsewhere in this offering circular.

Overview

The Company was formed on March 25, 2022 and has conducted no operations other than those related to its organization, the completion of the Private Placement and the preparation of this offering. The Company will not conduct any business activities except for administrative functions and activities relating to monitoring the Interest. The Company has not generated any revenues and has relied on LEX Markets LLC to provide funding for its operations to date. The Company’s lack of operating history makes it difficult for potential investors to evaluate the potential success of its business and to assess its future viability.

Assuming the successful completion of this offering and the consummation of the transactions contemplated by the Contribution Agreement, all of the Company’s revenues will be comprised of distributions received from OpCo relating to the Interest.

Liquidity and Capital Resources

The Company is dependent on the proceeds from this offering to acquire the Additional Interest. As of the date of this offering circular, the Company’s sole asset is the Initial Interest. As of the date of this offering circular, LEX Markets LLC has paid for initial organizational expenses and certain expenses related to this offering and will continue to fund any expenses in excess of the total placement fee.

We will be required to obtain the capital required to purchase the Additional Interest from the sale of the Units through our offering under Regulation A of the Securities Act. For information regarding the anticipated use of proceeds from this offering, see “Description of the Property” and “Use of Proceeds” beginning on pages 19 and 17, respectively.

24

MANAGEMENT

General

Because the Issuers are organized as limited liability companies, they do not have a “board of directors.” The Manager and the OpCo Manager perform the function of a board of directors for the Company and OpCo, respectively. Under the terms of the respective operating agreements, the Company and OpCo have agreed to limit the liability of the Manager and the OpCo Manager, respectively, and to indemnify the Manager and the OpCo Manager, respectively, against certain liabilities. The Manager will not receive any compensation for its services as the managing member of the Company.

Manzo Freeman Development LLC (MFD) is the Property Manager and is an affiliated company of the Manager. MFD was formed from the partnership of the family offices of the Manzo and Freeman families, each with substantial real estate development and management experience in the New England markets. MFD leverages 40 years of direct real estate acquisition and development experience of its principals, in depth local market knowledge, strong reputation, and track record of success. MFD is a vertically integrated real estate acquisition, development, and management company with a full suite of services, as well as deep expertise in mill redevelopment and management. The firm has successfully exited from nine large projects totalling approximately four million square feet, and currently manages four assets. MFD provides a hands-on management experience at its properties resulting in improved tenant relations. The Property Manager is primarily responsible for, among other things:

●	Performing rental and other income collections from tenants and payment of operating expenses;
●	Leasing the Property to creditworthy tenants subject to lease agreements approved by OpCo;
●	Terminating leases and prosecuting the collection of delinquent rent;
●	Responding to and resolving tenant requests and complaints;
●	Repairing and maintaining the Property in a good state of repair and condition, and make purchases of and payment for any repairs, maintenance, furnishing, or equipment as deemed necessary; and
●	Furnishing operating statements, bank statements, financial statements, and Property status updates.

Following the closing of this offering, assuming the total maximum amount of Units is sold, One Chestnut Investors LLC will own 25% of OpCo. The Manager, in addition to being OpCo Manager, is also the managing member of One Chestnut Investors LLC.

Certain information regarding the executive officers of the Manager and the OpCo Manager, and their positions and ages are as follows:

Name	Position (1)	Age
Michael A. Manzo	Chairman	76
Joseph C. Freeman	CEO	63
Michael K. Manzo	President	45
Alison Freeman	CFO	59
Alexandra Freeman	Managing Partner	29

(1)	The business address of each of the executive officers is 200 Summit Drive, Suite 210, Burlington, MA 01803.

Michael A. Manzo, Chairman. Mr. Manzo Sr. was previously a partner at The Beal Company, based in Boston (now Related Beal). Throughout his career with Beal, and in the ten years since he has retired, Mr. Manzo Sr. has directed more than $250 million of equity into self-sourced real estate investments, with an aggregate property value over $1.75 billion. Mr. Manzo Sr. was also a successful operator of Sav-A-Lot and Jiffy Lube franchise chains. He was the former president of the Greater Boston Real Estate Board and also served as Director and Secretary of the National Association of Industrial and Office Parks (New England Chapter). He is also a member of the invitation-only American Society of Real Estate Counselors. Mr. Manzo Sr. received his MBA and BS from The Pennsylvania State University.

Joseph C. Freeman, Chief Executive Officer. Prior to co-founding MFD, Mr. Freeman was General Counsel and a member of the senior executive team at Saracen Properties where he was responsible for developing over two million square feet of class A office and hotel space in Massachusetts. Mr. Freeman represented a variety of commercial real estate clients, including South Shore Hospital, Cresset Partners, NAI Hunneman and Saracen Properties. Mr. Freeman received his JD from Boston College Law School and attended University of Notre Dame Law School. He also received a BS in finance from University of Colorado Business School.

Michael K. Manzo, President. Mr. Manzo Jr. started his professional career in commercial banking, real estate finance and land development for over twenty years. At FleetBoston Financial (now Bank of America), Mr. Manzo Jr. worked with a wide range of clients in the commercial transportation industries, including railroads, marine freight shippers and affiliated freight container manufacturers and leasing companies. As an analyst for the A.D. Makepeace Company, he worked on the launch of several new residential developments on company owned land, including a 12-year master planned development of over 1,000 acres of land in Plymouth, Massachusetts. He now runs capital markets and underwriting for MFD. Mr. Manzo Jr. holds an MBA from Babson College and a BA from Brown University.

Ali Freeman, Chief Financial Officer. Prior to joining MFD, Mrs. Freeman worked as an accountant for Laventhol & Horwath in Portland, Oregon and Donald Engleman, CPA in Framingham, Massachusetts. For the past 20 years, she has maintained her own accounting/bookkeeping practice for various lawyers, doctors, restaurants and real estate investment and development companies across the country. Mrs. Freeman currently does the accounting for the assets owned by MFD. She received her BS from Northeastern University.

Alexandra Freeman, Managing Partner. Ms. Freeman started her career as a consultant with PricewaterhouseCoopers (PwC) within their advisory practice. She consulted for large financial services clients including US global banks, professional services firms and private market clients specializing in real estate investment. She focused on developing strategies to enhance current business processes to improve clients’ overall performance, which she now leverages in her work as a real estate developer at MFD. Ms. Freeman joined MFD in early 2019, and primarily specializes in tenant relations, leasing, and property management. Ms. Freeman holds a BS from Babson College.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table cites the beneficial ownership of the Units as of the date of this offering circular for each person or group that beneficially holds more than 10% of the Units, for each executive officer and the executive officers as a group. Because the Company is organized as a limited liability company, it does not have a “board of directors.”

The Company’s voting securities consist solely of the Units.

Beneficial ownership is determined in accordance with SEC rules and generally includes sole or shared voting or investment power with respect to voting securities. Affiliates of the Company and the Manager may purchase Units in this offering, but only at the same price and on the same terms as other investors in this offering. We will not reserve any portion of the Units being offered for sale in this offering for sale to any of the foregoing or any other person.

Title of Class	Name and Address of Owner(1)	Number of Units	Amount Acquirable	Percent of Class
Units	MFD One Chestnut Partners LLC	1	N/A	*
	Mary Elizabeth Johnson Family 2012 Trust	1,100	N/A	10%
	Jean Barish	2,000	N/A	18%

* less than 1%

(1)	The business address of each owner is 200 Summit Drive, Suite 210, Burlington, MA 01803.

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CONFLICTS OF INTEREST

General

The Manager is also the OpCo Manager. There may be circumstances under which OpCo wishes to take or refrain from taking certain actions that are not in the Company’s best interest. In those circumstances, the Manager may have a conflict of interest between the Company’s interests and the interests of OpCo. There is no assurance that the Manager will resolve any such conflict of interest in the Company’s favor.

The Manager has the authority to make decisions on behalf of the Company, and, in its capacity as the OpCo Manager, the Manager has the sole authority to make decisions on behalf of OpCo, regarding (1) whether to issue additional units in either entity, (2) employment decisions, including the fees payable to the Manager and the OpCo Manager, and (3) whether to enter into material transactions with third parties, subject to the approval of the “independent representative,” as described under the heading “Contribution Agreement—Actions Requiring Representative Approval.”

Duties to Investors

The Manager maintains a contractual, as opposed to a fiduciary relationship, with the Company and its investors. Accordingly, the Company and its investors will only have recourse and be able to seek remedies against the Manager to the extent it breaches its obligations pursuant to the Operating Agreement. Furthermore, the Company has agreed in the Operating Agreement to limit the liability of the Manager and to indemnify the Manager against certain liabilities. These provisions may be detrimental to investors because they restrict the remedies available to them for actions that without those limitations might constitute breaches of duty, including fiduciary duties. By purchasing the Units, investors will be treated as having consented to the provisions set forth in the Operating Agreement.

Furthermore, investors do not have the right to elect or remove the Manager even if the Manager commits, among other things, fraud or other criminal misconduct, unless such conduct would be deemed to be a “disqualification event” under Regulation A. See “Contribution Agreement—Management of OpCo.”

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CONTRIBUTION AGREEMENT

The Company’s investment in OpCo will be made pursuant to the terms of a Contribution Agreement to be entered into between the Company and OpCo. The following summary is not intended to be complete and is qualified in its entirety by reference to the form of the Contribution Agreement, a copy of which is filed as an exhibit to the offering statement of which this offering circular forms a part.

Contribution

Upon the completion of this offering, the Company will acquire the Additional Interest in exchange for a capital contribution equal to the proceeds of this offering. The Interest entitles the Company to receive a pro rata share of the profits and losses of OpCo. The amount of the pro rata share will depend on the amount of the gross proceeds of this offering. If we sell Units equal to the Total Minimum Offering Amount, we estimate that the Company’s pro rata share will be 41.8%. If we sell Units equal to the Total Maximum Offering Amount, we estimate that the Company’s pro rata share will be 75%.

Distributions

The Company will be entitled to distributions in respect of the Interest in OpCo as may be made from time to time. Such distributions will be the sole source of cash available for distributions on the Units. See “Distribution Policy” on page 18.

Actions Requiring Representative Approval

If OpCo proposes to enter into a “material related party transaction,” the OpCo Manager will retain, on behalf of OpCo, an “independent representative” to review and approve the proposed transaction. The OpCo Manager will make the determination as to whether a transaction constitutes a material related party transaction in its sole discretion. The Contribution Agreement will prohibit OpCo from engaging in any such transaction unless the transaction is approved by the independent representative. The independent representative will be selected by the OpCo Manager in its sole discretion, provided that such person must meet the “director independence” standards of the New York Stock Exchange as set forth in the New York Stock Exchange Listed Company Manual.

Management of OpCo

Pursuant to the terms of the Contribution Agreement, OpCo will agree to revise the terms of its operating agreement to provide for the restrictions on OpCo’s actions and to grant to the Company certain additional control rights, as described below:

●	OpCo will be required to make certain tax elections and certifications as specified by the Company to ensure the public transferability of the Units.

●	OpCo will be required to conduct its operations in such a manner so as permit the Company to be able to rely on the “Qualifying Income Exception” so as to avoid being treated as a “publicly traded partnership” under Section 7704 of the Code.

●	OpCo will be required to maintain a loan-to-value ratio of debt secured by real estate, including the Property, of not greater than 75%.

●	OpCo will be required to distribute its income and submit to the oversight of an independent income distribution servicer to be selected by the Company.

●	OpCo will be prohibited from entering into any material related party transactions without the approval of an independent representative meeting the “director independence” standards of the New York Stock Exchange, who would be appointed as needed.

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●	the OpCo Manager:

●	Must, at all times, be the Manager;

●	Must, either directly or indirectly, co-invest in the equity of OpCo; and

●	Will be automatically removed as the OpCo Manager and the Manager if it engages in any activity that would constitute a “disqualification event” under Rule 262 of Regulation A.

●	Notwithstanding the presumption in Delaware law to the contrary, the holders of the Units will be granted standing as proper plaintiff to bring a derivative action challenging OpCo’s management.

●	OpCo may not cross-collateralize OpCo’s assets to support non-OpCo loans.

●	OpCo must provide all information required for the Company to comply with its ongoing disclosure obligations under Regulation A.

●	OpCo must take all actions necessary in order for the Company to comply with its ongoing LEX Platform obligations.

Information Rights

Information Provided to the Company

Pursuant to the terms of the Contribution Agreement, OpCo will be required to enter an amended and restated operating agreement pursuant to which OpCo will need to provide to the Company the following information:

●	within 120 days after the end of each fiscal year (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and a comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year and as included in the Projections (as defined below) for such year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, and (iii) a statement of members’ equity as of the end of such year, all such financial statements prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and audited and certified by OpCo’s independent public accountants;

●	within 45 days after the end of each of the first six months of each fiscal year of OpCo, unaudited statements of income and cash flows for such period, an unaudited balance sheet and a statement of members’ equity as of the end of such period, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP); and

●	such other information relating to the financial condition, results of operations or prospects (financial or other) of OpCo or the Property as the Company may from time to time reasonably request; provided, however, that OpCo will not be obligated to provide information that OpCo reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form reasonably acceptable to OpCo); or the disclosure of which would adversely affect the attorney-client privilege between OpCo and its counsel.

Information Provided to the Service Provider

Under the terms of the Contribution Agreement, OpCo and the Company will enter into an issuer servicing agreement with Largo Real Estate Advisors, Inc. (“Largo”), an independent service provider, pursuant to which OpCo will provide the following information to Largo in order for the service provider to ensure the Company complies with its periodic reporting obligations under Regulation A.

●	Basic property information, such as site plans and square footage;

●	Property financials, including pro forma operating projections, schedules of capital expenditures and operating statements;

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●	Property leasing, including copies of all leases and amendments, rent schedules, and billing models;

●	Property operating agreements, such as service contracts, license agreements and management agreements;

●	Third party reports, including an environmental report, appraisal and audit;

●	Representations from the property owner, including insurance, compliance with contracts and litigation;

●	Loan information, including the loan agreements and any outstanding balances;

●	Information on the maintenance of escrow/reserve balances;

●	A real estate owner questionnaire;

●	Lease amendments or departures/downsizings by certain tenants and/or subtenants;

●	Certain capital expenditures;

●	Information on capitalization events, including loan modification, refinancings or dispositions;

●	Changes in management of any special purpose entity, property owner, property management or leasing agent;

●	Material litigation proceedings; and

●	Any representation made that is no longer valid and cannot be cured within 30 days.

If OpCo fails to provide any such information to Largo, then such failure will constitute an “event of default” under the Contribution Agreement. Upon the occurrence of any event of default under the Contribution Agreement, each holder of Units will have the right, for a period of 60 days following the expiration of the 30-day default cure period, to cause the OpCo to purchase such holder’s Units at a price per Unit equal to the purchase of such Units plus any accrued but unpaid distributions (how is this determined as distributions are not previously set, i.e. nothing accrues). LEX Markets LLC will pay Largo an annual fee equal to 0.15% of the value of the public float of the Units.

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DESCRIPTION OF UNITS

The membership interests in the Company are referred to herein as “Units.” We are offering up to 10,519 Units, for an aggregate amount of $2,629,750 pursuant to this offering circular. The following description of the Units is based upon the Company’s certificate of formation, the Operating Agreement, and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to the certificate of formation and the Operating Agreement, copies of which are filed with the SEC as exhibits to this offering circular.

As of the date of this offering circular, the Company has issued 11,002 Units, representing 100% of the outstanding Units.

The Company was formed for the sole purpose of acquiring the Interest. It will not conduct any business activities except for administrative services and monitoring its investment in OpCo.

Organization and Duration

The Company was formed on March 25, 2022, as a Delaware limited liability company pursuant to the Delaware Limited Liability Company Act (“DLLCA”). It will remain in existence until liquidated in accordance with the Operating Agreement.

Purpose and Powers

Under the Operating Agreement, the Company is permitted to engage in such activities as determined by the Manager that lawfully may be conducted by a limited liability company organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon the Company and the Manager pursuant to the Operating Agreement relating to such business activity, provided that the Manager is prohibited from engaging in certain activities without obtaining the approval of holders of a majority of the Units.

Manager and its Powers

The Company is a manager-managed limited liability company as set forth in Section 401 and Section 101 of the DLLCA. The Manager will be the manager of the Company.

Pursuant to the Operating Agreement, the Manager will have complete and exclusive discretion in the management and control of the Company’s affairs and business, subject to the requirement to obtain consent from the holders of the Units for certain actions, and shall possess all powers necessary, convenient or appropriate to carrying out our purposes and business, including doing all things and taking all actions necessary to carry out the terms and provisions of the Operating Agreement.

Pursuant to the Operating Agreement, the Manager shall have full authority in its discretion to exercise, on behalf of the Company and in the name of the Company, all rights and powers of a “manager” of a limited liability company under the DLLCA necessary or convenient to carry out the Company’s purposes. Any person not a party to the Operating Agreement dealing with the Company will be entitled to rely conclusively upon the power and authority of the Manager to obligate us in all respects, and to authorize the execution of any and all agreements, instruments and other writings on behalf of the Company and in its name.

The Manager will have sole voting power over all matters regarding the operations of the Company, except as described below under “—Voting Rights.”

Notwithstanding the foregoing, the authority of the Manager is restricted in the manner described in “Contribution Agreement—Management of OpCo” beginning on page 28.

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Membership Interests

As of the date of this offering statement, there are two Units issued and outstanding and they are held by the Manager. The Company issued the Units to the Manager concurrently with entering into the Operating Agreement.

Voting Rights

On each matter where the members have a right to vote, each Unit shall be entitled to and shall constitute one (1) vote, and all Units shall vote together as a single class. In determining any action or other matter to be undertaken by or on behalf of the Company, each member shall be entitled to cast a number of votes equal to the number of Units that such member holds, with the power to vote, at the time of such vote. Unless otherwise set forth in the Operating Agreement, or otherwise required by the DLLCA, the taking of any action by the Company which requires a vote of the members as set forth above shall require the receipt of votes from members holding a majority of the Units to constitute a quorum. In determining the outcome of any vote at a meeting, members that abstain or do not vote will effectively be counted as votes against such action.

Subject to the DLLCA, the Manager will have sole voting power over all matters, including: mergers, consolidations, acquisitions, winding up and dissolution; except, the Manager shall not have the authority to do any the following without first obtaining the prior approval or consent of holders of a majority of the Units:

●	amend, waive or fail to comply with any material provision of the Operating Agreement; or

●	lease, transfer, assign or otherwise dispose of all or substantially all of our assets other than in our ordinary course of business.

An approval of holders of a majority of the Units is required for the above listed events. Units beneficially owned by the Manager shall have no voting rights.

Removal

The Manager may not be removed by the members, unless the Manager engages in conduct that would constitute a “disqualification event” under Regulation A.

Agreement to be Bound by the Operating Agreement

By purchasing a Unit, you will be admitted as a member of the Company and will be bound by the provisions of, and deemed to be a party to, the Operating Agreement. Pursuant to the Operating Agreement, each holder of Units and each person who acquires a Unit from a holder must agree to be bound by the terms and conditions of the Operating Agreement.

Member Voting

The Units have one vote per unit, shall vote together as a single class and that vote may be taken at a meeting or may be taken via a written consent in lieu of a meeting.

The Company will provide holders of Units with not less than ten (10) and no more than sixty (60) days’ prior notice of any meeting or any action subject to a vote of holders of Units. To constitute a quorum, at least a majority of the Units eligible to vote on such matter or such higher percentage of Units as may be required for such action must be represented in person or by proxy. At any meeting or on any matter that is to be voted on or consented to by holders of Units, the then holders of the Units, may vote in person or by proxy, and such vote may be made, and a proxy may be granted in writing, by means of electronic transmission or as otherwise permitted by applicable law. Units beneficially owned by the Manager shall have no voting rights.

The Company has elected to be governed by paragraphs (b), (c), (d) and (e) of Section 212 of the Delaware General Corporation Law (the “DGCL”) and other applicable provisions of the DGCL, as though we were a Delaware corporation and as though holders of the Units were stockholders of a Delaware corporation. Such sections generally regulate proxies for any voting purposes.

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In addition, OpCo has provided holders of Units standing as proper plaintiff to bring a derivative action challenging OpCo’s management, notwithstanding the presumption under Delaware law to the contrary. See “Contribution Agreement—Management of OpCo” beginning on page 28.

Member Distributions

The Company’s net income will be paid 100% to the holders of the Units, pro rata in proportion to the number of Units held by each member. There can be no assurance as to the timing of a distribution or that the Company will pay a distribution at all. There are no contractual restrictions on the Company’s ability to make distributions and if any are to be made in the future, such decision will be at the discretion of the Manager and will depend on our then current financial condition and other factors deemed relevant by the Manager. Under the OpCo operating agreement, OpCo is obligated to make cumulative annual distributions, including all anticipated quarterly distributions, to its members, including the Company, to cover tax liabilities. See “Distribution Policy.”

Put Right

Upon the occurrence of an event of default under the Contribution Agreement regarding information to be provided by OpCo to Largo, the holders of the Units will have a 60-day right to cause OpCo to repurchase their Units for a price per Unit equal to the purchase price of such Units plus any accrued but unpaid distributions. See “Contribution Agreement—Information Rights.”

Limited Liability

The liability of each member of the Company will be limited as provided in the DLLCA and as set forth in the Operating Agreement. No member of the Company will be obligated to restore by way of capital contribution or otherwise any deficits in its capital account (if such deficits occur).

The DLLCA provides that a member of a Delaware limited liability company who receives a distribution from such company and knew at the time of the distribution that the distribution was in violation of the DLLCA shall be liable to the Company for the distribution for three years. Under the DLLCA, a limited liability company may not make a distribution to a member if, after the distribution, all liabilities of that company, other than liabilities to members on account of their equity interests and liabilities for which the recourse of creditors is limited to specific property of that company, would exceed the fair value of the assets of that Company. The fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of a company only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the DLLCA, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to that company, except the assignee is not obligated for liabilities unknown to him at the time the assignee became a member and that could not be ascertained from that company’s operating agreement.

Exculpation and Indemnification of the Manager and Others

Subject to certain limitations, the Operating Agreement limits the liability of the Manager and its affiliates, any of the Company’s members, any person who is our officer and any person who serves at the request of the Manager on behalf of us as an officer director, independent representative, partner, member, stockholder or employee of such person (referred to together as the “Protected Persons” or in the singular as the “Protected Person”).

Exculpation

No Protected Person will be liable to the Company or the Manager or any other member of the Company for any action taken or omitted to be taken by it or by other person with respect to the Company, including any negligent act or failure to act, except in the case of a liability resulting from such Protected Person’s own actual fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duty, reckless disregard of duty or any intentional and material breach of the Operating Agreement or conduct that is the subject of a criminal proceeding. With the prior consent of the Manager, any Protected Person may consult with legal counsel and accountants with respect to the Company’s affairs (including interpretations of the Operating Agreement) and shall be fully protected and justified in any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel or accountants. In determining whether a Protected Person acted with the requisite degree of care, such Protected Person shall be entitled to rely on written or oral reports, opinions, certificates and other statements of the board members, officers, employees, consultants, attorneys, accountants and professional advisors of the Company selected with reasonable care, provided, that no such Protected Person may rely upon such statements if it believed that such statements were materially false.

The Manager may not be liable to the Company or the members for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence, since provision has been made in the Operating Agreement for exculpation of the Manager. Therefore, purchasers of Units have a more limited right of action than they would have absent the limitation in the Operating Agreement.

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Indemnification

To the fullest extent permitted by law, the Company will indemnify, hold harmless, protect and defend each Protected Person against any losses, claims, damages or liabilities, including reasonable legal fees, costs and expenses incurred in investigating or defending against any such losses, claims, damages or liabilities or in enforcing a Protected Person’s right to indemnification under the Operating Agreement, and any amounts expended in respect of settlements of any claims approved by the Manager (collectively referred to herein as the “Liabilities”), to which any Protected Person may become subject:

●	by reason of any act or omission or alleged act or omission (even if negligent) arising out of or in connection with the activities of the Company; or

●	by reason of the fact that it is or was acting in connection with the activities of the Company in any capacity or that it is or was serving at the request of the Company as a partner, stockholder, member, board members, managers of the Manager, the independent representative, officer, employee, or agent of any Person; unless, such Liability results from such Protected Person’s own actual fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duty, reckless disregard of duty or intentional and material breach of the Operating Agreement or conduct that is subject of a criminal proceeding (where such Protected Person has reasonable cause to believe that such conduct was unlawful).

Any indemnification provided under the Operating Agreement is limited thereunder to the extent of the Company’s assets only. Further, insofar as the foregoing provisions permit indemnification for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Reimbursement of Expenses

The Company will reimburse (and/or advance to the extent reasonably required) each Protected Person for reasonable legal or other costs and expenses (as incurred) of such Protected Person in connection with investigating, preparing to defend or defending any claim, lawsuit or other proceeding relating to any Liabilities for which the Protected Person may be indemnified pursuant to the Operating Agreement and for all costs and expenses, including fees, expenses and disbursements of attorneys, reasonably incurred by such Protected Person in enforcing the indemnification provisions of the Operating Agreement, provided, that such Protected Person executes a written undertaking to repay the Company for such reimbursed or advanced costs and expenses if it is finally judicially determined that such Protected Person is not entitled to the indemnification provided by the Operating Agreement.

Amendment of the Operating Agreement

Amendments to the Operating Agreement may be proposed only by or with the consent of the Manager and must be approved by a majority vote of the holders of the Units. Further, the Manager does not need consent of the Units to amend the Operating Agreement for, among others, the following actions: (i) to evidence the joinder of a new member of the Company; (ii) in connection with the transfer of Units by members; (iii) as otherwise required to reflect capital contributions, distributions and similar actions; or (iv) as necessary or appropriate, in the sole discretion of the Manager, to ensure that we will not be treated as an association taxable as a corporation or otherwise taxed as an entity for U.S. federal (and applicable state) income tax purposes.

Termination and Dissolution

The Company will continue as a limited liability company until terminated under the Operating Agreement. The Company will commence winding up upon the first to occur of the following (the “Dissolution Event”):

●	Upon the determination of the members with the approval of the Manager;

●	The Company’s and/or OpCo’s insolvency or bankruptcy;

●	The sale of all or substantially all of the Company’s and/or OpCo’s assets; or

●	The entry of a decree of judicial dissolution under Section 18-802 of the DLLCA.

The Dissolution Event shall be effective on the day on which such event occurs and immediately thereafter the Company will commence its winding up during which its affairs shall be wound up in accordance with the terms of the Operating Agreement.

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Books and Reports

The Company is required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with Generally Accepted Accounting Principles in the U.S. For financial reporting purposes and federal income tax purposes, the Company’s fiscal year and its tax year are the calendar year.

Term and Removal of the Manager

The Operating Agreement provides that the Manager will serve as the Company’s sole Manager for an indefinite term, but the Manager will be automatically removed if the Manager ceases to serve as the sole manager of OpCo. Pursuant to the terms of the OpCo operating agreement, the OpCo Manager will be automatically removed if it engages in any activity that would constitute a “disqualifying event” under Rule 262 of Regulation A.

Transfer Agent

We have engaged Computershare Trust Company, N.A. to be our transfer agent and registrar for the Units. Computershare’s address is at 150 Royall Street, Canton, Massachusetts 02021 and its telephone number is (781) 575-2000.

Investment Amount Limitations

There is a $2,500 minimum purchase requirement. The maximum amount that each investor can purchase is subject to the investment threshold described under “Plan of Distribution—Investment Threshold” on page 49. We can waive the minimum or maximum purchase requirements on a case-by-case basis in our sole discretion. Subscriptions, once received, are irrevocable by the investors but can be rejected by us.

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LEX MARKETS TRADING PLATFORM

General

LEX Markets Corp. and its broker dealer subsidiary LEX Markets LLC, through the LEX Markets Platform, seek to make commercial real estate investment liquid and accessible to investors. LEX Markets LLC is the lead Placement Agent for this offering. The LEX Markets Platform is intended to allow users to invest in a single property and to build a portfolio of select properties through an online marketplace of individual properties. The investments will be freely tradable as there is no restriction period.

The LEX Markets Platform is intended to permit investors to purchase an ownership interest in a commercial real estate project on terms that would ordinarily not be available to retail investors. The LEX Market Platform is intended to enable investors to benefit from liquidity, low transaction costs and low minimum investment requirements as compared to traditional commercial real estate investments.

The LEX Markets Platform is comprised of (a) a front-end order management system (OMS) that enables users to research securities offered by LEX Markets and enter orders to buy or sell them, and (b) a matching engine that crosses buy and sell orders and reports trades to brokers for clearing and settlement and to the FINRA OTC Trade Reporting Facility. The matching engine is operated by LEX Markets as an Alternative Trading System (ATS) in compliance with Regulation ATS.

In consideration for the Platform Fee, pursuant to the terms of the LEX ATS Issuer Agreement, which is the agreement for participation in the LEX Markets Platform, LEX Markets agrees to provide the Company with a comprehensive solution to assist the Company to comply with the Company’s ongoing disclosure obligations under Regulation A and a venue tailored for secondary trading of the Units. This includes assisting the Company in engaging third-party providers for services such as legal advisory work, periodic audit services, filing and compliance services associated with state securities laws (Blue Sky), transfer agent services, and tax preparation services such as the distribution of Form K-1s to Unit holders. This summary of services provided by LEX Markets is not intended to be complete and is qualified in its entirety by reference to the form of the LEX ATS Issuer Agreement, a copy of which is filed as an exhibit to the offering statement of which this offering circular forms a part.

Blue Sky Requirements for Secondary Trading

While Regulation A pre-empts state Blue Sky laws with respect to initial offerings, it does not as to secondary market trading. To facilitate secondary market trading, the Company intends to rely upon the unsolicited broker transactions and manual publication exemptions available under most state Blue Sky laws. In states that do not offer unsolicited broker transaction or manual publication Blue Sky exemptions, the Company will either register as required by state law or the LEX Markets Platform will not allow primary or secondary market trading by residents of such state(s).

Eligibility Criteria

In order to be eligible to participate on the LEX Markets Platform, the Company must meet the following eligibility criteria throughout the term of participation:

●	The Unit must have assigned CUSIP numbers and be eligible for DTC Continuous Net Settlement;

●	The Company must engage a transfer agent approved by LEX Markets;

●	The Company must comply with the applicable Blue Sky requirements;

●	The Company must timely file all continuous and other reporting requirements under the Securities Act, including without limitation, the requirements of Regulation A;

●	The Manager must own at least 5% of the Units or an equivalent interest in the Company that is pari passu with an investment in the Units;

●	Material related party transactions must be reviewed and approved by an ad hoc independent board member;

●	The fiduciary duties of the Manager cannot be disclaimed;

●	The Company must maintain a public company director and officer insurance policy with a least $3,000,000 of coverage; and

●	The Company must not be the subject of any material enforcement proceeding brought by a regulator or criminal enforcement authority, and maintain status that prevents “bad actor” disqualification of “covered person” under Regulation A.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section is a summary of the material U.S. federal income tax considerations that may be relevant to prospective holders of Units who are individual citizens or residents of the United States. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated thereunder (the “Treasury Regulations”) and current administrative rulings and court decisions, all of which are subject to change. Later changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. We have not obtained, and do not intend to obtain, any opinion of counsel or ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions. Unless the context otherwise requires, references in this section to “us” or “we” are references to One Chestnut Partners LLC.

The following section does not comment on all U.S. federal income tax matters affecting the Company or its unitholders and does not describe the application of the alternative minimum tax that may be applicable to certain unitholders. Moreover, the discussion focuses on unitholders who are individual citizens or residents of the United States and has only limited application to corporations, estates, entities treated as partnerships for U.S. federal income tax purposes, trusts, nonresident aliens, U.S. expatriates and former citizens or long-term residents of the United States or other unitholders subject to specialized tax treatment, such as banks, insurance companies and other financial institutions, tax-exempt institutions, foreign persons (including, without limitation, controlled foreign corporations, passive foreign investment companies and persons eligible for the benefits of an applicable income tax treaty with the United States), individual retirement accounts (IRAs), real estate investment trusts (REITs) or mutual funds, dealers in securities or currencies, traders in securities, U.S. persons whose “functional currency” is not the U.S. dollar, persons holding their Units as part of a “straddle,” “hedge,” “conversion transaction” or other risk reduction transaction, persons subject to special tax accounting rules as a result of any item of gross income with respect to the Units being taken into account in an applicable financial statement and persons deemed to sell their Units under the constructive sale provisions of the Code. In addition, the discussion only comments to a limited extent on state, local, and foreign tax consequences. Accordingly, we encourage each prospective holder of Units to consult his or her own tax advisor in analyzing the U.S. federal, state, local and foreign tax consequences particular to him or her of the ownership or disposition of Units and potential changes in applicable laws.

Partnership Status

A partnership is not a taxable entity and incurs no U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account his or her share of items of income, gain, loss and deduction of the partnership in computing his or her U.S. federal income tax liability, regardless of whether cash distributions are made by the partnership. Distributions from a partnership to a partner are generally not taxable to the partnership or the partner unless the amount of cash distributed to such partner is in excess of his or her adjusted basis in the partnership interest.

Section 7704 of the Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to as the “Qualifying Income Exception,” exists with respect to publicly traded partnerships of which 90% or more of the gross income for every taxable year consists of “qualifying income.” Qualifying income includes dividends, interest (other than from a financial business), real property rents, gain from the sale of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income.

We intend to operate such that we will meet the Qualifying Income Exception in each taxable year. We do not expect to seek a ruling from the IRS or an opinion of counsel as to our status for U.S. federal income tax purposes or whether our operations will generate qualifying income under Section 7704 of the Code.

If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our unitholders or pay other amounts), we will be treated as if we had transferred all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed that stock to the unitholders in liquidation of their interests in us. This deemed contribution and liquidation should be tax-free to unitholders and us so long as we, at that time, do not have liabilities in excess of the tax basis of our assets. Thereafter, we would be treated as a corporation for U.S. federal income tax purposes.

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If we were treated as an association taxable as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, our items of income, gain, loss and deduction would be reflected only on our tax return rather than being passed through to our unitholders, and our net income would be taxed to us at the corporate rate. In addition, any distribution made to a unitholder would be treated as taxable dividend income, to the extent of our current and accumulated earnings and profits, or, in the absence of earnings and profits, a non-taxable return of capital, to the extent of the unitholder’s tax basis in his Units, or taxable capital gain, after the unitholder’s tax basis in his Units is reduced to zero. Accordingly, taxation as a corporation could result in a reduction in a unitholder’s cash flow and after-tax return and thus would likely result in a reduction of the value of the Units.

The remainder of this discussion assumes that we will be treated as a partnership for U.S. federal income tax purposes.

Tax Consequences of Unit Ownership

Flow-through of Taxable Income

Subject to the discussion below under “—Entity-Level Collections,” we will not pay any U.S. federal income tax. Instead, each unitholder will be required to report on his or her income tax return his or her share of our income, gains, losses and deductions without regard to whether corresponding cash distributions are made. Consequently, we may allocate income to a unitholder even if he or she has not received a cash distribution. Each unitholder will be required to include in income his or her allocable share of our income, gains, losses and deductions for our taxable year ending with or within his or her taxable year.

Treatment of Distributions

Cash distributions made by us to a unitholder generally will not be taxable to him or her for U.S. federal income tax purposes to the extent of such unitholder’s tax basis in his or her Units immediately before the distribution. Cash distributions made by us to a unitholder in an amount in excess of his or her tax basis generally will be considered to be gain from the sale or exchange of the Units, taxable in accordance with the rules described under “—Disposition of Units” below.

Adjusted Tax Basis of Units

A unitholder’s initial tax basis in his or her Units generally will be the amount such unitholder paid for the Units plus his or her share of our nonrecourse liabilities. That basis generally will be increased by such unitholder’s share of our income and by any increases in such unitholder’s share of our nonrecourse liabilities. That basis generally will be decreased, but not below zero, by distributions to such unitholder from us, by such unitholder’s share of our losses, by any decreases in such unitholder’s share of our nonrecourse liabilities and by such unitholder’s share of our expenditures that are not deductible in computing taxable income and that are not required to be capitalized. A unitholder generally will have a share, based on such unitholder’s share of profits, of our nonrecourse liabilities. See “—Disposition of Units” on page 31.

Restrictions on Deductibility of Losses

A unitholder may deduct its allocable share of our losses (if any) for U.S. federal income tax purposes only to the extent of such unitholder’s adjusted tax basis in the Units it is treated as holding at the end of the taxable year in which the losses occur. If the recognition of a unitholder’s allocable share of our losses would reduce its adjusted tax basis for its Units below zero, the recognition of such losses by such unitholder would be deferred to subsequent taxable years and will be allowed if and when such unitholder has sufficient tax basis so that such losses would not reduce such unitholder’s adjusted tax basis below zero. In addition, the “at-risk” rules and the limitations on “passive activity losses” and “excess business losses” could further limit the deductibility of losses allocable to a unitholder.

Limitations on Interest Deductions

Our ability to deduct interest paid or accrued on indebtedness properly allocable to a trade or business, “business interest,” will be limited to an amount equal to the sum of (i) our business interest income during the taxable year and (ii) 50% of our adjusted taxable income for such taxable year. Should our ability to deduct business interest be limited, the amount of taxable income allocated to our unitholders in the taxable year in which the limitation is in effect may increase. However, in certain circumstances, a unitholder may be able to use a portion of a business interest deduction subject to this limitation in future taxable years. Prospective unitholders should consult their tax advisors regarding the impact of this business interest deduction limitation on an investment in the Units.

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In addition, the deductibility of a non-corporate taxpayer’s “investment interest expense” is generally limited to the amount of that taxpayer’s “net investment income.” Investment interest expense includes:

●	interest on indebtedness properly allocable to property held for investment;

●	our interest expense attributed to portfolio income; and

●	the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

The computation of a unitholder’s investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a Unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment or (if applicable) qualified dividend income. The IRS has indicated that the net passive income earned by a publicly traded partnership will be treated as investment income to its unitholders. In addition, the unitholder’s share of our portfolio income will be treated as investment income.

Entity-Level Collections

If we are required or elect under applicable law to pay any U.S. federal, state, local or foreign income tax on behalf of any unitholder or any former unitholder, we are authorized to pay those taxes from our funds. That payment, if made, may be treated as a distribution of cash to the unitholder on whose behalf the payment was made. If the payment is made on behalf of a person whose identity cannot be determined, we are authorized to treat the payment as a distribution to all current unitholders. We are authorized to amend the Operating Agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of Units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under the Operating Agreement is maintained as nearly as is practicable. Payment by us as described above could give rise to an overpayment of tax on behalf of an individual unitholder in which event the unitholder would be required to file a claim in order to obtain a credit or refund.

Allocation of Items of Income, Gain, Loss and Deduction

In general, if we have a net profit, our items of income, gain, loss and deduction will be allocated among our unitholders in accordance with their percentage interests in us. If we have a net loss for the entire year, that loss will be allocated to the unitholders in accordance with their percentage interests in us, as adjusted for certain items in accordance with applicable Treasury Regulations.

Section 706 of the Code provides that items of partnership income and deduction must be allocated between transferors and transferees of shares. We will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, loss, deduction and credit to unitholders in a manner that reflects such unitholders’ beneficial shares of our items. These conventions are designed to more closely align the receipt of cash and the allocation of income between unitholders of Units, but these assumptions and conventions may not conform with all aspects of existing Treasury Regulations. If the IRS successfully challenges our conventions, our items of income, gain, loss, deduction or credit may be reallocated among the unitholders to the possible detriment of certain unitholders. The Manager is authorized to revise our method of allocation between transferors and transferees (as well as among unitholders whose interests otherwise could vary during a taxable period).

Because we cannot match transferors and transferees of Units, we may adopt depreciation, amortization, and other tax accounting positions that may not comply with all aspects of existing Treasury Regulations. A successful IRS challenge to those positions could adversely affect the allocations of tax items to unitholders and could have a negative impact on the value of Units or result in audits of and adjustments to unitholders’ tax returns.

Tax Rates

Currently, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 37%, and the highest marginal U.S. federal income tax rate applicable to long-term capital gains (generally, capital gains on certain assets held for more than twelve months) of individuals is 20%. Such rates are subject to change by new legislation at any time.

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In addition, a 3.8% Medicare tax, or NIIT, is imposed on certain net investment income earned by individuals, estates and trusts. For these purposes, net investment income generally includes a unitholder’s allocable share of our income and gain realized by a unitholder from a sale of Units. In the case of an individual, the tax will be imposed on the lesser of (i) the unitholder’s net investment income or (ii) the amount by which the unitholder’s modified adjusted gross income exceeds $250,000 (if the unitholder is married and filing jointly or a surviving spouse), $125,000 (if the unitholder is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income, or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins for such taxable year. Treasury Regulations have been issued that provide guidance regarding the NIIT. Prospective unitholders are urged to consult their tax advisors as to the impact of the NIIT on an investment in the Units.

For taxable years beginning after December 31, 2017, and ending on or before December 31, 2025, a non-corporate unitholder may be entitled to a deduction of up to 20% of its “qualified publicly traded partnership income” attributable to us. For purposes of this deduction, a unitholder’s “qualified publicly traded partnership income” attributable to us is equal to the sum of:

●	the net amount of such unitholder’s allocable share of certain of our income, gain, deduction and loss (generally excluding certain items related to our investment activities, including capital gains and dividends, which are subject to a U.S. federal income tax rate of 20%); and

●	any gain recognized by such unitholder on the disposition of his or her Units to the extent such gain is attributable to certain assets subject to ordinary income or loss treatment under Section 751, including depreciation recapture and “inventory items” we own.

Prospective unitholders should consult their tax advisors regarding the application of this deduction and its interaction with the overall deduction for “qualified business income.”

Section 754 Election

The Manager intends to make the election permitted by Section 754 of the Code. That election is irrevocable without the consent of the IRS. The election generally permits us to adjust a Unit purchaser’s tax basis in our assets under Section 743(b) of the Code to reflect his or her purchase price. This election does not apply with respect to a person who purchases Units directly from us. The Section 743(b) adjustment belongs to the purchaser and not to other unitholders.

A Section 754 election is advantageous if the transferee’s tax basis in his or her Units is higher than the Units’ share of the aggregate tax basis of our assets immediately prior to the transfer. In that case, as a result of the election, the transferee would have, among other items, a greater amount of depreciation and depletion deductions and his or her share of any gain on a sale of our assets would be less.

The calculations involved in the Section 754 election are complex and, if such an election is made, such calculations will be made on the basis of assumptions as to the value of our assets and other matters. We cannot assure you that the determinations we make will not be successfully challenged by the IRS and that any deductions resulting from them will not be reduced or disallowed altogether.

Tax Treatment of Operations

Taxable Year

We use the year ending December 31 as our taxable year for U.S. federal income tax purposes. Each unitholder will be required to include in income such unitholder’s share of our income, gain, loss and deduction for our taxable year ending within his or her taxable year. In addition, a unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of such unitholder’s Units following the close of our taxable year but before the close of such unitholder’s taxable year must include such unitholder’s share of our income, gain, loss and deduction in income for his or her taxable year, meaning that such unitholder will be required to include in income for such taxable year his or her share of more than twelve months of our income, gain, loss and deduction.

Tax Basis, Depreciation and Amortization

The tax basis of our assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. The U.S. federal income tax burden associated with the difference between the fair market value of our assets and their tax basis immediately prior to an offering will generally be borne by our unitholders holding interests in us prior to any such offering. See “—Tax Consequences of Unit Ownership—Allocation of Items of Income, Gain, Loss and Deduction.”

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To the extent allowable, we may elect to use the depreciation and cost recovery methods, including bonus depreciation to the extent available, that will result in the largest deductions being taken in the early years after assets subject to these allowances are placed in service. Please read “—Allocation of Items of Income, gain, Loss and Deduction.” Property we subsequently acquire or construct may be depreciated using accelerated methods permitted by the Code.

The costs we incur in selling the Units (called “syndication expenses”) must be capitalized and cannot be deducted currently, ratably or upon our termination. There are uncertainties regarding the classification of costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us. The underwriting discounts and commissions we incur will be treated as syndication expenses. In addition, some or all of the Platform Fee payable by the Company to LEX Markets will be capitalized and cannot be deducted currently.

Valuation and Tax Basis of Our Properties

The U.S. federal income tax consequences of the ownership and disposition of Units will depend in part on our estimates of the relative fair market values, and the initial tax bases, of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates and determinations of basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or determinations of basis are later found to be incorrect, the character and amount of items of income, gain, loss or deduction previously reported by unitholders might change, and unitholders might be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Units

Gain or loss will be recognized on a sale of Units equal to the difference between the amount realized and the unitholder’s adjusted tax basis in the Units sold. A unitholder’s amount realized will be measured by the sum of the cash or the fair market value of other property received plus his or her share, if any, of our nonrecourse liabilities. Because the amount realized includes a unitholder’s share of our nonrecourse liabilities, the gain recognized on the sale of Units could result in a tax liability in excess of any cash received from the sale.

Except as noted below, gain or loss recognized by a unitholder, other than a “dealer,” on the sale or exchange of a Unit will generally be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of Units held for more than twelve months will generally be taxed at the U.S. federal income tax rate applicable to long-term capital gains. However, a portion of this gain or loss, which may be substantial, will be separately computed and taxed as ordinary income or loss under Section 751 of the Code to the extent attributable to assets giving rise to “unrealized receivables,” including potential recapture items such as depreciation recapture, or to “inventory items” we own. In addition, any unrecaptured Section 1250 amounts will be subject to a tax rate in excess of the long-term capital gain rate. Ordinary income attributable to unrealized receivables and inventory items may exceed net taxable gain realized upon the sale of a Unit and may be recognized even if there is a net taxable loss realized upon the sale of a Unit. Thus, a unitholder may recognize both ordinary income and a capital loss upon a sale of Units. Capital losses may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may only be used to offset capital gains in the case of corporations. Ordinary income recognized by a unitholder on disposition of the Units may be reduced by such unitholder’s deduction for qualified business income. Both ordinary income and capital gain recognized on a sale of units may be subject to the NIIT in certain circumstances. Please read “—Tax Consequences of Unit Ownership—Tax Rates.”

Unitholders who purchase the Units in separate transactions must maintain a single adjusted tax basis for all those Units. Upon a sale or other disposition of less than all of the Units held by such unitholders, a portion of the aggregate tax basis of all Units must be allocated to the Units sold. Unitholders who purchase the Units at different times and intend to sell all or a portion of the Units within a year of their most recent purchase are urged to consult their tax advisors regarding the application of certain “split holding period” rules to them and the treatment of any gain or loss as long-term or short-term capital gain or loss. For example, a selling unitholder may use the actual holding period of the portion of its transferred Units, provided such Units are divided into identifiable Units with ascertainable holding periods, the selling unitholder can identify the portion of the Units transferred, and the unitholder elects to use the identification method for all sales or exchanges of the Units.

Tax-Exempt Organizations and Foreign Investors

General

Ownership of Units by employee benefit plans, other tax-exempt organizations, non-resident aliens, foreign corporations and other foreign persons raises issues unique to those investors and, as described below to a limited extent, may have substantially adverse tax consequences to them. If you are a tax-exempt entity or a foreign person, you should consult your tax advisor before investing in the Units.

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Employee benefit plans and most other organizations exempt from U.S. federal income tax, including IRAs and other retirement plans, are subject to U.S. federal income tax on unrelated business taxable income. Items of our income allocated to a unitholder that is a tax-exempt organization may be treated as unrelated business taxable income that may be taxable to it.

A regulated investment company or “mutual fund” is required to derive 90% or more of its gross income from interest, dividends and gains from the sale of stocks or securities or foreign currency or specified related sources. It is not anticipated that any significant amount of our gross income will include that type of income.

Non-resident aliens and foreign corporations, trusts or estates that own units (“foreign unitholders”) may be considered to be engaged in business in the United States because of the ownership of Units. As a consequence, they may be required to file U.S. federal tax returns to report their share of our items of income, gain, loss or deduction and pay U.S. federal income tax at regular rates on their share of our income or gain. Moreover, under rules applicable to publicly traded partnerships, our distributions to foreign unitholders will generally be subject to withholding at the highest applicable effective tax rate. Each foreign unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN, W-8BEN-E or applicable substitute form in order to obtain credit for these withholding taxes. A change in applicable law may require us to change these procedures.

In addition, because a foreign corporation that owns Units may be treated as engaged in a U.S. trade or business, that corporation may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular U.S. federal income tax, on its share of our earnings and profits, as adjusted for changes in the foreign corporation’s “U.S. net equity,” that is effectively connected with the conduct of a U.S. trade or business. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a “qualified resident.” This type of unitholder is also subject to special information reporting requirements under Section 6038C of the Code.

Sale of a Unit

A foreign unitholder who sells or otherwise disposes of a Unit will be subject to U.S. federal income tax on gain realized from the sale or disposition of that unit to the extent the gain is effectively connected with a U.S. trade or business of the foreign unitholder. Gain on the sale or disposition of a Unit will be treated as effectively connected with a U.S. trade or business to the extent that a foreign unitholder would recognize gain effectively connected with a U.S. trade or business upon the hypothetical sale of our assets at fair market value on the date of the sale or exchange of that Unit. Such gain shall be reduced by certain amounts treated as effectively connected with a U.S. trade or business attributable to certain real property interests.

Under the Foreign Investment in Real Property Tax Act, a foreign unitholder (other than certain “qualified foreign pension funds” (or an entity all of the interests of which are held by such a qualified foreign pension fund), which generally are entities or arrangements that are established and regulated by foreign law to provide retirement or other pension benefits to employees, do not have a single participant or beneficiary that is entitled to more than 5% of the assets or income of the entity or arrangement and are subject to certain preferential tax treatment under the laws of the applicable foreign country), generally will be subject to a 15% U.S. federal withholding tax upon the sale, exchange or other disposition of a Unit if (i) he or she owned (directly or constructively applying certain attribution rules) more than 5% of the class of such Unit at any time during the five-year period ending on the date of such disposition and (ii) 50% or more of the fair market value of all of our assets consisted of U.S. real property interests at any time during the shorter of the period during which such unitholder held the Units or the five-year period ending on the date of disposition. In general, a U.S. real property interest does not include any interest in a domestically-controlled qualified investment entity. If more than 50% of our assets consist of U.S. real property interests, foreign unitholders may be subject to U.S. federal income tax on gain from the sale, exchange or other disposition of their Units.

Upon the sale, exchange or other disposition of a Unit by a foreign unitholder, the transferee is generally required to withhold 10% of the amount realized on such sale, exchange or other disposition if any portion of the gain on such sale, exchange or other disposition would be treated as effectively connected with a U.S. trade or business. If the transferee fails to satisfy this withholding requirement, we will be required to deduct and withhold such amount (plus interest) from future distributions to the transferee. Because the “amount realized” would include a unitholder’s share of our nonrecourse liabilities, if any, 10% of the amount realized could exceed the total cash purchase price for such disposed Units. Due to this fact, our inability to match transferors and transferees of Units and other uncertainty surrounding the application of these withholding rules, the U.S. Department of the Treasury and the IRS have currently suspended these rules for transfers of certain publicly traded partnership interests, including transfers of the Units, until regulations or other guidance has been issued. It is unclear when such regulations or other guidance will be issued.

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Additional withholding requirements may also affect certain foreign unitholders. Please read “—Administrative Matters—Additional Withholding Requirements” and “—Administrative Matters —Information Reporting and Backup Withholding.”

Administrative Matters

Information Returns and Audit Procedures

We intend to furnish to each unitholder, as soon as reasonably practicable after the close of each calendar year, specific tax information, including a Schedule K-1, which describes such unitholder’s share of our income, gain, loss and deduction for our preceding taxable year. However, unitholders may not receive this tax information prior to when tax return filings become due and may need to file for extensions or file based on estimates. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder’s share of income, gain, loss and deduction. We cannot assure you that those positions will yield a result that conforms to the requirements of the Code, Treasury Regulations or administrative interpretations of the IRS. We cannot assure prospective unitholders that the IRS will not successfully contend in court that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the Units.

The IRS may audit our U.S. federal income tax information returns. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year’s tax liability, and possibly may result in an audit of his return. Any audit of a unitholder’s return could result in adjustments not related to our returns as well as those related to our returns.

Entities treated as partnerships for U.S. federal income tax purposes generally are treated as separate entities for purposes of U.S. federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners.

A unitholder must file a statement with the IRS identifying the treatment of any item on his U.S. federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.

If the IRS makes audit adjustments to our income tax returns, it may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from us. Similarly, if the IRS makes audit adjustments to income tax returns filed by an entity in which we are a member or a partner, it may assess and collect any taxes (including penalties and interest) resulting from such audit adjustment directly from such entity. If, as a result of any such audit adjustment, we are required to make payments of taxes, penalties and interest, our cash available for distribution to our unitholders might be substantially reduced.

Additionally, we are required to designate a person with a substantial presence in the United States as the partnership representative (“Partnership Representative”). The Partnership Representative will have the sole authority to act on our behalf for purposes of, among other things, U.S. federal income tax audits and judicial review of administrative adjustments by the IRS. If we do not make such a designation, the IRS can select any person as the Partnership Representative. We currently anticipate that we will designate the Manager as our Partnership Representative. With respect to any period in which any non-individual is the Partnership Representative, the Manager will cause us to appoint an individual eligible to be a designated individual through whom the Partnership Representative will act (the “Designated Individual”). Any actions taken by us or by the Partnership Representative or the Designated Individual on our behalf with respect to, among other things, U.S. federal income tax audits and judicial review of administrative adjustments by the IRS, will be binding on us and all of our unitholders.

Information Reporting and Backup Withholding

If we are required to withhold any U.S. tax on distributions made to any unitholder, we will pay such withheld amount to the IRS. Amounts withheld generally will be reported annually to the IRS and to the unitholders by the applicable withholding agent. Distributions made to a unitholder that is a “United States person” as defined in the Code may be subject to backup withholding, unless such unitholder provides the appropriate documentation certifying that, among other things, its taxpayer identification number (“TIN”) is correct, or otherwise establishes an exemption. Such unitholder should use an IRS Form W-9 for this purpose. If such unitholder does not provide its correct TIN and other required information or an adequate basis for exemption, payments made to such unitholder will be subject to backup withholding (currently, at a rate of 24%) and such unitholder may be subject to a penalty imposed by the IRS. Exempt unitholders (including, among others, all corporations) are not subject to these information reporting and backup withholding requirements, provided that, if required, they properly demonstrate their eligibility for exemption. In order for a foreign unitholder to avoid backup withholding, such unitholder should submit the appropriate version of IRS Form W-8, attesting to such unitholder’s foreign status. The failure of such a foreign unitholder to provide the appropriate IRS Form W-8 may result in backup withholding on some or all of the payments made to such unitholder. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a unitholder’s U.S. federal income tax liability if the required information is furnished by such unitholder on a timely basis to the IRS.

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If you do not timely provide us with IRS Form W-8 or IRS Form W-9, as applicable, or such form is not properly completed, we may become subject to U.S. backup withholding taxes in excess of what would have been imposed had we received certifications from all unitholders. Such excess U.S. backup withholding taxes may be treated by us as an expense that will be borne by all unitholders on a pro rata basis (where we are or may be unable to cost efficiently allocate any such excess withholding tax cost specifically to the unitholders that failed to timely provide the proper U.S. tax certifications).

Additional Withholding Requirements

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Code) and certain other foreign entities. Specifically, a 30% withholding tax may be imposed on interest, dividends and other fixed or determinable annual or periodical gains, profits and income from sources within the United States (“FDAP Income”) paid to a foreign financial institution or to a “non-financial foreign entity,” (as specially defined in the Code) unless (i) the foreign financial institution undertakes certain diligence and reporting, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these requirements may be subject to different rules.

Thus, to the extent we have FDAP Income on or after January 1, 2019 that is not treated as effectively connected with a U.S. trade or business (please read “—Tax-Exempt Organizations and Foreign Investors”), unitholders who are foreign financial institutions or certain other foreign entities, or persons that hold their Units through such foreign entities, may be subject to withholding on distributions they receive from us, or their distributive share of our income, pursuant to the rules described above.

Prospective unitholders should consult their own tax advisors regarding the potential application of these withholding provisions to their investment in the Units.

Persons who hold an interest in us as a nominee for another person are required to furnish to us:

●	the name, address and taxpayer identification number of the beneficial owner and the nominee;

●	whether the beneficial owner is:

●	a person that is not a U.S. person;

●	a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or

●	a tax-exempt entity;

●	the amount and description of Units held, acquired or transferred for the beneficial owner; and

●	specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from dispositions.

Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on Units they acquire, hold or transfer for their own account. A penalty is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the Units with the information furnished to us.

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Reportable Transactions

If the U.S. federal tax rules relating to “reportable transactions” are applicable to us (or any of the transactions undertaken by us), unitholders that are required to file U.S. federal income tax returns (and, in some cases, certain direct and indirect interest holders of certain unitholders) would be required to disclose to the IRS information relating to us and our transactions, and to retain certain documents and other records related thereto. Although we do not believe that the purchase of the Units is a reportable transaction, there can be no assurance that the IRS will not take a contrary position. In addition, an interest in us could become a reportable transaction for unitholders in the future, for example if we generate certain types of losses that exceed prescribed thresholds or if certain other events occur. It is also possible that a transaction undertaken by us will be a reportable transaction for unitholders. Substantial penalties may be imposed on taxpayers who fail to comply with these laws.

In addition, other tax laws impose substantial excise taxes and additional reporting requirements and penalties on certain tax-exempt investors (and, in some cases, the managers of tax-exempt investors) that are, directly or in some cases indirectly, parties to certain types of reportable transactions.

Recent Legislative Developments

The present U.S. federal income tax treatment of publicly traded partnerships, including us, or an investment in the Units may be modified by administrative, legislative or judicial interpretation at any time. For example, from time to time, members of Congress and the President propose and consider substantive changes to the existing U.S. federal income tax laws that affect publicly traded partnerships, including the elimination of partnership tax treatment for publicly traded partnerships.

Any modifications to the U.S. federal income tax laws or interpretations thereof may or may not be retroactively applied and could make it more difficult or impossible to meet the exception for us to be treated as a partnership for U.S. federal income tax purposes. Please read “—Partnership Status.” We are unable to predict whether any such changes will ultimately be enacted. However, it is possible that a change in law could affect us, and any such changes could negatively impact the value of an investment in the Units.

State, Local, Foreign and Other Tax Considerations

The foregoing discussion does not address the U.S. state and local or foreign tax consequences of the purchase, ownership and disposition of the Units. Unitholders may be subject to certain U.S. state and local and foreign taxation, and tax return filing requirements, in the jurisdictions of our activities or investments. Unitholders may not receive the relevant tax information prior to when tax return filings become due and may need to file for extensions. Some of the jurisdictions may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular unitholder’s income tax liability to the jurisdiction, generally does not relieve a nonresident unitholder from the obligation to file an income tax return. Amounts withheld will be treated as if distributed to unitholders for purposes of determining the amounts distributed by us. Please read “—Tax Consequences of Unit Ownership—Entity-Level Collections.”

It is the responsibility of each unitholder to investigate the legal and tax consequences, under the U.S. federal laws and the laws of pertinent states, localities and foreign jurisdictions, of his or her investment in us. Accordingly, each prospective unitholder is urged to consult his or her own tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state, local and foreign, as well as U.S. federal tax returns, that may be required.

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ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), is a broad statutory framework that governs most U.S. retirement and other U.S. employee benefit plans. ERISA and the rules and regulations of the Department of Labor (the “DOL”) under ERISA contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA (“ERISA Plans”) and their legal advisors. In particular, a fiduciary of an ERISA Plan should consider whether an investment in the Units (or, in the case of a participant-directed defined contribution plan (a “Participant-Directed Plan”), making the Units available for investment under the Participant-Directed Plan) satisfies the requirements set forth in Part 4 of Title I of ERISA, including the requirements that (1) the investment satisfy the prudence and diversification standards of ERISA, (2) the investment be in the best interests of the participants and beneficiaries of the ERISA Plan, (3) the investment be permissible under the terms of the ERISA Plan’s investment policies and governing instruments and (4) the investment does not give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

In determining whether an investment in the Units (or making the Units available as an investment option under a Participant-Directed Plan) is prudent for ERISA purposes, a fiduciary of an ERISA Plan should consider all relevant facts and circumstances including, without limitation, possible limitations on the transferability of the Units, whether the investment provides sufficient liquidity in light of the foreseeable needs of the ERISA Plan (or the participant account in a Participant-Directed Plan), and whether the investment is reasonably designed, as part of the ERISA Plan’s portfolio, to further the ERISA Plan’s purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment. It should be noted that neither the Manager nor any of its affiliates has any responsibility for developing any overall investment strategy for any ERISA Plan (or the participant account in a Participant-Directed Plan) or for advising any ERISA Plan (or participant in a Participant-Directed Plan) as to the advisability or prudence of an investment in us. Rather, it is the obligation of the appropriate fiduciary for each ERISA Plan (or participant in a Participant-Directed Plan) to consider whether an investment in the Units by the ERISA Plan (or making such Units available for investment under a Participant-Directed Plan in which event it is the obligation of the participant to consider whether an investment in the Units is advisable), when judged in light of the overall portfolio of the ERISA Plan, will meet the prudence, diversification and other applicable requirements of ERISA.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan, as well as those plans that are not subject to ERISA but that are subject to Section 4975 of the Code, such as individual retirement accounts (“IRAs”) and non-ERISA Keogh plans (collectively with ERISA Plans, “Plans”), and certain persons (referred to as “parties in interest” for purposes of ERISA or “disqualified persons” for purposes of the Code) having certain relationships to Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to non-deductible excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction might have to be rescinded. In addition, a fiduciary who causes an ERISA Plan to engage in a non-exempt prohibited transaction may be personally liable for any resultant loss incurred by the ERISA Plan and may be subject to other potential remedies.

A Plan that proposes to invest in the Units (or to make the Units available for investment under a Participant-Directed Plan) may already maintain a relationship with the Manager or one or more of its affiliates, as a result of which the Manager or such affiliate may be a “party in interest” under ERISA or a “disqualified person” under the Code, with respect to such Plan (e.g., if the Manager or such affiliate provides investment management, investment advisory or other services to that Plan). ERISA (and the Code) prohibits plan assets from being used for the benefit of a party in interest (or disqualified person). This prohibition is not triggered by “incidental” benefits to a party in interest (or disqualified person) that result from a transaction involving the Plan that is motivated solely by the interests of the Plan. ERISA (and the Code) also prohibits a fiduciary from using its position to cause the Plan to make an investment from which the fiduciary, its affiliates or certain parties in which it has an interest would receive a fee or other consideration or benefit. In this circumstance, Plans that propose to invest in the Units should consult with their counsel to determine whether an investment in the Units would result in a transaction that is prohibited by ERISA or Section 4975 of the Code.

If our assets were considered to be assets of a Plan (referred to herein as “Plan Assets”), our management might be deemed to be fiduciaries of the investing Plan. In this event, the operation of the Company could become subject to the restrictions of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and/or the prohibited transaction rules of Section 4975 of the Code.

The DOL has promulgated a final regulation under ERISA, 29 C.F.R. § 2510.3-101 (as modified by Section 3(42) of ERISA, the “Plan Assets Regulation”), that provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets for purposes of applying the fiduciary requirements of Title I of ERISA (including the prohibited transaction rules of Section 406 of ERISA) and the prohibited transaction provisions of Code Section 4975.

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Under the Plan Assets Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

●	in securities issued by an investment company registered under the Investment Company Act;

●	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;

●	in an “operating company” which includes “venture capital operating companies” and “real estate operating companies;” or

●	in which equity participation by “benefit plan investors” is not significant.

The Units will constitute an “equity interest” for purposes of the Plan Assets Regulation, and the Units may not constitute “publicly offered securities” for purposes of the Plan Assets Regulation. In addition, the Units will not be issued by a registered investment company.

The 25% Limit

Under the Plan Assets Regulation, and assuming no other exemption applies, an entity’s assets would be deemed to include “plan assets” subject to ERISA on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interests in the entity is held by “benefit plan investors” (the “25% Limit”). For purposes of this determination, the value of equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee with respect to such assets (or any affiliate of such a person) is disregarded. The term “benefit plan investor” is defined in the Plan Assets Regulation as (a) any employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) any plan that is subject to Section 4975 of the Code and (c) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (to the extent of such plan’s investment in the entity). Thus, our assets would not be considered to be “plan assets” for purposes of ERISA so long as the 25% Limit is not exceeded.

Operating Companies

Under the Plan Assets Regulation, an entity is an “operating company” if it is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. In addition, the Plan Assets Regulation provides that the term operating company includes an entity qualifying as a real estate operating company (“REOC”) or a venture capital operating company (“VCOC”). An entity is a REOC if: (i) on its “initial valuation date and on at least one day within each annual valuation period,” at least 50% of the entity’s assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and (ii) such entity in the ordinary course of its business is engaged directly in the management and development of real estate during the period from its initial valuation date through the last day of the first annual valuation period, and during each 12-month period thereafter. The “initial valuation date” is the date on which an entity first makes an investment that is not a short-term investment of funds pending long-term commitment. An entity’s “annual valuation period” is a pre-established period not exceeding 90 days in duration, which begins no later than the anniversary of the entity’s initial valuation date. Certain examples in the Plan Assets Regulation clarify that the management and development activities of an entity seeking to qualify as a REOC may be carried out by independent contractors (including, in the case of a partnership, affiliates of the general partner) under the supervision of the entity. An entity will qualify as a VCOC if (i) on its initial valuation date and on at least one day during each annual valuation period, at least 50% of the entity’s assets, valued at cost, consist of “venture capital investments,” and (ii) the entity, in the ordinary course of business, actually exercises management rights with respect to one or more of its venture capital investments. The Plan Assets Regulation defines the term “venture capital investments” as investments in an operating company (other than a VCOC, but including a REOC) with respect to which the investor obtains management rights.

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We intend to operate the Company in a manner that either will enable us to qualify as a VCOC (or a REOC) or to meet such other exception as may be available to prevent our assets from being treated as assets of any investing Plan for purposes of the Plan Assets Regulation, such as by not exceeding the 25% Limit. Accordingly, we believe, on the basis of the Plan Assets Regulation, that our underlying assets should not constitute “plan assets” for purposes of ERISA. However, no assurance can be given that this will be the case. Under the Operating Agreement, the Manager will have the power to take certain actions to avoid having the assets of the Company characterized as “plan assets,” including the right to cause a member that is a benefit plan investor to withdraw with respect to all or part of its Units.

If our assets are deemed to constitute “plan assets” under ERISA, certain of the transactions in which we might normally engage could constitute a non-exempt “prohibited transaction” under ERISA or Section 4975 of the Code. In such circumstances, in our sole discretion, we may void or undo any such prohibited transaction, and we may require each investor that is a benefit plan investor to redeem their Units upon terms that we consider appropriate.

Prospective investors that are subject to the provisions of Title I of ERISA and/or Code Section 4975 should consult with their counsel and advisors as to the provisions of Title I of ERISA and/or Code Section 4975 relevant to an investment in the Units.

As discussed above, although IRAs and non-ERISA Keogh plans are not subject to ERISA, they are subject to the provisions of Section 4975 of the Code, prohibiting transactions with “disqualified persons” and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with the Company or any of our affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with the Company or any of our affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in the Units with assets of the IRA.

Units sold by us may be purchased or owned by investors who are investing Plan assets. Our acceptance of an investment by a Plan should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for a Plan. In consultation with its advisors, each prospective Plan investor should carefully consider whether an investment in the Units is appropriate for, and permissible under, the terms of the Plan’s governing documents.

Governmental plans, foreign plans and most church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Code Section 4975, may nevertheless be subject to local, foreign, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel and advisors before deciding to invest in the Units.

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PLAN OF DISTRIBUTION

General

LEX Markets LLC (the “Placement Agent”) will act as the lead placement agent in connection with the offering of the Units pursuant to an engagement letter agreement (the “Engagement Agreement”), the form of which has been filed as Exhibit 1.1 to the offering statement of which this offering circular forms a part. The Placement Agent may engage soliciting brokers (“Soliciting Brokers”) to assist in the distribution of this offering, Neither the Placement Agent nor any Soliciting Broker is obligated to purchase any Units or sell a specific number of Units but will use its commercially reasonable “best efforts” to solicit purchases of the Units. Subscriptions will be made either through the LEX Markets Platform or by completing manual Subscription Agreements, and payment will be made into escrow. The subscription funds paid by investors as part of the subscription process will be held in escrow in accordance with SEC Rule 15c2-4 and will not be released unless and until there is a closing of the offering or the offering is withdrawn or cancelled, Subscription funds deposited using the LEX Markets Platform Method (described in greater detail in Annex A to the Subscription Agreement) will be held in FDIC-insured accounts at banks participating in Apex Clearing Corporation’s cash sweep program. Subscription funds deposited using the Manual Subscription Method (described in greater detail in Annex A to the Subscription Agreement) will be held in an escrow account at Bank of America, N.A. held by Computershare Trust Company, N.A. The Placement Agent will not be responsible for collecting or holding investor funds.

The Placement Agent has advised us that it proposes to offer the Units to the public at the initial public offering price on the cover page of this offering circular. OpCo has agreed to pay the Placement Agent a placement fee equal to 5.0% of the gross proceeds from the sale of the Units in this offering (the “Placement Fee”). The Placement Agent is responsible for compensating any Soliciting Brokers out of its Placement Fee, and the Placement Fee will not be increased as the result of the engagement of any Soliciting Brokers. The Placement Agent has agreed to pay the expenses of this offering, other than the Placement Fee. Accordingly, as described elsewhere throughout this offering circular, this is a “no load” offering and the investors will not be required to pay any organization or offering expenses. OpCo has also agreed to pay the Placement Agent a due diligence fee of $12,000 to cover the costs of third-party due diligence report expenses, which will be paid regardless of whether we receive subscriptions for the Total Minimum Offering Amount by April 30, 2023, but which will be credited toward the placement fee if the placement fee is paid. The due diligence fee will be reimbursed to OpCo to the extent the contemplated third-party due diligence report expenses are not actually incurred if no placement fee is paid.

The offering fees and expenses to be paid by the Placement Agent include the following: (i) fees and disbursements of our legal counsel, accountants, and other professionals we engage; (ii) fees and expenses incurred in the production of offering documents, including design, printing, photograph, and written material procurement costs; (iii) all filing fees, including FINRA and blue sky filing fees; (iv) all of the legal fees related to the registration and qualification of the Units under state securities laws and FINRA’s issuance of a No Objections Letter; and (v) other distribution expenses. In the event the Engagement Agreement with the Placement Agent is terminated for any reason other than because of the Placement Agent’s material failure to provide the services contemplated by the engagement letter agreement, OpCo shall reimburse the Placement Agent for all unreimbursed, reasonable, documented, out-of-pocket fees, expenses, and disbursements, including legal fees. The Placement Agent will be entitled to receive commissions from OpCo in connection with this offering that will vary depending on a variety of factors, including the total amount of capital raised in the offering, provided that commissions payable to the Placement Agent for capital raising activities in connection with this offering shall not exceed 5.0% of the gross proceeds of the Offering, or $269,000. OpCo also has agreed to indemnify the Placement Agent for certain liabilities, including liabilities arising under the Securities Act. The Company is not obligated to reimburse the Placement Agent for any of the offering expenses. As a result, this is a “no load” offering, and the investors will not be required to pay any organization or offering expenses.

Unless sooner withdrawn or canceled by either us or the Placement Agent, this offering will continue until September 30, 2023. The Placement Agent has agreed to comply with the provisions of SEC Rule 15c2-4 as to all funds provided by you for the purchase of the Units. Those funds will be deposited by you into the escrow account described above, where they will stay until a closing or cancellation of this offering. On the closing date for this offering, the funds in the escrow account will be delivered to the Company. If we do not receive subscriptions for the Total Minimum Offering Amount by April 30, 2023, we will cancel this offering and the escrow agents will return promptly all subscription amounts in compliance with Rule 10b-9 under the Exchange Act and in accordance with the terms of the escrow agreement. We reserve the right, in our discretion, to accept or reject orders for the Units, in whole or in part.

Investment Threshold

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov. In addition, we must have reasonable grounds to believe, on the basis of information received, either directly or indirectly, from each investor concerning such investor’s investment objectives, other investments, financial situation and needs, and any other information know by us that: (1) the investor is or will be in a financial position appropriate for it to realize to a significant extent the benefits of the Units as described in this offering circular, (2) the investor has a fair market net worth sufficient to sustain the risk inherent in acquiring the Units, including the complete loss of the investment and the lack of liquidity for the Units and (3) an investment in the Units is otherwise suitable for the investor.

Subscription Process

Procedures for Subscribing

After the offering statement of which this offering circular is a part has been qualified by the SEC, if you decide to subscribe for any Units in this offering, you may purchase Units one of two ways: (1) by opening a brokerage account with LEX Markets and purchasing using the LEX Markets Platform website (the “LEX Markets Platform Method”) or (2) if you are investing at least $50,000, by manually completing the subscription agreement and returning it to LEX Markets LLC at the address provided in the agreement (the “Manual Subscription Method”).

The LEX Markets Subscription Method

LEX Markets LLC operates the LEX Markets Platform located at www.LEX-markets.com. Through the LEX Markets Platform, investors subscribing through the LEX Markets Platform Method can, once they establish an account, browse and screen potential property investments, view details of an investment and sign contractual documents online. After the qualification by the SEC of the offering statement of which this offering circular is a part, this offering will be conducted through the facilities of LEX Markets Platform through which investors will receive, review, execute and deliver subscription agreements electronically as well as make payment of the purchase price for their Units in the form of ACH debit transfer or wire transfer.

The Manual Subscription Method

Investors investing more than $50,000 may elect to invest using their existing brokerage account at another DTC-participant broker without using the LEX Markets Platform. Investors using the Manual Subscription Method must request delivery of the subscription agreement, either through the LEX Markets website or by contacting a registered representative of LEX Markets LLC. The investor must then manually complete and sign the subscription agreement and indicate therein the number of Units it desires to purchase. Once the subscription agreement has been completed, including the name of the investor’s broker and account name and number, it must be delivered by email to a registered representative of LEX Markets LLC. The LEX Markets representative will confirm receipt of the subscription agreement and the funds. At closing, the Transfer Agent will cause the investor’s Units to be deposited in the account specified in the subscription agreement.

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Procedures for Payment

After the qualification by the SEC of the offering statement of which this offering circular is a part, investors can make payment of the purchase price (i) for investors holding or opening brokerage accounts with LEX Markets LLC, by funding that account by automated clearing house (ACH) debit transfer and following the subscription instructions on the LEX Markets website or (ii) for investors investing more than $50,000 through the manual subscription process, who desire to hold their Units at another U.S. brokerage firm, by wiring funds into a segregated non-interest bearing account at Bank of America, N.A. held by Computershare Trust Company until the initial closing date of this offering, which shall occur on the date that the Total Minimum Offering Amount has been raised. See “Plan of Distribution—Subscription Process” On the closing date, the funds in the account will be released to the Company and the associated Units will be issued to the investors in this offering. If there is no closing of this offering, the funds deposited in the escrow account will be returned promptly to the investors, without interest, in compliance with Rule 10b-9 under the Exchange Act.

We will not accept any money until the SEC qualifies the offering statement of which this offering circular constitutes a part.

Investor Representations

You will be required to represent and warrant in your subscription agreement that you are an accredited investor as defined under Rule 501 of Regulation D or that your investment in the Units does not exceed 10% of your net worth or annual income, whichever is greater, if you are a natural person, or 10% of your revenues or net assets, whichever is greater, calculated as of your most recent fiscal year if you are a non-natural person. By completing and executing your subscription agreement you will also acknowledge and represent that you have received a copy of this offering circular, you are purchasing the Units for your own account and that your rights and responsibilities regarding your Units will be governed by the Operating Agreement and Certificate of Formation, each filed as an exhibit to the offering circular. Purchasers of the Units in this offering and subsequent purchasers will be deemed to become party to the Operating Agreement, a copy of the amended and restated form of which is filed as Exhibit 2.3 hereto.

Right to Reject Subscriptions. After you have agreed to the subscription agreement and placed the funds required under the subscription agreement in the specified account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. No funds will be provided to us from your account from rejected subscriptions.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, subject to having achieved the Total Minimum Offering Amount threshold, we will issue the Units subscribed for at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Units.

In order to purchase Units and prior to the acceptance of any funds from an investor, an investor will be required to represent, to our satisfaction, that he or she is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

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Advertising, Sales and other Promotional Materials

In addition to this offering circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, the past performance of the Issuers, property brochures, articles and publications concerning real estate, or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this offering circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Units, these materials will not give a complete understanding of this offering, us or the Units and are not to be considered part of this offering circular. This offering is made only by means of this offering circular, and prospective investors must read and rely on the information provided in this offering circular in connection with their decision to invest in the Units.

LEGAL MATTERS

The validity of the Units offered hereby will be passed upon for the Company by Winston & Strawn LLP.

FINANCIAL STATEMENTS

The balance sheet of One Chestnut Partners LLC as of April 11, 2022 and the related notes to the balance sheet have been included in this offering circular with the Independent Auditors’ Report of Baker Tilly US, LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of One Chestnut Realty LLC, which comprise the balance sheets as of December 31, 2021 and 2020, and the related statements of income, changes in member’s equity and cash flows for the years then ended, and the related notes to the financial statements have been included in this offering circular with the Independent Auditors’ Report of Baker Tilly US, LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

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One Chestnut Partners LLC

(A Delaware Limited Liability Company)

Financial Statements

April 11, 2022

(With Independent Auditors’ Report Thereon)

F-1

One Chestnut Partners LLC

(A Delaware Limited Liability Company)

April 11, 2022

F-2

Independent Auditors’ Report

To the Member of

One Chestnut Partners LLC

Opinion

We have audited the balance sheet of One Chestnut Partners LLC as of April 11, 2022, and the related notes to the balance sheet (financial statement).

In our opinion, the accompanying financial statement presents fairly, in all material respects, the financial position of One Chestnut Partners LLC as of April 11, 2022, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statement section of our report. We are required to be independent of One Chestnut Partners LLC and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of a financial statement that is free from material misstatement, whether due to fraud or error.

In preparing the financial statement, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about One Chestnut Partners LLC’s ability to continue as a going concern within one year after the date that the financial statement is available to be issued.

Auditors’ Responsibilities for the Audit of the Financial Statement

Our objectives are to obtain reasonable assurance about whether the financial statement as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statement.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of One Chestnut Partners LLC’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statement.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about One Chestnut Partners LLC’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings and certain internal control-related matters that we identified during the audit.

Tysons, Virginia

June 16, 2022

Baker Tilly US, LLP trading as Baker Tilly is a member of the global network of Baker Tilly International Ltd., the members of which are separate and independent legal entities.

F-3

One Chestnut Partners LLC

(A Delaware Limited Liability Company)

Balance Sheet

As of April 11, 2022

Assets:
Cash	$250

Total assets	$250

Member’s equity
Common units; 1 unit issued and outstanding	$250

Total liabilities and member’s equity	$250

See notes to financial statements.

F-4

One Chestnut Partners LLC

(A Delaware Limited Liability Company)

Notes to the Balance Sheet

April 11, 2022

NOTE 1	–	ORGANIZATION AND NATURE OF OPERATIONS

One Chestnut Partners LLC (the “Company”) was formed on March 25, 2022, as a Delaware limited liability company and is a partnership for U.S. federal income tax purposes. The Company was organized for the sole purpose of acquiring a membership interest in One Chestnut Realty LLC, a New Hampshire limited liability company (“OpCo”), which purpose is to acquire, develop and operate a commercial building located at One Chestnut Street, Nashua, New Hampshire. The Company is managed by MFD One Chestnut Partners LLC (the “Manager”), which is also the manager of OpCo (“OpCo Manager”).

The Company received its initial capital contribution on April 11, 2022.

The Company intends to file an offering statement on Form 1-A with the U.S. Securities and Exchange Commission (“SEC”) with respect to an offering (the “Offering”) of limited liability company units (“Units”), for an initial offering price of $250 per Unit. As of April 11, 2022, the Company has issued one Unit to the Manager for a purchase price of $250. The Company will remain in existence until liquidated in accordance with the terms of its limited liability company agreement (the “Operating Agreement”).

The Offering is intended to qualify as a “Tier 2” offering pursuant to Regulation A promulgated under the Securities Act of 1933, as amended, or the Securities Act.

The Company’s fiscal year end is December 31st.

NOTE 2	–	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying balance sheet and related notes have been prepared on the accrual basis of accounting and conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and Article 8 of Regulation S-X of the rules and regulations of the SEC.

F-5

One Chestnut Partners LLC

(A Delaware Limited Liability Company)

Notes to the Balance Sheet

April 11, 2022

(Continued)

NOTE 2	–	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Estimates

The preparation of the balance sheet in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the balance sheet and accompanying notes. Actual results could materially differ from those estimates.

Cash

Cash may at times exceed the Federal Deposit Insurance Corporation deposit insurance limit of $250,000 per institution. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

Organizational and Offering Costs

Organizational and offering costs of the Company are being paid on behalf of the Company by LEX Markets LLC (the “Placement Agent”). These organizational and offering costs include all expenses to be paid by the Company in connection with the formation of the Company and the qualification of the Offering. The offering expenses also includes the distribution of Units, including, without limitation, expenses for printing, amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, internet and other telecommunications costs, charges of experts and fees, expenses and taxes related to the filing and qualification of the sale of shares under U.S. federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. OpCo has agreed to pay the Placement Agent a fee equal to 5% of the gross proceeds of the Units sold in the Offering.

This Offering is being made on a “best efforts” basis, which means that no one is committed to purchasing any shares in the Offering. OpCo has engaged the Placement Agent to act as the exclusive placement agent in connection with the Offering. The Placement Agent is not obligated to purchase any shares or sell a specific number of Units, but will use its commercially reasonable “best efforts” to solicit purchases of the Units.

F-6

One Chestnut Partners LLC

(A Delaware Limited Liability Company)

Notes to the Balance Sheet

April 11, 2022

(Continued)

NOTE 2	–	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Taxable Income

Section 7704 of the Internal Revenue Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to as the “Qualifying Income Exception,” exists with respect to publicly traded partnerships of which 90% or more of the gross income for every taxable year consists of “qualifying income.” Qualifying income includes dividends, interest (other than from a financial business), real property rents, gain from the sale of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income.

The Company intends to operate such that it will meet the Qualifying Income Exception in each taxable year and expects not to pay any U.S. federal income tax.

NOTE 3	–	RELATED PARTY TRANSACTIONS

Management

OpCo is solely owned by One Chestnut Investors LLC, which is 10% owned by the Manager. Following the closing of the Offering, the Company intends to acquire an interest in OpCo pursuant to the terms of a contribution agreement.

The Company is organized as a limited liability company that does not have a board of directors. The Manager performs the function of a board of directors. Pursuant to the Operating Agreement, the Manager will have complete and exclusive discretion in the management and control of the Company’s affairs and business, subject to the requirement to obtain consent for certain actions, and shall possess all powers necessary, convenient or appropriate to carrying out the Company’s purposes and business, including doing all things and taking all actions necessary to carry out the terms and provisions of each of the foregoing agreements.

The Manager will not receive any compensation for its services as the managing member of the Company.

F-7

One Chestnut Partners LLC

(A Delaware Limited Liability Company)

Notes to the Balance Sheet

April 11, 2022

(Continued)

NOTE 4	–	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through June 16, 2022, the date the accompanying financial statements were available to be issued.

F-8

One Chestnut Realty LLC

(A New Hampshire Limited Liability Company)

Financial Statements

For the 6 Month Period Ended June 30, 2022

(Unaudited)

F-9

One Chestnut Realty LLC

(A New Hampshire Limited Liability Company)

For the 6 Month Period Ended June 30, 2022

F-10

One Chestnut Realty LLC

(A New Hampshire Limited Liability Company)

Unaudited Balance Sheets

June 30, 2022 and June 30, 2021

	2022	2021

Assets:
Real estate, net	$9,642,920	$9,260,601
Cash	290,224	542,106
Accounts and other receivables, net	50,957	57,489
Prepaid expenses and other assets	151,401	72,541
Deferred rent receivable	293,802	174,167
Deferred leasing costs, net	452,523	456,825
Acquired lease intangibles, net	416,432	465,043

Total assets	$11,298,259	$11,028,771

Liabilities and members’ equity

Liabilities:
Mortgage note payable, net	$7,148,694	$6,955,248
Straight-line rent payable	716,700	724,194
Accounts payable, accrued expenses and other liabilities	162,345	182,203
Accrued interest	18,819	6,081
Prepaid rent	83,373	42,464
Acquired below-market leases, net	924,909	1,032,874

Total liabilities	9,054,840	8,943,063

Commitments and contingencies

Member’s equity	2,243,419	2,085,708

Total liabilities and member’s equity	$11,298,259	$11,028,771

See notes to financial statements.

F-11

One Chestnut Realty LLC

(A New Hampshire Limited Liability Company)

Unaudited Statements of Operations

For the Periods Ending June 30, 2022 and 2021

	2022	2021
Revenues:
Commercial rental income	$1,083,532	$1,017,011
Tenant reimbursement income	99,775	107,310
Other income	2,331	5,052

Total revenues	1,185,637	1,129,373

Expenses:
Depreciation and amortization	242,157	336,622
Utilities	202,906	160,638
Payroll	91,718	86,885
Interest expense	110,840	84,205
Repairs and maintenance	62,528	68,279
Property and other taxes	81,511	95,905
Professional fees	20,575	35,807
Management fees	43,149	39,792
Insurance	41,472	38,258
General and administrative expenses	8,479	9,838

Total expenses	905,334	956,228

Net income	$280,303	$173,145

See notes to financial statements.

F-12

One Chestnut Realty LLC

(A New Hampshire Limited Liability Company)

Unaudited Statements of Member’s Equity

For the Periods Ending June 30, 2022 and 2021

Balance, January 1, 2021	$2,212,561

Distributions to Member	(300,000)

Net income	173,145

Balance, June 30, 2021	2,085,706

Net Income, December 31, 2021	327,410

Distributions to Member	(450,000)

Net income	280,303

Balance, June 30, 2022	$2,243,419

See notes to financial statements.

F-13

One Chestnut Realty LLC

(A New Hampshire Limited Liability Company)

Unaudited Statements of Cash Flows

For the 6 Month Periods Ending June 30, 2022 and 2021

	2022	2021
Cash flows from operating activities:
Net income	$280,303	$173,145
Adjustments to reconcile net loss to net cash provided by operating activities:	-
Allowance for doubtful accounts	-
Depreciation and amortization	242,157	336,621
Amortization of deferred financing costs	10,888	10,888
Amortization of the acquired below-market leases included in rental income	(53,983)	(51,364)
Change in operating assets and liabilities:	-
Accounts and other receivable	55,659	11,480
Prepaid expenses and other assets	487	(361)
Accounts payable, accrued expenses and other liabilities	(328,124)	(9,459)
Deferred rent receivable	-	(71,568)
Straight-line rent payable	(62,130)	(3,747)
Accrued interest	19,209	-
Prepaid rent	-	9,422

Net cash provided by operating activities	164,467	405,058

Cash flows from investing activities:
Additions to real estate	(77,207)	(232,126)
Leasing commissions	(36,554)	(26,636)

Cash used in investing activities	(113,762)	(258,763)

Cash flows from financing activities:
Payments for deferred financing costs	(45,680)	-
Proceeds from mortgage note payable	(24,950)	346,883
Distributions	(150,000)	(300,000)

Net cash used in provided by financing activities	(220,630)	46,883

Net change in cash	(169,924)	193,178

Cash at beginning of year	460,148	348,928

Cash at end of year	$290,224	$542,106

Supplemental disclosures of cash flow information:
Cash paid for interest	$87,784	$73,317

Supplemental disclosure of non-cash investing activities:
Accrued additions to real estate	$11,824	$22,389
Accrued leasing commission	$-	$-

See notes to financial statements.

F-14

One Chestnut Realty LLC

(A New Hampshire Limited Liability Company)

Notes to Unaudited Financial Statements

For the 6 Months Ending June 30, 2022

NOTE 1 –	ORGANIZATION AND NATURE OF OPERATIONS

One Chestnut Realty LLC (the “Company”) was formed on April 25, 2019 as a New Hampshire limited liability company. The term of the Company shall continue indefinitely, unless the Company is earlier dissolved by the occurrence of events more fully described in the limited liability company agreement.

The purpose of the Company is to acquire, develop and operate a commercial building located at One Chestnut Street, Nashua, New Hampshire (the “Property”). The Property is a redeveloped eight-story industrial, office and warehouse/distribution building totaling approximately 425,700 net rentable square feet, including approximately 10,700 square feet of office space, approximately 197,600 square feet of storage/warehouse space and approximately 217,400 square feet of industrial space. The Property, which was originally built in 1915 as an industrial mill and was converted into its current use over the last few decades, is located on approximately 4.46 acres of land. As of June 30, 2022 the Property was approximately 80% leased to over 50 tenants, with lease terms ranging from one to 12 years.

Income, losses and distributions from the Company are allocated 100% to One Chestnut Investors LLC (the “Member”). Manzo Freeman Development LLC (“MFD”) is the manager of the Member, which also acts as the manager of the Company.

A member of a limited liability company is not liable for debts, obligations, or other liabilities of the limited liability company by reason of being such a member.

The Company’s operations and financial performance are subject to certain business risks and uncertainties that include changes in economic conditions, rapid changes in the real estate market, and competition for industrial building in the local marketplace, among others.

NOTE 2 –	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Application of these estimates and assumptions requires the exercise of judgment as to future uncertainties and, as a result, actual results could differ from those estimates.

F-15

One Chestnut Realty LLC

(A New Hampshire Limited Liability Company)

Notes to Unaudited Financial Statements

For the 6 Months Ending June 30, 2022

(Continued)

NOTE 2 –	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash

At various times during the year, the Company has maintained cash balances in excess of federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

Accounts Receivable

Accounts receivables are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to an allowance for doubtful accounts based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written-off through a charge to the allowance and a credit to accounts receivable. At June 30, 2022, the Company considers accounts receivable to be fully collectible. At June 30, 2021, the Company recognized an allowance for doubtful accounts in the amount of $19,680.

Accounting for Real Estate

Real estate is recognized at cost less accumulated depreciation. Betterments, major renovations and certain costs directly related to the improvement of real estate are capitalized. Maintenance and repair expenses are charged to expense as incurred.

Depreciation of an asset begins when it is available for use and is calculated using the straight-line method over the estimated useful lives. Range of useful lives for depreciable assets are as follows:

Category	Term
Building and improvements Tenant improvements	10 – 39 years Shorter of remaining life of lease or useful life

Construction in process includes direct construction costs and other costs related to renovation projects at the Property that have been capitalized but have not been placed in service as of the balance sheet date. Accordingly, depreciation is not computed on these assets. The cost commitment associated with incomplete renovation projects is $0, as of June 30, 2022 and the cost of such projects for the period ending June 30, 2021 was approximately $38,829.

F-16

One Chestnut Realty LLC

(A New Hampshire Limited Liability Company)

Notes to Unaudited Financial Statements

For the 6 Months Ending June 30, 2022

(Continued)

NOTE 2 –	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounting for Real Estate (Continued)

The Company reviews its owned real estate for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If impairment indicators are present, the evaluation may include estimating and reviewing anticipated future undiscounted cash flows to be derived from the asset. Estimating future cash flows is highly subjective and includes an evaluation of factors such as the anticipated cash flows from the Property, which may include rental income from current leases in-place and projected future leases, estimated capital expenditures, and an estimate of proceeds to be realized upon sale of the Property. If such cash flows are less than the asset’s net carrying value, an impairment charge is recognized to earnings to the extent by which the asset’s carrying value exceeds the estimated fair value. The Company’s estimates could differ materially from actual results. The Company did not recognize any impairment losses on long lived assets during the 6 month periods ended June 30, 2022 and June 30, 2021.

Deferred Costs

The Company defers costs incurred associated with the issuance of its debt obligations. Deferred financing costs are presented as deductions from the carrying value of the related debt obligation in the balance sheets and are amortized as a component of interest expense using the straight-line method, which approximates the effective interest method, over the terms of the respective financing agreements.

Deferred leasing costs consist of costs incurred in the successful negotiations of tenant leases, which are amortized on a straight-line basis over the terms of the respective leases. Total accumulated amortization as of June 30, 2022 and June 30, 2021 was $69,318 and $47,543, respectively. The amortization expense for the 6 months ended June 30, 2022 and June 30, 2021 were $10,888 and $10,888, respectively, and are included in depreciation and amortization on the statements of operations.

F-17

One Chestnut Realty LLC

(A New Hampshire Limited Liability Company)

Notes to Unaudited Financial Statements

For the 6 Months Ending June 30, 2022

(Continued)

NOTE 2 –	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Acquired Intangible Assets

Acquired intangible assets include the value of the in-place leases, leasing commissions, and tenant improvement allowances determined at the time of acquisition. In-place leases of $754,768, leasing commissions of $392,895, and tenant improvement allowances of $215,800 were recorded at allocated fair value and are being amortized over the average remaining term of the respective tenant leases. As of June 30, 2022 and 2021, accumulated amortization totaled $947,031 and $898,420, respectively. For the 6 months ended June 30, 2022 and 2021, amortization expense related to the acquired intangible assets was $24,305 and $189,839, respectively. If a lease is terminated prior to its stated expiration, all unamortized amounts relating to the valuation of the lease will be written off.

Future annual amortization of acquired intangible assets as of June 30, 2022 is as follows:

Year ending December 31,
2022	$24,305
2023	48,611
2024	48,611
2025	48,611
2026	48,611
Thereafter	197,682
$440,737

Acquired Below-Market Leases

Acquired below-market leases includes $1,375,337 of inherent value related to the leases in place at the time of acquisition that contained below-market terms, which were reported at their allocated fair value at the time of acquisition and amortized as an increase to rental revenue over the term of the respective tenant leases. For the 6 months ended June 30, 2022 and 2021, amortization of acquired below-market leases totaled $53,983 and $51,364, respectively, which is included in rental income in the accompanying statement of operations. As of June 30, 2022 and 2021, accumulated amortization totaled $450,429 and $342,463, respectively. If a lease is terminated prior to its stated expiration, all unamortized amounts related to the valuation of the lease will be written off.

F-18

One Chestnut Realty LLC

(A New Hampshire Limited Liability Company)

Notes to Unaudited Financial Statements

For the 6 Months Ending June 30, 2022

(Continued)

NOTE 2 –	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Acquired Below-Market Leases (Continued)

Future annual amortization of acquired below-market leases as of June 30, 2022 is as follows:

Year ending December 31,
2022	$(53,983)
2023	(107,966)
2024	(107,966)
2025	(107,966)
2026	(107,966)
Thereafter	(439,061)
$(924,909)

Revenue Recognition

The Company’s revenues are primarily derived from rental income earned under operating leases with tenants, which fall under the scope of Leases (Topic 840). The Company recognizes the effects of any scheduled rent increases, rent abatements and prepayments on a straight-line basis over the term of the lease. This requires that rental income be recognized in equal annual amounts over the term of the lease. Deferred rent receivable represents the cumulative effect of straight-lining leases and is computed as the difference between income accrued on a straight-line basis and contractual rental payments.

On February 21, 2020, the Company entered into a long-term operating lease with a third party for a portion of the rooftop space at the Property, along with all beneficial rights with respect to existing lease agreements associated with the space. If the lessee leases space to any tenants in addition to those currently occupying the premises, the Company shall be entitled to 50 percent of such net revenues, as defined by the lease agreement. The Company received an up-front payment of $750,000 for the rooftop lease, which is being recognized to rental income on a straight-line basis over the 98-year lease term. The remaining deferred rent balance associated with the rooftop lease as of June 30, 2022 was $716,700.

Reimbursement Income

In addition to base rent, lease-related income streams include tenant reimbursement of actual costs incurred for real estate taxes and insurance, tenant reimbursement of costs paid by the Company on behalf of the tenant for budgeted costs related to the operation of the Property, and common area maintenance fees. The majority of the Company’s revenue is derived from commercial rental and related income.

F-19

One Chestnut Realty LLC

(A New Hampshire Limited Liability Company)

Notes to Unaudited Financial Statements

For the 6 Months Ending June 30, 2022

(Continued)

NOTE 2 –	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Reimbursement Income (Continued)

The Company also generates other property-related revenue associated with its leases. Such revenue is recognized in accordance with the transfer of those goods and services, as the related performance obligations are satisfied, at an amount that reflects the consideration to which the Company expects to be entitled for the related goods or services. These revenue streams include other reimbursement of consumption-based costs paid by the Company on behalf of the tenant, such as utilities, which are recognized in revenue over time, throughout the duration of the lease agreement.

Advertising

Advertising and promotion costs are expensed as incurred. Total advertising and promotion expense for the 6 months ended June 30, 2022 and 2021 were $10,494 and $9,031, respectively, and are recognized as a component of other operating expenses on the statements of operations.

Income Taxes

No provision or benefit for income tax has been included in these financial statements because taxable income or loss passes through to, and is reportable by, the member in accordance with the limited liability company agreement.

The tax positions of the Company are assessed to determine whether a tax position is more-likely-than-not to be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. For tax positions meeting the more-likely-than-not threshold, the tax amount recognized in the financial statements is reduced by the largest benefit with a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. The Company has assessed the federal and state tax positions and has concluded that there are no material uncertain tax liabilities to be recognized or disclosed.

F-20

One Chestnut Realty LLC

(A New Hampshire Limited Liability Company)

Notes to Unaudited Financial Statements

For the 6 Months Ending June 30, 2022

(Continued)

NOTE 2 –	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

New Accounting Pronouncement

In February 2016, the Financial Accounting Standards Board (the “FASB”) issued ASU 2016-02, as amended, Leases (Topic 842). ASU 2016-02 requires all lessees to record a lease liability at lease inception, with a corresponding right of use asset, except for short-term leases. Lessor accounting will not be fundamentally changed. Additionally, ASU 2016-02 requires that the Company capitalize, as initial direct costs, only those costs that are incurred due to the execution of a lease. ASU 2016-02 is effective for the Company’s financial statements for the year ending December 31, 2022. The Company is currently evaluating the impact of Topic 842 on its financial statements.

During December 2019, the FASB issued ASU No. 2019-12, Simplifying the Accounting for Income Taxes. ASU No. 2019-12 simplifies the accounting for income taxes by removing certain exceptions to the guidance and amending other aspects of the guidance. Among other changes, the ASU requires that an entity recognize a franchise tax (or similar tax) that is partially based on income as an income-based tax and account for any incremental amount incurred as a non-income-based tax. ASU No. 2019-12 is effective for fiscal years beginning after December 15, 2021, and interim periods within annual periods beginning after December 15, 2022. The Company is assessing the effect the adoption of ASU No. 2019-12 will have on its results of operations, financial position, and cash flows.

F-21

One Chestnut Realty LLC

(A New Hampshire Limited Liability Company)

Notes to Unaudited Financial Statements

For the 6 Months Ending June 30, 2022

(Continued)

NOTE 3 –	REAL ESTATE

Real estate, net consisted of the following as of June 30, 2022 and 2021:

	June 30, 2022	June 30, 2021

Land	$1,612,963	$1,612,963
Building and improvements	7,969,626	7,302,662
Construction in process	0	39,829
Tenant improvements	869,658	741,402

Total real estate	10,452,247	9,696,856

Less accumulated depreciation	(809,326)	(436,255)

Real estate, net	$9,642,920	$9,260,601

Depreciation expense for each of the 6 month periods ended June 30, 2022 and 2021 was $171,599 and $144,262, respectively.

NOTE 4 –	MORTGAGE NOTE PAYABLE

On April 25, 2019, the Company entered into a loan agreement with Middlesex Savings Bank whereby it could borrow up to $7,322,000 to finance the acquisition and improvements of the Property at an interest rate of 30-day London Interbank Offered Rate (LIBOR) plus 200 basis points per annum calculated on a 360-day year (the “Mortgage Note Payable”). The Mortgage Note Payable has a maturity date of April 24, 2029 and the Company is required to maintain a loan to value ratio, as defined by the Mortgage Note Payable, of no greater than 70 percent. The first three years are interest only; thereafter, principal and interest shall be due and payable based upon a thirty-year amortization schedule. The Company is required to maintain a minimum debt service coverage ratio, as defined by the Mortgage Note Payable, of 1.20 to 1.00, which shall be measured and tested annually commencing with fiscal year ending December 31, 2020 and continuing at each fiscal year thereafter.

F-22

One Chestnut Realty LLC

(A New Hampshire Limited Liability Company)

Notes to Unaudited Financial Statements

For the 6 Months Ending June 30, 2022

(Continued)

NOTE 4 –	MORTGAGE NOTE PAYABLE (Continued)

The Mortgage Note Payable is guaranteed by related parties through common ownership for the Guaranteed Obligations, as defined. Prepayment of the Mortgage Note Payable can be made in whole or in part, subject to a 1 percent prepayment penalty during the first three years. The Mortgage Note Payable is secured by the Property.

Interest expense related to the Mortgage Note Payable amounted to $110,839 and $84,204, respectively, for the 6 months ended June 30, 2022 and 2021. At June 30, 2022 and 2021, outstanding principal of $7,297,050 and $7,125,457, respectively, was included in Mortgage Note Payable on the balance sheets.

The components of deferred financing costs as of June 30, 2022 and June 30, 2021 are summarized as follows and are presented as deductions from the Mortgage Note Payable:

	June 30, 2022	June 30, 2021

Deferred financing costs	$234,469	$217,752
Less accumulated amortization	(69,318)	(47,543)

Deferred financing costs, net	$165,073	$170,210

Amortization of deferred financing costs for both of the 6 month periods ended June 30, 2022 and 2021 of $10,888 was included in interest expense on the statements of operations.

The estimated principal payments as of June 30, 2022 for each of the succeeding five years are as follows:

Year ending December 31,
2022	$60,081
2023	104,626
2024	115,428
2025	125,321
2026	133,647
Thereafter	6,758,127
$7,297,230

F-23

One Chestnut Realty LLC

(A New Hampshire Limited Liability Company)

Notes to Unaudited Financial Statements

For the 6 Months Ending June 30, 2022

(Continued)

NOTE 5 –	LEASES

Future minimum rentals to be received under non-cancelable operating leases in effect at June 30,2022 for each of the succeeding five years and thereafter are as follows:

Year ending December 31,
2022	$1,014,220
2023	2,013,215
2024	1,908,300
2025	1,719,469
2026	1,451,793
Thereafter	5,135,399
$13,242,396

The preceding future minimum rental payments do not include option or renewal periods.

Four tenants provided approximately 24%, 15%, 13% and 10%, respectively, of commercial rental income for the period ended June 30, 2022 and approximately 26%, 15%, 14% and 11%, respectively, of the commercial rental income for the period ended June 30, 2021.

NOTE 6 –	RELATED PARTY TRANSACTIONS

Property and Asset Management Fees

The Company engaged MFD to provide property and asset management services and consulting services with respect to the oversight of the Property. Manzo Freeman Development, LLC earns a management fee equal to 4% of annual gross revenues. For the 6 months ended June 30, 2022 and 2021, the Company incurred management fees of $43,149 and $39,792, respectively. Unpaid management fees amounted to $7,190 and $0 as of June 30, 2022 and 2021, respectively, and are included in accounts payable, accrued expenses and other liabilities on the balance sheets.

Construction Fees

MFD earns a construction management fee equal to 5.0% of the Property’s hard construction costs related to any capital or tenant improvement project for which the total project costs exceed $20,000. For the 6 month period ended June 30, 2022 and 2021, construction management fees amounted to $20,042 and $12,082, respectively. The construction management fees were capitalized as a cost of the building. Unpaid construction management fees amounted to $2,464 and $0 as of June 30, 2022 and 2021, respectively, and are included in accounts payable, accrued expenses and other liabilities on the balance sheets.

F-24

One Chestnut Realty LLC

(A New Hampshire Limited Liability Company)

Notes to Unaudited Financial Statements

For the 6 Months Ending June 30, 2022

(Continued)

NOTE 6 –	RELATED PARTY TRANSACTIONS (Continued)

Leasing Commission Fees

MFD earns a leasing commission fee equal to $1.00 per square foot for new leases and/or amendments with tenants whose gross rental rates are $10.00 per square foot or higher, to the extent no tenant broker is involved, and $1.50 per square foot if a tenant broker is involved. For new leases and/or amendments with tenants whose gross rental rate are $9.99 per square foot or less, MFD earns a leasing commission fee equal to $0.50 per square foot, to the extent no tenant broker is involved, and $1.00 per square foot if a tenant broker is involved. As of June 30, 2022 and 2021, all commissions earned had been paid.

NOTE 7 –	COMMITMENTS AND CONTINGENCIES

The extent of the impact of the coronavirus (“COVID-19”) outbreak on the operational and financial performance of the Company’s real estate will depend on future developments, including the duration of the outbreak and the impact of COVID-19 on the financial markets and the overall economy as well as on the overall demand for leased space, including retail establishments, all of which are still highly uncertain and cannot be predicted. If the financial markets and/or the overall economy continue to remain impacted for an extended period, the Company’s results may be materially adversely affected. As of the date of this report, COVID-19 has not had a material impact to the Company’s operations or financial performance as the Company has not experienced any material tenant defaults, early terminations or collection issues, however, any future impacts of COVID-19 are highly uncertain and cannot be predicted.

NOTE 8 –	SUBSEQUENT EVENTS

On August 31, 2022, the Company refinanced its existing term loan facility with Middlesex Bank, for an aggregate borrowing amount of $12,484,000. The first $10,660,000 of this new facility was made available to the Company immediately upon closing, of which $7.28 million was used to retire the remaining outstanding debt with the remainder going toward the buyout and replacement of an existing owner and closing costs. The additional funds totaling $1,824,000 were withheld by the lender to be disbursed at future dates, of which $718,000 will be made available for tenant improvement and leasing costs and $1,106,000 will be made available for capital expenditures. The new debt facility carries a fixed rate of interest for the first five (5) years at 3.25%.

On August 31, 2022, the Company issued a 38.4% membership interest (the “Interest”) in the Company to One Chestnut Partners LLC for $2,750,250 in cash. The Company distributed the proceeds from the issuance of the Interest to the Member.  As a result of the issuance of the Interest and the distribution of the proceeds to the Member, as of August 31, 2022, the Company is owned 61.6% by the Member and 38.4% by One Chestnut Partners LLC.

The Company has evaluated subsequent events through October 14, 2022, the date the financial statements were available to be issued.

F-25

One Chestnut Realty LLC

(A New Hampshire Limited Liability Company)

Financial Statements

For the Years Ended December 31, 2021 and 2020

(With Independent Auditors’ Report Thereon)

F-26

One Chestnut Realty LLC

(A New Hampshire Limited Liability Company)

December 31, 2021 and 2020

F-27

Independent Auditors’ Report

To the Member of

One Chestnut Realty LLC

Opinion

We have audited the financial statements of One Chestnut Realty LLC (the Company), which comprise the balance sheets as of December 31, 2021 and 2020, and the related statements of income, changes in member’s equity and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings and certain internal control-related matters that we identified during the audit.

Tysons, Virginia

June 16, 2022

Baker Tilly US, LLP trading as Baker Tilly is a member of the global network of Baker Tilly International Ltd., the members of which are separate and independent legal entities.

F-28

One Chestnut Realty LLC

(A New Hampshire Limited Liability Company)

Balance Sheets

December 31, 2021 and 2020

	2021	2020

Assets:
Real estate, net	$9,619,092	$9,136,996
Cash	460,148	348,928
Accounts and other receivables, net	52,256	68,968
Prepaid expenses and other assets	89,415	72,180
Deferred rent receivable	235,419	102,599
Deferred leasing costs, net	498,655	468,450
Acquired lease intangibles, net	440,737	654,880

Total assets	$11,395,722	$10,853,001

Liabilities and member’s equity

Liabilities:
Mortgage note payable, net	$7,145,961	$6,597,476
Straight-line rent payable	720,447	727,940
Accounts payable, accrued expenses and other liabilities	391,642	191,662
Accrued interest	6,651	6,082
Prepaid rent	39,013	33,042
Acquired below-market leases, net	978,891	1,084,238

Total liabilities	9,282,605	8,640,440

Commitments and contingencies

Member’s equity	2,113,117	2,212,561

Total liabilities and member’s equity	$11,395,722	$10,853,001

F-29

One Chestnut Realty LLC

(A New Hampshire Limited Liability Company)

Statements of Income

For the Years Ended December 31, 2021 and 2020

	2021	2020
Revenues:
Commercial rental income	$2,086,090	$1,901,186
Tenant reimbursement income	225,574	171,273
Other income	35,807	10,792

Total revenues	2,347,471	2,083,251

Expenses:
Depreciation and amortization	604,302	647,377
Utilities	311,991	252,832
Payroll	180,669	185,136
Interest expense	171,537	188,772
Repairs and maintenance	162,668	139,959
Property and other taxes	161,283	134,319
Professional fees	97,727	79,210
Management fees	80,869	74,580
Insurance	73,435	74,547
General and administrative expenses	2,434	41,217

Total expenses	1,846,915	1,817,949

Net income	$500,556	$265,302

F-30

One Chestnut Realty LLC

(A New Hampshire Limited Liability Company)

Statements of Member’s Equity

For the Years Ended December 31, 2021 and 2020

Balance, January 1, 2020	$2,997,259

Distributions to Member	(1,050,000)

Net income	265,302

Balance, December 31, 2020	2,212,561

Distributions to Member	(600,000)

Net income	500,556

Balance, December 31, 2021	$2,113,117

F-31

One Chestnut Realty LLC

(A New Hampshire Limited Liability Company)

Statements of Cash Flows

For the Years Ended December 31, 2021 and 2020

	2021	2020
Cash flows from operating activities:
Net income	$500,556	$265,302
Adjustments to reconcile net income to net cash provided by operating activities:
Allowance for doubtful accounts	(15,480)	15,480
Depreciation and amortization	604,302	647,377
Amortization of deferred financing costs	21,775	21,775
Amortization of the acquired below-market leases included in rental income	(105,347)	(149,551)
Change in operating assets and liabilities:
Accounts and other receivable	32,193	(4,055)
Prepaid expenses and other assets	(17,234)	(4,457)
Accounts payable, accrued expenses and other liabilities	60,234	(156,029)
Deferred rent receivable	(132,820)	(78,695)
Straight-line rent payable	(7,494)	727,940
Accrued interest	570	(3,761)
Prepaid rent	5,971	(2,835)

Net cash provided by operating activities	947,226	1,278,491

Cash flows from investing activities:
Additions to real estate	(655,970)	(784,122)
Leasing commissions	(106,745)	(138,775)

Cash used in investing activities	(762,715)	(922,897)

Cash flows from financing activities:
Payments for deferred financing costs	(16,717)	-
Proceeds from mortgage note payable	543,426	666,608
Distributions	(600,000)	(1,050,000)

Net cash used in provided by financing activities	(73,291)	(383,392)

Net change in cash	111,220	(27,798)

Cash at beginning of year	348,928	376,726

Cash at end of year	$460,148	$348,928

Supplemental disclosures of cash flow information:
Cash paid for interest	$149,193	$170,759

Supplemental disclosure of non-cash investing activities:
Accrued additions to real estate	$147,792	$11,327
Accrued leasing commission	$35,856	$32,578

F-32

One Chestnut Realty LLC

(A New Hampshire Limited Liability Company)

Notes to Financial Statements

December 31, 2021 and 2020

NOTE 1	–	ORGANIZATION AND NATURE OF OPERATIONS

One Chestnut Realty LLC (the “Company”) was formed on April 25, 2019 as a New Hampshire limited liability company. The term of the Company shall continue indefinitely, unless the Company is earlier dissolved by the occurrence of events more fully described in the limited liability company agreement.

The purpose of the Company is to acquire, develop and operate a commercial building located at One Chestnut Street, Nashua, New Hampshire (the “Property”). The Property is a redeveloped eight-story industrial, office and warehouse/distribution building totaling approximately 425,600 net rentable square feet, including approximately 33,400 square feet of flex office space, approximately 100,600 square feet of industrial/manufacturing space and approximately 291,600 square feet of storage/warehouse space. The Property, which was originally built in 1915 as an industrial mill and was converted into its current use over the last few decades, is located on approximately 4.46 acres of land. As of December 31, 2021, the Property was approximately 82% leased to over 50 tenants, with lease terms ranging from 1 to 12 years.

Income, losses and distributions from the Company are allocated 100% to One Chestnut Investors LLC (the “Member”). MFD One Chestnut Partners LLC is the manager of the Member, which also acts as the manager of the Company.

A member of a limited liability company is not liable for debts, obligations or other liabilities of the limited liability company by reason of being such a member.

The Company’s operations and financial performance are subject to certain business risks and uncertainties that include changes in economic conditions, rapid changes in the real estate market, and competition for industrial building in the local marketplace, among others.

NOTE 2	–	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting and conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Application of these estimates and assumptions requires the exercise of judgment as to future uncertainties and, as a result, actual results could differ from those estimates.

F-33

One Chestnut Realty LLC

(A New Hampshire Limited Liability Company)

Notes to Financial Statements

December 31, 2021 and 2020

(Continued)

NOTE 2	–	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash

At various times during the year, the Company has maintained cash balances in excess of federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

Accounts Receivable

Accounts receivables are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to an allowance for doubtful accounts based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written-off through a charge to the allowance and a credit to accounts receivable. At December 31, 2021, the Company considers accounts receivable to be fully collectible. At December 31, 2020, the Company recognized an allowance for doubtful accounts in the amount of $15,480.

Accounting for Real Estate

Real estate is recognized at cost less accumulated depreciation. Betterments, major renovations and certain costs directly related to the improvement of real estate are capitalized. Maintenance and repair expenses are charged to expense as incurred.

Depreciation of an asset begins when it is available for use and is calculated using the straight-line method over the estimated useful lives. Range of useful lives for depreciable assets are as follows:

Category	Term
Building and improvements Tenant improvements	10 – 39 years Shorter of remaining life of lease or useful life

Construction in process includes direct construction costs and other costs related to renovation projects at the Property that have been capitalized but have not been placed in service as of the balance sheet date. Accordingly, depreciation is not computed on these assets. The cost commitment associated with the renovation project is approximately $66,750, as of December 31, 2021.

F-34

One Chestnut Realty LLC

(A New Hampshire Limited Liability Company)

Notes to Financial Statements

December 31, 2021 and 2020

(Continued)

NOTE 2	–	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounting for Real Estate (Continued)

The Company reviews its owned real estate for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If impairment indicators are present, the evaluation may include estimating and reviewing anticipated future undiscounted cash flows to be derived from the asset. Estimating future cash flows is highly subjective and includes an evaluation of factors such as the anticipated cash flows from the Property, which may include rental income from current leases in-place and projected future leases, estimated capital expenditures, and an estimate of proceeds to be realized upon sale of the Property. If such cash flows are less than the asset’s net carrying value, an impairment charge is recognized to earnings to the extent by which the asset’s carrying value exceeds the estimated fair value. The Company’s estimates could differ materially from actual results. The Company did not recognize any impairment losses on long lived assets during the years ended December 31, 2021 and 2020.

Deferred Costs

The Company defers costs incurred associated with the issuance of its debt obligations. Deferred financing costs are presented as deductions from the carrying value of the related debt obligation in the balance sheets and are amortized as a component of interest expense using the straight-line method, which approximates the effective interest method, over the terms of the respective financing agreements.

Deferred leasing costs consist of costs incurred in the successful negotiations of tenant leases, which are amortized on a straight-line basis over the terms of the respective leases. Total accumulated amortization as of December 31, 2021 and 2020 were $121,405 and $41,587, respectively. The amortization expense for the years ended December 31, 2021 and 2020 were $79,818 and $37,441, respectively, and are included in depreciation and amortization on the accompanying statements of income.

F-35

One Chestnut Realty LLC

(A New Hampshire Limited Liability Company)

Notes to Financial Statements

December 31, 2021 and 2020

(Continued)

NOTE 2	–	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Acquired Intangible Assets

Acquired intangible assets include the value of the in-place leases, leasing commissions, and tenant improvement allowances determined at the time of acquisition. In-place leases of $754,768, leasing commissions of $392,895, and tenant improvement allowances of $215,800 were recorded at allocated fair value and are being amortized over the average remaining term of the respective tenant leases. As of December 31, 2021 and 2020, accumulated amortization totaled $922,726 and $708,582, respectively. For the years ended December 31, 2021 and 2020, amortization expense related to the acquired intangible assets was $214,144 and $400,901, respectively. If a lease is terminated prior to its stated expiration, all unamortized amounts relating to the valuation of the lease will be written off.

Future annual amortization of acquired intangible assets as of December 31,2021 is as follows:

Year ending December 31,
2022	$48,611
2023	48,611
2024	48,611
2025	48,611
2026	48,611
Thereafter	197,682
$440,737

Acquired Below-Market Leases

Acquired below-market leases includes $1,375,337 of inherent value related to the leases in place at the time of acquisition that contained below-market terms, which were reported at their allocated fair value at the time of acquisition and amortized as an increase to rental revenue over the term of the respective tenant leases. For the years ended December 31, 2021 and 2020, amortization of acquired below-market leases totaled $105,347 and $149,551, respectively, which is included in rental income in the accompanying statements of income. As of December 31, 2021 and 2020, accumulated amortization totaled $396,446 and $291,099, respectively. If a lease is terminated prior to its stated expiration, all unamortized amounts related to the valuation of the lease will be written off.

F-36

One Chestnut Realty LLC

(A New Hampshire Limited Liability Company)

Notes to Financial Statements

December 31, 2021 and 2020

(Continued)

NOTE 2	–	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Acquired Below-Market Leases (Continued)

Future annual amortization of acquired below-market leases as of December 31, 2021 is as follows:

Year ending December 31,
2022	$(107,966)
2023	(107,966)
2024	(107,966)
2025	(107,966)
2026	(107,966)
Thereafter	(439,061)
$(978,891)

Revenue Recognition

The Company’s revenues are primarily derived from rental income earned under operating leases with tenants, which fall under the scope of Leases (Topic 840). The Company recognizes the effects of any scheduled rent increases, rent abatements and prepayments on a straight-line basis over the term of the lease. This requires that rental income be recognized in equal annual amounts over the term of the lease. Deferred rent receivable represents the cumulative effect of straight-lining leases and is computed as the difference between income accrued on a straight-line basis and contractual rental payments.

On February 21, 2020, the Company entered into a long-term operating lease with a third party for a portion of the rooftop space at the Property, along with all beneficial rights with respect to existing lease agreements associated with the space. If the lessee leases space to any tenants in addition to those currently occupying the premises, the Company shall be entitled to 50% of such net revenues, as defined by the lease agreement. The Company received an up-front payment of $750,000 for the rooftop lease, which is being recognized to rental income on a straight-line basis over the 98-year lease term.

Reimbursement Income

In addition to base rent, lease-related income streams include tenant reimbursement of actual costs incurred for real estate taxes and insurance, tenant reimbursement of costs paid by the Company on behalf of the tenant for budgeted costs related to the operation of the Property, and common area maintenance fees. The majority of the Company’s revenue is derived from commercial rental and related income.

F-37

One Chestnut Realty LLC

(A New Hampshire Limited Liability Company)

Notes to Financial Statements

December 31, 2021 and 2020

(Continued)

NOTE 2	–	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Reimbursement Income (Continued)

The Company also generates other property-related revenue associated with its leases. Such revenue is recognized in accordance with the transfer of those goods and services, as the related performance obligations are satisfied, at an amount that reflects the consideration to which the Company expects to be entitled for the related goods or services. These revenue streams include other reimbursement of consumption-based costs paid by the Company on behalf of the tenant, such as utilities, which are recognized in revenue over time, throughout the duration of the lease agreement.

Advertising

Advertising and promotion costs are expensed as incurred. Total advertising and promotion expense for the years ended December 31, 2021 and 2020 were $18,358 and $7,142, respectively, and are recognized as a component of professional fees on the accompanying statements of income.

Income Taxes

No provision or benefit for income tax has been included in these financial statements because taxable income or loss passes through to, and is reportable by, the member in accordance with the limited liability company agreement.

The tax positions of the Company are assessed to determine whether a tax position is more-likely-than-not to be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. For tax positions meeting the more-likely-than-not threshold, the tax amount recognized in the accompanying financial statements is reduced by the largest benefit with a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. The Company has assessed the federal and state tax positions and has concluded that there are no material uncertain tax liabilities to be recognized or disclosed.

F-38

One Chestnut Realty LLC

(A New Hampshire Limited Liability Company)

Notes to Financial Statements

December 31, 2021 and 2020

(Continued)

NOTE 2	–	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

New Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, as amended, Leases (Topic 842). ASU No. 2016-02 requires all lessees to record a lease liability at lease inception, with a corresponding right of use asset, except for short-term leases. Lessor accounting will not be fundamentally changed. Additionally, ASU No. 2016-02 requires that the Company capitalize, as initial direct costs, only those costs that are incurred due to the execution of a lease. ASU No. 2016-02 is effective for the Company’s financial statements for the year ending December 31, 2022. The Company is currently evaluating the impact of Topic 842 on its financial statements.

During December 2019, the FASB issued ASU No. 2019-12, Simplifying the Accounting for Income Taxes. ASU No. 2019-12 simplifies the accounting for income taxes by removing certain exceptions to the guidance and amending other aspects of the guidance. Among other changes, the ASU requires that an entity recognize a franchise tax (or similar tax) that is partially based on income as an income-based tax and account for any incremental amount incurred as a non-income-based tax. ASU No. 2019-12 is effective for fiscal years beginning after December 15, 2021, and interim periods within annual periods beginning after December 15, 2022. The Company is assessing the effect the adoption of ASU No. 2019-12 will have on its results of operations, financial position, and cash flows.

During March 2020, the FASB issued ASU No. 2020-04, Facilitation of the Effects of Reference Rate Reform on Financial Reporting. ASU No. 2020-04 provides optional expedients and exceptions for applying U. S. GAAP to contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform, if certain criteria are met. Entities may elect the optional expedients and exceptions included in ASU No. 2020-04 as of March 12, 2020 and through December 31, 2022. The Company is currently assessing the effect that electing the optional expedients and exceptions included in ASU No. 2020-04 would have on its results of operations, financial position and cash flows.

NOTE 3	–	REAL ESTATE

Real estate, net consisted of the following as of December 31, 2021 and 2020:

	2021	2020

Land	$1,612,963	$1,612,963
Building and improvements	7,368,040	7,187,375
Construction in process	457,546	11,326
Tenant improvements	818,616	653,065

Total real estate	10,257,165	9,464,729

Less accumulated depreciation	(638,073)	(327,733)

Real estate, net	$9,619,092	$9,136,996

Depreciation expense for each of the years ended December 31, 2021 and 2020 was $310,340 and $209,035, respectively.

NOTE 4	–	MORTGAGE NOTE PAYABLE

On April 25, 2019, the Company entered into a loan agreement with Middlesex Savings Bank whereby it could borrow up to $7,322,000 to finance the acquisition and improvements of the Property at an interest rate of 30-day London Interbank Offered Rate (LIBOR) plus 200 basis points per annum calculated on a 360-day year (the “Mortgage Note Payable”). The Mortgage Note Payable has a maturity date of April 24, 2029 and the Company is required to maintain a loan to value ratio, as defined by the Mortgage Note Payable, of no greater than 70%. The first three years are interest only; thereafter, principal and interest shall be due and payable based upon a 30-year amortization schedule. The Company is required to maintain a minimum debt service coverage ratio, as defined by the Mortgage Note Payable, of 1.20 to 1.00, which shall be measured and tested annually commencing with fiscal year ending December 31, 2020 and continuing at each fiscal year thereafter.

F-39

One Chestnut Realty LLC

(A New Hampshire Limited Liability Company)

Notes to Financial Statements

December 31, 2021 and 2020

(Continued)

NOTE 4	–	MORTGAGE NOTE PAYABLE (Continued)

The Mortgage Note Payable is guaranteed by related parties through common ownership for the Guaranteed Obligations, as defined. Prepayment of the Mortgage Note Payable can be made in whole or in part, subject to a 1% prepayment penalty during the first three years. The Mortgage Note Payable is secured by the Property.

Interest expense related to the Mortgage Note Payable amounted to $149,762 and $166,997, respectively, for the years ended December 31, 2021 and 2020. At December 31, 2021 and 2020, $7,322,000 and $6,778,574, respectively, was included in Mortgage Note Payable on the accompanying balance sheets.

The components of deferred financing costs as of December 31, 2021 and 2020 are summarized as follows and are presented as deductions from the Mortgage Note Payable:

	2021	2020

Deferred financing costs	$234,469	$217,752
Less accumulated amortization	(58,430)	(36,655)

Deferred financing costs, net	$176,039	$181,097

Amortization of deferred financing costs for both the years ended December 31, 2021 and 2020 of $21,775 was included in interest expense on the accompanying statements of income.

The estimated principal payments as of December 31, 2021 for each of the succeeding five years are as follows:

Year ending December 31,
2022	$85,031
2023	104,626
2024	115,428
2025	125,321
2026	133,467
Thereafter	6,758,127
$7,322,000

NOTE 5	–	LEASES

Future minimum rentals to be received under non-cancelable operating leases in effect at December 31, 2021 for each of the succeeding five years and thereafter are as follows:

Year ending December 31,
2022	$1,935,964
2023	1,816,286
2024	1,644,437
2025	1,527,921
2026	1,360,539
Thereafter	4,763,645
$13,048,792

The preceding future minimum rental payments do not include option or renewal periods.

Four tenants provided approximately 29%, 16%, 14% and 12%, respectively, of commercial rental income for the period ended December 31, 2021 and approximately 26%, 16%, 14% and 10%, respectively, of the commercial rental income for the period ended December 31, 2020.

F-40

One Chestnut Realty LLC

(A New Hampshire Limited Liability Company)

Notes to Financial Statements

December 31, 2021 and 2020

(Continued)

NOTE 6	–	RELATED PARTY TRANSACTIONS

Property and Asset Management Fees

The Company engaged Manzo Freeman Development LLC (MFD), an affiliate of MFD One Chestnut Partners LLC, to provide property and asset management services and consulting services with respect to the oversight of the Property. MFD earns a management fee equal to 4% of annual gross revenues. For the years ended December 31, 2021 and 2020, the Company incurred management fees of $80,869 and $74,580, respectively. Unpaid management fees amounted to $7,739 and $0 as of December 31, 2021 and 2020, respectively, and are included in accounts payable, accrued expenses and other liabilities on the accompanying balance sheets.

Construction Fees

MFD earns a construction management fee equal to 5.0% of the Property’s hard construction costs related to any capital or tenant improvement project for which the total project costs exceed $20,000. For the years ended December 31, 2021 and 2020, construction management fees amounted to $27,605 and $39,866, respectively. The construction management fees were capitalized as a cost of the building. Unpaid construction management fees amounted to $0 and $1,555 as of December 31, 2021 and 2020, respectively, and are included in accounts payable, accrued expenses and other liabilities on the accompanying balance sheets.

Leasing Commission Fees

MFD earns a leasing commission fee equal to $1.00 per square foot for new leases and/or amendments with tenants whose gross rental rates are $10.00 per square foot or higher, to the extent no tenant broker is involved, and $1.50 per square foot if a tenant broker is involved. For new leases and/or amendments with tenants whose gross rental rate are $9.99 per square foot or less, MFD earns a leasing commission fee equal to $0.50 per square foot, to the extent no tenant broker is involved, and $1.00 per square foot if a tenant broker is involved. Unpaid leasing commission fees amounted to $35,856 and $32,578 as of December 31, 2021 and 2020, respectively, and are included in accounts payable, accrued expenses and other liabilities on the accompanying balance sheets.

NOTE 7	–	COMMITMENTS AND CONTINGENCIES

The extent of the impact of the coronavirus (“COVID-19”) outbreak on the operational and financial performance of the Company’s real estate will depend on future developments, including the duration of the outbreak and the impact of COVID-19 on the financial markets and the overall economy as well as on the overall demand for leased space, including retail establishments, all of which are still highly uncertain and cannot be predicted. If the financial markets and/or the overall economy continue to remain impacted for an extended period, the Company’s results may be materially adversely affected. As of the date of this report, COVID-19 has not had a material impact to the Company’s operations or financial performance as the Company has not experienced any material tenant defaults, early terminations or collection issues, however, any future impacts of COVID-19 are highly uncertain and cannot be predicted.

NOTE 8	–	SUBSEQUENT EVENTS

On March 25, 2022, the Company entered into a loan commitment with Middlesex Savings Bank to refinance the existing Mortgage Note Payable (Note 4) for up to $12,484,000. The loan commitment expires June 30, 2022.

The Company has evaluated subsequent events through June 16, 2022, the date the accompanying financial statements were available to be issued.

F-41

PART III – EXHIBITS

Item 16. Index to Exhibits and Item 17. Description of Exhibits

Exhibit No.	Description of Exhibit

1.1	Engagement Letter with LEX Markets LLC*
2.1	Certificate of Formation of One Chestnut Partners LLC*
2.2	Certificate of Formation of One Chestnut Realty LLC*
2.3	Form of Amended and Restated Operating Agreement of One Chestnut Partners LLC*
2.4	Form of Amended and Restated Operating Agreement of One Chestnut Realty LLC*
4.1	Form of Subscription Agreement*
6.1	Form of Contribution Agreement*
6.2	Form of Issuer Servicing Agreement*
6.3	Form of Escrow Agreement*
6.4	Extra Space Storage Lease Agreement*
6.5	Alternative Logistics Lease Agreement*
6.6	Colonial Electronic Manufacturers Lease Agreement*
6.7	Critical Process Filtration Lease Agreement*
6.8	Amended and Restated Property Management Agreement*
11.1	Consent of Baker Tilly US, LLP**
11.2	Consent of Winston & Strawn LLP (included in Exhibit 12.1)*
11.3	Consent of Archstone Appraisal Group*
12.1	Opinion of Winston & Strawn LLP*
13.1	Testing the Waters materials*

*Previously filed.

** Filed herewith

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Massachusetts, on October 17, 2022.

ONE CHESTNUT PARTNERS LLC

By:	/s/ Michael K. Manzo
Name:	Michael K. Manzo
Title:	Manager

ONE CHESTNUT REALTY LLC

By:	/s/ Michael K. Manzo
Name:	Michael K. Manzo
Title:	Manager

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael K. Manzo his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-qualification amendments) to this offering statement together with all schedules and exhibits thereto under the Securities Act of 1933, as amended, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to this offering statement or any such amendment under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

This offering statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael K. Manzo	Manager	October 17, 2022

/s/ Michael K. Manzo	President (Principal Executive Officer)	October 17, 2022

/s/ Alison Freeman	Chief Financial Officer	October 17, 2022
(Principal Financial Officer and Principal Accounting Officer)